As filed with the Securities and Exchange Commission on May 6, 1997 and Amended
               on May 14, 1997, May 28, 1997 and July __, 1997.
                                                   Registration No. ____________

          SECURITIES AND EXCHANGE COMMISSION - WASHINGTON, D.C. 20549
                               __________________

       FORM S-11 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 3

             MANDATORY RENTAL POOL AT THE WILDERNESS HOTEL & RESORT WITH 133 HOTEL CONDOMINIUM UNITS TO BE BUILT IN TWO PHASES

                       WILDERNESS DEVELOPMENT CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)

                              511 E. ADAMS STREET
                           WISCONSIN DELLS, WI  53965
                                 (608) 253-9729
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                THOMAS J. LUCKE
                              511 E. ADAMS STREET
                           WISCONSIN DELLS, WI  53965
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
               TIMOTHY C. SWEENEY, ESQ.\PATRICK S. SWEENEY, ESQ.
                            SWEENEY & SWEENEY, S.C.
                          440 SCIENCE DRIVE, 4TH FLOOR
                               MADISON, WI  53711
                                (608) 238-4444

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  AS SOON AS
        PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                             TOTAL COMBINED PHASES

=====================================================================================================================
  TITLE OF EACH CLASS        AMOUNT OF        PROPOSED MAXIMUM                   PROPOSED                AMOUNT OF
  OF SECURITIES BEING        UNITS BEING      OFFERING PRICE                     MAXIMUM AGGREGATE       REGISTRATION
  REGISTERED                 REGISTERED       PER UNIT*                          OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------------------------------
  HOTEL CONDOMINIUM UNITS    133              $114,900.00 (A, PHASE I)           $18,987,700.00          $5,691.31
                                              $217,900.00 (F, PHASE II)
=====================================================================================================================

THESE UNITS ARE BEING OFFERED ON A BEST EFFORT BASIS BY THE REGISTRANT.

*SEE TABLE ON PAGE (III).

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. IF THE FILING FEE IS CALCULATED PURSUANT TO RULE 457(O) UNDER THE SECURITIES ACT, ONLY THE TITLE OF THE CLASS OF SECURITIES TO BE REGISTERED, THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE FOR THAT CLASS OF SECURITIES AND THE AMOUNT OF REGISTRATION FEE NEED TO APPEAR IN THE CALCULATION OF REGISTRATION FEE TABLE. ANY DIFFERENCE BETWEEN THE DOLLAR AMOUNT OF SECURITIES REGISTERED FOR SUCH OFFERINGS AND THE DOLLAR AMOUNT OF SECURITIES SOLD MAY BE CARRIED FORWARD ON A FUTURE REGISTRATION STATEMENT PURSUANT TO RULE 429 UNDER THE SECURITIES ACT.

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]______________________
         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]______
         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]____________________________

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

         (1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT:

         (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933;

         (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT. NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN VOLUME OF SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR HIGH END OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B) (Section 230.424(B) OF THIS CHAPTER) IF, IN THE AGGREGATE, THE CHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN A 20% CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE "CALCULATION OF REGISTRATION FEE" TABLE IN THE EFFECTIVE REGISTRATION STATEMENT.

         (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT;

         (2) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

         (3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

                        COST OF UNITS IN PHASES I AND II

  =================================================================================================================
  Description of       Initial Prices                       Phase I              Phase II # of        Maximum # of
  Unit                 Phase I          Phase II Prices     # of Units           Units                Units
  -----------------------------------------------------------------------------------------------------------------
  Type A-1 Unit        $114,900.00       $124,900.00         8                    10                   18
  -----------------------------------------------------------------------------------------------------------------
  Type A-Unit          $120,900.00       $130,900.00         10                   10                   20
  -----------------------------------------------------------------------------------------------------------------
  Type B-1 Unit        $128,900.00       $138,900.00         4                    5                    9
  -----------------------------------------------------------------------------------------------------------------
  Type B Unit          $131,900.00       $141,900.00         5                    5                    10
  -----------------------------------------------------------------------------------------------------------------
  Type C-1 Unit        $130,900.00       $140,900.00         9                    12                   21
  -----------------------------------------------------------------------------------------------------------------
  Type C Unit          $136,900.00       $146,900.00         7                    12                   19
  -----------------------------------------------------------------------------------------------------------------
  Type D-1 Unit        $145,900.00       $155,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type D Unit          $148,900.00       $158,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type E Unit          $192,900.00       $202,900.00         4                    4                    8
  -----------------------------------------------------------------------------------------------------------------
  Type F Unit          $207,900.00       $217,900.00         2                    2                    4
  -----------------------------------------------------------------------------------------------------------------
  Type G               $182,900.00       $192,900.00         2                    0                    2
  -----------------------------------------------------------------------------------------------------------------
  Type H               $177,900.00       $187,900.00         2                    0                    2
  =================================================================================================================

PRICES FOR THE UNITS ARE OFFERED PURSUANT TO THE PRICING SCHEDULE CONTAINED IN THE PROSPECTUS AND PRICES ARE NOT, AT THIS TIME, NEGOTIABLE. THE COMPANY, HOWEVER, RESERVES THE RIGHT TO CHANGE PRICES AT ANY TIME. HOWEVER, IF ANY CHANGE IN PRICE OR ANY OTHER MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY SHALL OCCUR DURING THE TIME WHEN A COPY OF THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THE COMPANY WILL AMEND OR SUPPLEMENT THIS PROSPECTUS TO REFLECT SUCH CHANGE. PURSUANT TO RULE 424(b) AND 430A OF REGULATION C.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AGENCY NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO

THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

ALL NET PROCEEDS SHALL BE PAYABLE TO THE COMPANY OR ITS ASSIGNS.

REFER TO RISK FACTOR SECTION PAGE 7 OF PROSPECTUS SUMMARY, PRINCIPAL RISK FACTOR, PROSPECTUS SUMMARY PAGE 4.

SEE RISK FACTOR DISCLOSED ON COVER SHEET PAGES (iii)-(ix), (xii)-(xvii).

                          POTENTIAL SALES COMMISSIONS

                        Average Total Price                                         Average and Total
                               to                     Average and Total                   Proceeds
                           Public (1)(2)             Sales Commission (3)             to Company (4)
-----------------------------------------------------------------------------------------------------
 Per Unit                    142,764.00                     8,565.88                   134,198.79

 Total                    18,987,700.00                 1,139,262.00                17,848,439.00
-----------------------------------------------------------------------------------------------------

         SALES COMMISSIONS WILL ONLY BE PAID IN THE EVENT A SALE IS PROCURED BY A LICENSED, QUALIFIED (PURSUANT TO SECTION 15(a) OF THE SECURITIES EXCHANGE ACT OF 1934) AND/OR EXEMPT INDIVIDUAL OR ENTITY (PURSUANT TO RULE 33(a)4-1 OF THE SECURITIES EXCHANGE ACT OF 1934). IN THE EVENT THE COMPANY AND/OR ITS EMPLOYEES, OFFICERS AND/OR DIRECTORS PROCURE A SALE, NO COMPENSATION SHALL BE PAID TO THE INDIVIDUAL OR THE COMPANY.

(1) Represents an arithmetic average of the various initial Offering prices of the 133 Units offered in two separate Phases pursuant to the terms of this Offering and assumes the later Phases of the project will be completed (see "THE OFFERING - Purchase Prices," page 31).

(2) The price of the furnishings in a Unit is included in the price of the Unit.

(3) Assumes payment of a commission of up to 6% of the aggregate Offering price of the Units--(see "THE OFFERING - Purchase Prices," page 31).

(4) Before deducting expenses of the public Offering estimated at $250,000.00 (or an average of $1,880.00 per Unit if all Units are sold) all of which will be paid by the Company out of contributed Company capital and the proceeds of this Offering.

                       WILDERNESS DEVELOPMENT CORPORATION

         Showing location in Prospectus of information required to be included in Prospectus in response to items of Form S-11.

         ITEM NUMBER AND CAPTION                   HEADING IN PROSPECTUS
         -----------------------                   ---------------------
1.       Forepart of Registration Statement and             Cover Page of Prospectus
         Outside Front Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages
         of Prospectus                                      Outside Back Cover of Prospectus

3.       Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges                 Summary; Risk Factors

4.       Determination of Offering Price                    Determination of Offering Price

5.       Dilution                                           Not Applicable

6.       Selling Security Holders                           Not Applicable

7.       Plan of Distribution                               Plan of Distribution

8.       Use of Proceeds                                    Use of Proceeds

9.       Selected Financial Data                            Audited Financial Statements of
                                                            the Company

10.      Management's Discussion and Analysis of            Management's Discussion and Analysis of Financial
         Financial Condition and Results of                 Condition and Results of Operations
         Operations

11.      General Information as to Registrant               The Company

12.      Policy with Respect to Certain Activities          The Company

13.      Investment Policies of Registrant                  Not Applicable

14.      Description of Real Estate                         Description of Wilderness Resort & Hotel

15.      Operating Data                                     Not Applicable

16.      Tax Treatment of Registrant and its                Certain Federal Income Tax Considerations; Certain
         Security Holders                                   Wisconsin Tax Matters




17.      Market Price of and Dividends on the               Not Applicable
         Registrant's Common Equity and Related
         Stockholder Matters

18.      Description of Registrant's Securities             The Units

19.      Legal Proceedings                                  Legal Matters

20.      Security Ownership of Certain Beneficial           Management
         Owners and Management

21.      Directors and Executive Officers                   Management

22.      Executive Compensation                             Management Remuneration and Certain Transactions


23.      Certain Relationships and Related                  Risk Factors and Conflicts of Interest
         Transactions

24.      Selection, Management and Custody of               Management Remuneration and Certain Transactions
         Registrant's Investments

25.      Policies with Respect to Certain                   Risk Factors and Conflicts of Interest
         Transactions

26.      Limitations of Liability                           The Units

27.      Financial Statements and Information               Audited Financial Statements of
                                                            the Company

28.      Interest of Named Experts and Counsel              Experts

29.      Disclosure of Commission Position on               Liability and Indemnification of Officers and
         Indemnification for Securities Act                 Directors
         Liabilities

Prospectus                Subject to Completion dated: May 6, 1997, amended May
(herein referred          14, 1997 and May 28, 1997 and July __, 1997.
to as "Prospectus"
and/or "Offering")

                 Mandatory Rental Pooling and Agency Agreement
                Coupled With 133 Hotel-Condominium Units at the
                           Wilderness Hotel & Resort
                                   Offered By
                       Wilderness Development Corporation
                511 E. Adams Street, Wisconsin Dells, WI  53965
              Total Aggregate Amount of Offering:  $18,987,700.00

         Wilderness Development Corporation, a Wisconsin corporation (the "Company") offers for sale a mandatory rental pool agreement coupled with 133 fully furnished resort hotel-condominium units (the "Units") to be built in two phases (the "Phases"), in a portion of Wilderness Hotel & Resort (the "Wilderness Hotel & Resort") located in Lake Delton, Sauk County, Wisconsin (see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT," page 50). The Units consist of condominium hotel suites of various sizes and dimension (see "DESCRIPTION OF RENTAL POOL," page 38; "DESCRIPTION OF UNITS," page 51; and "EXHIBIT 17") each with (a) the cubical constituting the Unit as defined in the Declaration and its furnishings (see "DESCRIPTION OF FURNISHINGS," page
53); (b) an undivided interest in the common areas and common elements as described in the Declaration of Condominium (see "Exhibit 10-A" AND "ORGANIZATION OF HOTEL CONDOMINIUM," page 56); (c) an access and use right, to the recreational facilities and other amenities associated with the Wilderness Hotel & Resort pursuant to established rules and fees if applicable (see "USE AND ACCESS AGREEMENT" and "EXHIBIT 10-E"); and (d) participation in the rental pool created for that type of Unit ("Rental Pool(s)")(see "DESCRIPTION OF RENTAL POOL," page 38 and "EXHIBIT 4-B").

         The purpose of this offering is to allow investors to purchase a condominium Unit (along with the common elements), the furnishings contained therein and participation in the Rental Pool. In addition, ownership of this security shall allow the Owner and/or its guests, who have rented the Unit, access to the entire Wilderness Hotel & Resort and the recreational facilities located at the Wilderness Hotel & Resort. The purpose of the Rental Pool is to centralize and maximize all of the obligations and benefits of marketing, booking, operating, and controlling the Units. It is felt that if the Units are offered other than through a mandatory Rental Pool, that the marketing of the Wilderness Hotel & Resort would be ineffective to help rent the Units. Furthermore, without the Rental Pool(s), ultimate hotel tenants could not rely on a predictable price market. Further, the ability of the hotel tenant to count on proper check-in, check-out, maid and repair services would be limited if there was not a central entity controlling all such functions for the Units. It is generally felt that the Wilderness Hotel and Resort would take on a chaotic nature but for the mandatory Rental Pool for the Units. It is further anticipated that proper maintenance, control and upkeep of the recreational facilities, along with access to these facilities, by the registered overnight guests of the Units and the Wilderness Hotel and Resort will accommodate an orderly operation of the recreational facilities at the Wilderness Hotel & Resort. As a result of each of these factors, the Units, the furnishings, common elements, the use right and the mandatory participation in the Rental Pool are all combined for the benefit of the investors ("Investor" or "Unit Owner").

         There are existing non-condominium hotel units, amenities and recreation facilities that are not included in the common elements of the Hotel-Condominium--(see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT," page
50). Any funds generated by the existing 138 non-condominium hotel units, the Company, the Wilderness Hotel & Resort, Inc., or any of its affiliates will not be included, nor charged against the Unit, nor the Rental Pools. Each Unit will be sold subject to a mandatory Rental Pooling and Agency Agreement (the "RPA Agreement," a copy of which is attached to this Prospectus as Exhibit 4-B) under which the Company will act as agent for each Investor in operating all of the Units as hotel rental accommodations, (see DESCRIPTION OF THE RENTAL POOL," page 38). Executing the RPA Agreement and enrolling the Unit in the appropriate Rental Pool is mandatory and accordingly, no Investor will be permitted to rent the Unit at any time to any party outside of the Rental Pool.

         There shall be no rental outside the RPA Agreement by any Investor through a privately negotiated lease transaction. In the event any Investor attempts to lease his/her Unit outside the RPA Agreement, the Investor shall be penalized by a reasonable fine and penalty, as determined by the Company. Collection of these penalties shall be enforced by the Company by virtue of the RPA Agreement, allowing the Company to place a lien on the Unit for any penalties assessed. In the event the amount is not paid, the lien may be foreclosed upon by the Company. (See "DESCRIPTION OF THE RENTAL POOL," page 38 and RPA Agreement, Exhibit 4-B.)

         Investment in a Unit to be operated under the RPA Agreement involves a degree of risk and the success of the Rental Pools and/or the Wilderness Hotel & Resort depends on many factors beyond the Company's control. Accordingly, no assurance can be given that the Rental Pool and/or the Wilderness Hotel & Resort will be operated at a profit. There is no present resale market for condominium units subject to a hotel use restriction and the required Rental Pool participation (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declaration, Articles and Bylaws," page 56), and it is not expected that a public market will develop for such a security. The Wilderness Hotel & Resort is the first hotel to be managed by the Company. The Units are being offered as business investments and the purpose of the RPA Agreement is to allow the Units to be operated as a business enterprise. (See "RISK FACTORS AND OTHER FACTORS TO BE CONSIDERED," page 7.)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         The Company has the right to reject any offer to purchase, and to withdraw or cancel further sales, without notice. The Company gives no assurance that any or all of the Units will be sold. This Offering will commence the effective date of this Registration Statement and will continue until all Units are sold or until the Company otherwise voluntarily terminates this Offering or until the termination date. (See "DESCRIPTION OF THE OFFERING," page 30.)

         The termination date of this Offering shall be May 5, 1999. No minimum purchases are required which would trigger the Company's commencement of construction of the Units or the Common Areas. Although any downpayment ("Downpayment") for a Unit shall be placed in an escrow account, no specific arrangements to place the funds received as Downpayment, in a specific escrow account have been commenced to date. It is anticipated that the escrow account will be set up shortly after the effective date of the Registration Statement, and prior to the acceptance of any Downpayment from Investors. There are no amounts necessary to "break escrow as defined in Release 33-6900, 34-29314, June 17, 1991, 56 F.R., 17 C.F.R., 231.6900, Section 71,125, Federal Security Law Reports. The Downpayment shall be held in escrow for the benefit of both parties. In the event the offer is terminated, the escrow funds will be returned to the Investors. In the event the Investors do not close and breach the terms of the Condominium Construction and Sales Agreement, as defined herein, then the escrow funds will be paid to the Registrant as liquidated damages, which practice is common in real estate transactions throughout the country.

         The Company may, in its sole and absolute discretion, cancel this Offering at any time after the effective date of this Prospectus, and terminate all executory contracts for the sale of Units entered into by the Company and Investors. In the event of such cancellation, the Company will promptly return to each Investor his/her earnest money deposit together with interest thereon. (See "THE OFFERING - Terms of Purchase," page 35.)

TOTAL COST OF UNITS INCLUDING PURCHASE PRICE & CLOSING COSTS (AS REFERRED TO BY TABLE ON PAGE xi and xii).

ESTIMATED CLOSING COSTS

  ======================================================================================================
  Item                                Type A-1        Type A Unit        Type B-1            Type B Unit
                                      Unit                               Unit
  ------------------------------------------------------------------------------------------------------
  Recording Fees (1)                         12.00           12.00              12.00              12.00
  ------------------------------------------------------------------------------------------------------
  Title Insurance (2)                       345.00          363.00             387.00             396.00
  ------------------------------------------------------------------------------------------------------
  4-1/2-Months Advance Association          900.00          900.00             900.00             900.00
  Fees (3) (estimated average)
  Additional Miscellaneous Closing        1,000.00        1,000.00           1,000.00           1,000.00
  Costs (4)
  ------------------------------------------------------------------------------------------------------
  Total Closing Costs                    $2,257.00       $2,275.00          $2,299.00          $2,308.00
  ======================================================================================================


  ========================================================================================================
  Item                                  Type C-1        Type C Unit        Type D-1            Type D Unit
                                        Unit                               Unit
  --------------------------------------------------------------------------------------------------------
  Recording Fees (1)                         12.00          12.00               12.00              12.00
  Title Insurance (2)                       393.00         411.00              438.00             447.00
  --------------------------------------------------------------------------------------------------------
  4-1/2-Months Advance Association          900.00         900.00              900.00             900.00
  Fees (3) (estimated average)
  --------------------------------------------------------------------------------------------------------
  Additional Miscellaneous Closing        1,000.00       1,000.00            1,000.00           1,000.00
  Costs (4)
  Total Cash Payment                     $2,305.00      $2,323.00           $2,350.00          $2,359.00
  ========================================================================================================

  ===================================================================================================
  Item                             Type E Unit      Type F Unit       Type G Unit        Type H Unit
  ---------------------------------------------------------------------------------------------------
  Recording Fees (1)                     12.00             12.00             12.00              12.00
  ---------------------------------------------------------------------------------------------------
  Title Insurance (2)                   579.00            624.00            549.00             534.00
  ---------------------------------------------------------------------------------------------------
  4-1/2-Months Advance                  900.00            900.00            900.00             900.00
  Association Fees (3)
  (estimated average)
  ---------------------------------------------------------------------------------------------------
  Additional Miscellaneous            1,000.00          1,000.00          1,000.00           1,000.00
  Closing Costs (4)
  ---------------------------------------------------------------------------------------------------
  Total Cash Payment                 $2,491.00         $2,536.00         $2,461.00          $2,446.00
  ===================================================================================================

         (1)     Recording fees are approximately estimated at $12.

         (2)     Estimated at $3.00 per thousand based on current prices.

         (3) At closing each Investor will be required to pay (a) 3 months' Association fees in advance to establish a reserve for extraordinary repairs and capital expenditures; and (b) the pro rata balance of the current quarter's Association fees (billed quarterly in advance) due as of closing, for the purposes of the above table, it is assumed that the estimated current quarterly payment is based on 1-1/2 months of assessments being due and owing. For purposes of this section the 4 1/2 month advance association fee is an estimated average at $900.00 (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declaration, Articles and Bylaws - Liability of Members," page
                 56).

         (4) Additional Miscellaneous Closing Costs includes Wisconsin Transfer Fee (.003 of Purchase Price) and other closing costs which, for purposes of this table, are estimated in the aggregate of $1,000.00.

                COMBINED UNIT PRICES AND CLOSING COSTS - PHASE I


  ======================================================================================
  Number of Units             Description of       Initial Prices
                              Unit
  -------------------------------------------------------------------------------------
         18                   Type A-1 Unit       $114,900.00 + $2,257.00 Closing Costs
                                                  Total:  $117,157.00
  -------------------------------------------------------------------------------------
         20                   Type A-Unit         $120,900.00 + $2,275.00 Closing Costs
                                                  Total:  $123,175.00
  -------------------------------------------------------------------------------------
          9                   Type B-1 Unit       $128,900.00 + $2,299.00 Closing Costs
                                                  Total:  $131,199.00
  -------------------------------------------------------------------------------------
         10                   Type B Unit         $131,900.00 + $2,308.00 Closing Costs
                                                  Total:  $134,108.00
  -------------------------------------------------------------------------------------
         21                   Type C-1 Unit       $130,900.00 + $2,305.00 Closing Costs
                                                  Total:  $133,205.00
  -------------------------------------------------------------------------------------
         19                   Type C Unit         $136,900.00 + $2,323.00 Closing Costs
                                                  Total:  $139,223.00
  -------------------------------------------------------------------------------------
         10                   Type D-1 Unit       $145,900.00 + $2,350.00 Closing Costs
                                                  Total:  $148,250.00
  -------------------------------------------------------------------------------------
         10                   Type D Unit         $148,900.00 + $2,359.00 Closing Costs
                                                  Total:  $151,259.00
  -------------------------------------------------------------------------------------
          8                   Type E Unit         $192,900.00 + $2,491.00 Closing Costs
                                                  Total:  $195,391.00
  -------------------------------------------------------------------------------------
          4                   Type F Unit         $207,900.00 + $2,536.00 Closing Costs
                                                  Total:  $210,436.00
  -------------------------------------------------------------------------------------
          2                   Type G              $182,900.00 + $2,461.00 Closing Costs
                                                  Total:  $185,361.00
  -------------------------------------------------------------------------------------
          2                   Type H              $177,900.00 + $2,446.00 Closing Costs
                                                  Total:  $180,346.00
  ======================================================================================

               COMBINED UNIT PRICES AND CLOSING COSTS - PHASE II


  ======================================================================================
  Number of Units             Description of       Initial Prices
                              Unit
  --------------------------------------------------------------------------------------
         18                   Type A-1 Unit       $124,900.00 + $2,257.00 Closing Costs
                                                  Total:  $127,157.00
  --------------------------------------------------------------------------------------
         20                   Type A-Unit         $130,900.00 + $2,275.00 Closing Costs
                                                  Total:  $133,175.00
  --------------------------------------------------------------------------------------
          9                   Type B-1 Unit       $138,900.00 + $2,299.00 Closing Costs
                                                  Total:  $141,199.00
  --------------------------------------------------------------------------------------
         10                   Type B Unit         $141,900.00 + $2,308.00 Closing Costs
                                                  Total:  $144,108.00
  --------------------------------------------------------------------------------------
         21                   Type C-1 Unit       $140,900.00 + $2,305.00 Closing Costs
                                                  Total:  $143,205.00
  --------------------------------------------------------------------------------------
         19                   Type C Unit         $146,900.00 + $2,323.00 Closing Costs
                                                  Total:  $149,223.00
  --------------------------------------------------------------------------------------
         10                   Type D-1 Unit       $155,900.00 + $2,350.00 Closing Costs
                                                  Total:  $158,250.00
  --------------------------------------------------------------------------------------
         10                   Type D Unit         $158,900.00 + $2,359.00 Closing Costs
                                                  Total:  $161,259.00
  --------------------------------------------------------------------------------------
          8                   Type E Unit         $202,900.00 + $2,491.00 Closing Costs
                                                  Total:  $205,391.00
  --------------------------------------------------------------------------------------
          4                   Type F Unit         $217,900.00 + $2,536.00 Closing Costs
                                                  Total:  $220,436.00
  --------------------------------------------------------------------------------------
          2                   Type G              $192,900.00 + $2,461.00 Closing Costs
                                                  Total:  $195,361.00
  --------------------------------------------------------------------------------------
          2                   Type H              $187,900.00 + $2,446.00 Closing Costs
                                                  Total:  $190,346.00
  ======================================================================================


In addition to the purchase price of a Unit, each Investor will be required to pay certain closing costs (see "THE OFFERING - Purchase Prices," page 31) (see "DESCRIPTION OF THE RENTAL POOL - The Company's Compensation," page 43, and "THE OFFERING - Purchase Prices," page 31). The Units will be sold at prices according to a published price schedule to be delivered with this Prospectus. These prices may be subject to change from time to time (see "THE OFFERING - Purchase Prices," page 31).

THIS PROSPECTUS CONTAINS ALL THE MATERIAL FACTS CONCERNING THE SECURITIES BEING OFFERED HEREUNDER. ANY REPRESENTATION MADE WHICH IS NOT

CONTAINED IN OR IS BEYOND THE STATEMENTS MADE IN THIS PROSPECTUS IS MADE WITHOUT AUTHORITY FROM REGISTRANT AND MUST NOT BE RELIED UPON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITY LAWS OF SUCH STATE.

INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE REGISTRANT, OR ANY OF REGISTRANT'S AGENTS, AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS/HER OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS/HER OR ITS INVESTMENT.

THERE CAN BE NO ASSURANCE THAT THE TAX INCIDENTS OF OWNERSHIP AND OPERATION OF THE UNITS BEING OFFERED HEREUNDER AS DESCRIBED IN THIS PROSPECTUS WILL NOT, AT SOME LATER DATE, BE CONTESTED BY THE INTERNAL REVENUE SERVICE, IN WHICH CASE THE TAX BENEFITS ASSOCIATED WITH THIS OFFERING MAY NOT BE AVAILABLE.

THE RELATIONSHIP BETWEEN THE COMPANY AND THE INVESTOR WILL BE TREATED LIKE A PARTNERSHIP FOR FEDERAL TAX PURPOSES.

THE UNITS, AS DESCRIBED HEREIN, WILL BE OFFERED IN TWO SEPARATE PHASES. THE UNITS IN PHASES I AND II WILL BE AVAILABLE AT A FUTURE DATE AND ARE NOT, AT THE TIME OF THIS OFFERING, CONSTRUCTED. NO GOVERNMENTAL APPROVAL AND PERMITS HAVE BEEN OBTAINED AT THE PRESENT TIME. THE REGISTRANT MAY, HOWEVER, ELECT TO TERMINATE THIS OFFERING AT ANY TIME DURING OR PRIOR TO THE COMPLETION OF EITHER AND/OR BOTH OF THE PHASES DESCRIBED HEREIN.

INVESTORS DO NOT HAVE ANY VOTING, DIVIDEND OR OTHER RIGHTS IN THE COMPANY, NOR ANY OF ITS AFFILIATES.

THE COMPANY AND ITS AFFILIATES INTEND TO DEVELOP, MARKET AND MANAGE, IN THE FUTURE, OTHER HOTELS, CONDOMINIUMS OR CONDOMINIUM HOTEL PROJECTS AND ACT AS RENTAL AGENTS AND MANAGERS FOR THE OWNERS OF THE UNITS IN SAID PROJECT. THE EXISTING WILDERNESS HOTEL & RESORT AND FUTURE PROJECTS AT THE WILDERNESS HOTEL & RESORT WILL BE IN COMPETITION WITH THE UNITS FOR RENTAL ACCOMMODATIONS.

THE COMPANY HAS THE SOLE AND ABSOLUTE DISCRETION TO REJECT ANY OFFER TO PURCHASE THE UNITS. FURTHER, THE COMPANY MAY AT ANY TIME WITHDRAW AND/OR TERMINATE THIS OFFERING. IN THE EVENT THE COMPANY WITHDRAWS OR TERMINATES THIS OFFERING, THE INVESTOR SHALL BE REFUNDED ANY SUMS PAID INTO ESCROW AS A DOWNPAYMENT FOR A UNIT.

IN THAT GROSS ROOM REVENUES CONTAINED IN THE PROSPECTUS ARE MERE PROJECTIONS, GROSS ROOM REVENUES ARE NOT GUARANTEED AND MAY TURN OUT TO BE INACCURATE. OWNERS WILL BE RESPONSIBLE FOR THE COST OF ANY OPERATING AND CAPITAL SHORTFALLS AS A RESULT OF OPERATING COSTS EXCEEDING GROSS ROOM REVENUES, IF ANY.

THERE IS NO EXTENSIVE OPERATING HISTORY FOR THE COMPANY BECAUSE IT IS RECENTLY FORMED AND BECAUSE THE UNITS HAVE NOT, AS OF YET BEEN CONSTRUCTED, NO OPERATING HISTORY EXISTS FOR THE UNITS.

THERE IS NOT NOW, NOR IS THERE EVER EXPECTED TO BE, ANY ORGANIZED MARKETS FOR THE UNITS. THERE CAN BE NO ASSURANCES THAT THE UNITS CAN BE RESOLD FOR THEIR ORIGINAL PURCHASE PRICE UNDER THIS OFFERING, OR AT ALL.

THE INVESTORS HAVE NO AUTHORITY TO CONTROL THE MANAGEMENT AND OPERATION OF THE UNITS OR THE COMPANY. MANAGEMENT AND OPERATION OF THE UNITS RESIDES SOLELY IN THE COMPANY . MANAGEMENT AND OPERATION OF THE WILDERNESS HOTEL & RESORT RESIDES SOLELY IN THE WILDERNESS HOTEL & RESORT, INC. IN ORDER TO PROTECT THE PROPERTY AND OPERATIONS, THE COMPANY HAS THE AUTHORITY TO AMEND THE POLICIES AND RULES AND REGULATIONS GOVERNING THE WILDERNESS HOTEL & RESORT WITHOUT A VOTE OF INVESTORS, PROVIDED SUCH AMENDMENT IS CONSISTENT WITH THE TERMS OF THE RENTAL POOLING AND AGENCY AGREEMENT, THE ACCESS AND USE AGREEMENT, AND THE MANAGEMENT AND USE AGREEMENT. ACCORDINGLY, INVESTORS SHALL HAVE NO CONTROL OVER CHANGES IN POLICIES OF THE UNITS, THE RENTAL POOLS, OR THE WILDERNESS HOTEL & RESORT.

IF THE ANTICIPATED PROJECTED RESULTS ARE NOT ACHIEVED, INCLUDING THE FACT THAT ROOM OPERATING EXPENSES MAY EXCEED NET ROOM INCOME, THE OWNERS MAY LOSE MORE THAN THEIR INITIAL INVESTMENT IN THE UNIT IF THIS OPERATING LOSS CONTINUES FOR A LONG PERIOD OF TIME. FURTHER, OWNERS MAY HAVE PERSONAL LIABILITY FOR TORT AND CONTRACT CLAIMS DUE TO THE POTENTIAL PARTNERSHIP NATURE, AS MAY BE DETERMINED UNDER STATE LAW AS A RESULT OF THE RENTAL POOLING AND AGENCY AGREEMENT.

THE TERM OF THE RENTAL POOLING AND AGENCY AGREEMENT IS FOR TWENTY (20) YEARS, AND DURING THAT TIME THERE ARE NO PROVISIONS GIVING THE INVESTORS THE RIGHT TO REMOVE THE COMPANY AS THE MANAGER OF THE UNITS IN THE RENTAL POOL.

PURSUANT TO THE USE AND ACCESS AGREEMENT, AND THE RENTAL POOLING AND AGENCY AGREEMENT, THE INVESTORS MAY ONLY USE THE RECREATIONAL AMENITIES AT THE RESORT SO LONG AS THE COMPANY IS THE OPERATOR OF THE RENTAL POOLS AND THE UNITS.

THE PARTICIPATION IN THE RENTAL POOLS IS MANDATORY AND ANY ATTEMPT BY AN INVESTOR TO WITHDRAW FROM THE POOL SHALL BE NULL AND VOID. IF AN

INVESTOR PROHIBITS THE COMPANY FROM RENTING THE UNIT WITHIN THE RENTAL POOL, THE UNIT SHALL NOT BE USED OR RENTED OUTSIDE THE TERMS OF THE RENTAL POOLING AND AGENCY AGREEMENT. NOTWITHSTANDING THIS, THE INVESTOR SHALL STILL BE LIABLE FOR ANY AND ALL EXPENSES INCURRED PURSUANT TO THE RENTAL POOLING AND AGENCY AGREEMENT, THE USE AND ACCESS AGREEMENT, AND THE MANAGEMENT AND USE AGREEMENT.

THERE SHALL BE NO RENTAL OUTSIDE THE RPA AGREEMENT BY ANY INVESTOR THROUGH A PRIVATELY NEGOTIATED LEASE TRANSACTION. IN THE EVENT ANY INVESTOR ATTEMPTS TO LEASE HIS/HER UNIT OUTSIDE THE RENTAL POOLING AND AGENCY AGREEMENT, THE INVESTOR SHALL BE SUBJECT TO A REASONABLE FINE AND PENALTY, TO BE DETERMINED BY THE COMPANY. COLLECTION OF THESE PENALTIES SHALL BE PROTECTED BY THE RIGHT OF THE COMPANY TO PLACE A LIEN ON THE UNIT FOR ANY PENALTIES ASSESSED. IN THE EVENT THE AMOUNT IS NOT PAID, THE LIEN MAY BE FORECLOSED UPON BY THE COMPANY.

PURSUANT TO THE RENTAL POOLING AND AGENCY AGREEMENT, A UNIT OWNER AND THE UNIT WILL BE BOUND BY THE TERMS AND RESTRICTIONS OF THE RENTAL POOLING AND AGENCY AGREEMENT, INCLUDING THE POTENTIAL FOR LIABILITIES AND ASSESSMENTS, FOR A PERIOD OF NOT LESS THAN TWENTY 20 YEARS, UNLESS THE COMPANY TERMINATES THE RPA AGREEMENT PRIOR TO THE TWENTY (20) YEAR TERM.

NO IRS RULING, AS TO PARTNERSHIP TAX STATUS, HAS BEEN APPLIED FOR OR OBTAINED. THERE IS THE POSSIBILITY, NOTWITHSTANDING COUNSEL'S OPINION LETTER, THAT THE IRS MAY, ON AUDIT, DETERMINE, THAT FOR TAX PURPOSES THE RENTAL POOLING AND AGENCY AGREEMENT IS AS ASSOCIATION TAXABLE AS A CORPORATION, IN WHICH CASE, INVESTORS WOULD BE DEPRIVED OF THE TAX BENEFITS ASSOCIATED WITH THIS OFFERING. THE OPINION LETTER OF COUNSEL IS NOT BINDING ON THE IRS. IF THE IRS CLASSIFIED THE RENTAL POOLING AND AGREEMENT AS A CORPORATE ASSOCIATION, IT WOULD DEPRIVE INVESTORS OF THE TAX BENEFITS OF THE OFFERING, ONLY IF THE IRS DETERMINATION WAS UPHELD IN COURT OR OTHERWISE BECOMES FINAL. CONTESTING AN IRS DETERMINATION MAY IMPOSE EXPENSES ON THE INVESTOR FOR REPRESENTATION AND ACCOUNTING WORK IN PREPARING THE APPEAL WITH THE IRS.

IT IS POSSIBLE THAT IN ANY GIVEN YEAR, AN INVESTOR'S TAX LIABILITY FROM THE RENTAL POOLS MAY EXCEED HIS/HER CASH DISTRIBUTION AND THAT TO THE EXTENT THERE IS SUCH AN EXCESS, PAYMENT OF SUCH TAXES WILL BE OUT-OF-POCKET EXPENSES BY THE INVESTOR.

UPON THE SALE OR OTHER DISPOSITION OF THE UNIT THERE IS A RISK THAT AN INVESTOR'S TAX LIABILITY MAY EXCEED THE CASH HE/SHE RECEIVES AT CLOSING, AND TO THE EXTENT THERE IS SUCH EXCESS TAX LIABILITY, PAYMENT OF SUCH TAXES WILL BE OUT-OF-POCKET EXPENSES TO THE INVESTOR.

WHETHER THE GAIN FROM ANY SALE OR OTHER DISPOSITION IS TAXED AS ORDINARY INCOME OR CAPITAL GAINS DEPENDS UPON MANY FACTORS, WHICH ARE DIFFERENT FOR MANY INVESTORS. SOME OF THESE INCLUDE HOW THE UNIT WAS USED, HOW LONG THE INVESTOR OWNED THE UNIT AND WHAT DEPRECIATION SCHEDULE MAY HAVE BEEN APPLIED TO THE UNIT.

AN AUDIT OF THE PARTNERSHIP'S INFORMATION RETURN MAY RESULT IN AN AUDIT OF AN INVESTOR'S OWN TAX RETURN.

THE REQUIRED LOCAL PERMITS AND APPROVALS TO BUILD THE UNITS IN PHASES I AND II AND TO DECLARE IT A CONDOMINIUM (FOR BOTH PHASES) HAVE NOT BEEN OBTAINED. NO APPLICATION OR APPROVAL FOR THE PERMITS HAS BEEN UNDERTAKEN TO DATE. FURTHER, ADDITIONAL PERMITS AND APPROVALS NOT YET ANTICIPATED MAY BE REQUIRED BEFORE THE UNITS CAN BE DELIVERED TO THE OWNERS. NO ASSURANCE CAN BE GIVEN THAT ANY APPROVALS WILL BE OBTAINED IN TIME TO ACCOMMODATE THE PLANNED JULY 1998 (PHASE
I) AND JULY 1999 (PHASE II) OPENING OF THE UNITS FOR BUSINESS.

CERTAIN COSTS WILL BE INCURRED BY THE COMPANY TO OBTAIN NECESSARY PERMITS AND APPROVALS. THERE CAN BE NO ASSURANCES, THAT THE REQUISITE APPROVALS OR PERMITS CAN BE OBTAINED.

THE COMPANY WILL ACT AS AGENT FOR THE OWNERS UNDER THE RENTAL POOLING AND AGENCY AGREEMENT AND WILL CONTROL THE BOARD OF DIRECTORS OF THE ASSOCIATION UNTIL A MAJORITY OF THE UNITS ARE SOLD. THEREAFTER, THE COMPANY INTENDS TO MANAGE, OPERATE AND MAINTAIN THE COMMON AREAS FOR THE ASSOCIATION PURSUANT TO THE MANAGEMENT AND USE AGREEMENT. AFFILIATES OF THE COMPANY OWN AND OPERATE WILDERNESS HOTEL & RESORT IN ITS VARIOUS OPERATIONS AND ACTIVITIES. THE COMPANY THEREFORE HAS CONFLICTS OF INTEREST WITH REGARD TO 1) SERVICES TO BE PERFORMED UNDER THE RENTAL POOLING AND AGENCY AGREEMENT AND THE MANAGEMENT AND USE AGREEMENT; 2) REMUNERATION TO BE PAID TO THE COMPANY' 3) ITS RELATIONSHIP AS MANAGER OF THE COMMON AREAS AND ITS INITIAL CONTROL OF THE BOARD OF DIRECTORS OF THE ASSOCIATION; AND 4) THE MANNER IN WHICH THE OBLIGATIONS OF THE WILDERNESS HOTEL & RESORT MANAGEMENT AND THE ASSOCIATION HAVE TO ONE ANOTHER.


THE COMPANY PLANS ON BUILDING THE IMPROVEMENTS WITH THE PROCEEDS FROM A CONSTRUCTION LOAN FOR THE PROJECT. AT THE PRESENT TIME FINANCING HAS YET TO BE OBTAINED AND THERE ARE NO ASSURANCES THAT FINANCING WILL BE OBTAINED. IN THE EVENT THE COMPANY CANNOT OBTAIN CONSTRUCTION FINANCING, UNDER TERMS THAT WILL ALLOW THE PROJECT TO BE COMMENCED AND FINISHED, THEN THE COMPANY RESERVES THE RIGHT TO TERMINATE THIS OFFER AND RETURN ALL DOWNPAYMENTS, WHICH ARE HELD IN ESCROW, TO THE INVESTOR.

THE INVESTOR MAY BE REQUIRED TO PAY ASSESSMENTS TO COVER THE ROOM OPERATING EXPENSES NOT COVERED BY THE NET RENTAL INCOME, NOTWITHSTANDING THAT ALL ROOM OPERATING EXPENSES WERE BEYOND INVESTOR'S CONTROL.

                                   PROSPECTUS

                                              TABLE OF CONTENTS                                                    Page
                                              -----------------                                                    ----
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
        The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RISK FACTORS AND OTHER FACTORS TO BE CONSIDERED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        Risk Factors Relating to the Rental Pool
          and Ownership of a Condominium Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
        Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        Assumptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

INTRODUCTORY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        The Offering of Hotel-Condominium Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        The Rental Pooling and Agency Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        Types of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        Management of the Wilderness Hotel & Resort and the Units  . . . . . . . . . . . . . . . . . . . . . . . .   20
        Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        Plan of Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

DETERMINATION FO OFFERING PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

COMPENSATION AND FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND OPERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        Phases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        Purchase Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        Terms of Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
        Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        Financing of Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

DESCRIPTION OF THE RENTAL POOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
        Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
        Management and Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        Owner's Personal Use of the Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42





                                    -xviii-

                                                                                                                   Page
                                                                                                                   ----
        Rental Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
        The Company's Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        Revenues and Expenses of the Rental Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        Room Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        Sharing of Revenues and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        Summary of Tax Treatment of Expenses of Unit Ownership . . . . . . . . . . . . . . . . . . . . . . . . . .   47

DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
        Description of the Lake Delton/Wisconsin Dells Area  . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
        Description of Wilderness Hotel & Resort . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
        Hotel facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
        Description of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
        Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
        Furnishings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ORGANIZATION OF HOTEL-CONDOMINIUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
        Declaration, Articles and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
        Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
        Association Management and Use Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        The Company and Its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        Management Remuneration and Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . . . . . . . .   60

INCOME TAX INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        Overview of Income Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        Tax Treatment of Owner's Acquisition Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
        Tax Treatment of Expenses of Unit Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
        Deduction Limited By Basis/Personal Use and Passive Activity Rule  . . . . . . . . . . . . . . . . . . . .   65
        Tax Treatment of the Condominium Association . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
        Sale of a Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

REPORTS TO OWNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

SUMMARY OF PROMOTIONAL AND SALES MATERIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
        Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
        Legal Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

                                                                                                                   Page
                                                                                                                   ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82


EXHIBITS                                                                                                           PAGE
                                                                                                                   ----
Exhibit 3-A      Articles of Incorporation of Wilderness Development Corporation                                   E-75

Exhibit 3-B      Bylaws of Wilderness Development Corporation                                                      E-76

Exhibit 3-C      Organizational Consent of Directors and August 1, 1996
                 Consent of Directors                                                                              E-92

Exhibit 4-A      Copy of Wilderness Hotel Condominium Construction and Sales
                 Agreement                                                                                         E-1

Exhibit 4-B      Rental Pooling and Agency Agreement                                                               E-5

Exhibit 4-C      Preliminary Price List                                                                            E-23

Exhibit 8        Sweeney & Sweeney, S.C. Opinion and Consent as to United States
                 Income Tax Matters                                                                                E-110

Exhibit 10-A     Condominium Declaration for Wilderness Hotel Condominium
                 Association, Inc.                                                                                 E-24

Exhibit 10-B     Draft Articles of Incorporation of Wilderness Hotel
                 Condominium Association, Inc.                                                                     E-58

Exhibit 10-C     Draft Bylaws of Wilderness Hotel Condominium Association, Inc.                                    E-61

Exhibit 10-D     Draft Management and Use Agreement for Wilderness Resort
                 between the Association and Wilderness Hotel & Resort, Inc.                                       E-95

Exhibit 10-E     Use and Access Agreement between Owners, Registrant, Wilderness
                 Resort & Hotel, Inc., Wild Golf, Inc. and Tom and Terri Lucke                                     E-105

Exhibit 17       Unit Descriptions                                                                                 E-112

Exhibit 18       Economic Models and Information                                                                   E-115

                               PROSPECTUS SUMMARY

         The following is a summary of certain of the information contained in the body of this Prospectus and exhibits hereto. The Summary is qualified in its entirety by reference to more detailed information which may be found in the remainder of this Prospectus and Exhibits thereto. Capitalized terms used, but not defined in this Summary, are defined elsewhere in the Prospectus. Investors are urged to read and evaluate this Prospectus and the exhibits attached hereto in their entirety.

COMPANY Wilderness Development Corporation (see "INTRODUCTORY STATEMENT - The Company," page 18) for addresses and telephone numbers of principal offices.

UNITS OFFERED    133 Units, which will be offered two separate phases, will constitute the Wilderness Hotel Condominium Hotel Project (as defined herein). Non-Condominium hotel units presently exist at the Wilderness Hotel & Resort. In addition, recreational amenities presently exist adjacent to the Units and other amenities will be built. The Units consist of the following:
                 (a) the cubical constituting the Unit as defined in the Declaration and its furnishings; (b) an undivided interest in the common areas and common elements as described in the Declaration; (c) an access and use right, to the recreational facilities and other amenities associated with the Wilderness
                 Hotel & Resort pursuant to established rules and fees if applicable; and (d) participation in the rental pool created for that type of Unit. There are twelve (12) different types of Units to be offered in both Phases. These different types of Units are described in full detail in the Prospectus (see
                 "DESCRIPTION OF UNITS," page 51).

LOCATION Lake Delton, Wisconsin (see "DESCRIPTION OF HOTEL-CONDOMINIUM PROJECT - Description of Wisconsin Dells Area," page 50).

INITIAL PRICE    One bedroom suites, two bedroom suites and three bedroom
OF UNIT*         suites; ranging in price from $114,900.00 to $217,900.00
                 (see "PHASES -Phases I and II," page 31).

                        COST OF UNITS IN PHASES I AND II

  =================================================================================================================
  Description of       Initial Prices    Phase II Prices     Phase I              Phase II # of        Maximum # of
  Unit                 Phase I                               # of Units           Units                Units
  -----------------------------------------------------------------------------------------------------------------
  Type A-1 Unit        $114,900.00       $124,900.00         8                    10                   18
  -----------------------------------------------------------------------------------------------------------------
  Type A-Unit          $120,900.00       $130,900.00         10                   10                   20
  -----------------------------------------------------------------------------------------------------------------
  Type B-1 Unit        $128,900.00       $138,900.00         4                    5                    9
  -----------------------------------------------------------------------------------------------------------------
  Type B Unit          $131,900.00       $141,900.00         5                    5                    10
  -----------------------------------------------------------------------------------------------------------------
  Type C-1 Unit        $130,900.00       $140,900.00         9                    12                   21
  -----------------------------------------------------------------------------------------------------------------
  Type C Unit          $136,900.00       $146,900.00         7                    12                   19
  =================================================================================================================

  -----------------------------------------------------------------------------------------------------------------
  Type D-1 Unit        $145,900.00       $155,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type D Unit          $148,900.00       $158,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type E Unit          $192,900.00       $202,900.00         4                    4                    8
  -----------------------------------------------------------------------------------------------------------------
  Type F Unit          $207,900.00       $217,900.00         2                    2                    4
  -----------------------------------------------------------------------------------------------------------------
  Type G               $182,900.00       $192,900.00         2                    0                    2
  -----------------------------------------------------------------------------------------------------------------
  Type H               $177,900.00       $187,900.00         2                    0                    2
  =================================================================================================================


DOWN             10% of Unit purchase price ($11,490.00-$21,790.00) to be held
PAYMENT*         in escrow pending completion of the roof on the Condominium
                 Hotel Project, at which time these funds will be used toward payment of construction costs (see "RISK FACTORS," page 7).

                 Pursuant to the Wilderness Hotel Condominium Construction and Sales Agreement, earnest money shall be held by an escrow agent selected by the Registrant and shall be held in an account of the escrow agent until applied to the purchase price or otherwise disbursed. In the event of a default by the Investor, the Registrant may: 1) sue for specific performance and request the earnest money as partial payment of the purchase price, or 2) terminate the offer and have the option to request the earnest money as liquidated damages, or
                 3) return the earnest money to the Investor and have the option to sue for actual damages. In the event the Registrant defaults, the Investor, in conjunction with other rights provided by law, shall have the escrow funds returned to he/she. (see "WILDERNESS HOTEL CONDOMINIUM CONSTRUCTION AND SALES AGREEMENT," lines 112-146, attached as Exhibit 4-A of the exhibit portion of this filing).

CASH REQUIRED    From approximately $103,410.00 to $196,110.00, including the
AT CLOSING*      downpayment (see "ESTIMATED CASH REQUIRED," pages 33).





_____________________
* Unit prices are subject to change and any such change could affect the matters asterisked. If any such change occurs, this Prospectus will be amended and subject to review by the Securities and Exchange Commission.

RENTAL POOLS     Mandatory pooling of rental income from all Units sold under this Offering which are to be rented to transient hotel guests. There are seven separate Rental Pools within the Hotel Condominium Project (see "DESCRIPTION OF THE RENTAL
                 POOL," page 38). The Expenses and Revenues are allocated to each Unit, as determined by the number of Units in a Rental
                 Pool.  The chart below describes each of the seven (7) Rental
                 Pools.


Phases I and II


  ====================================================================================================
     TYPE OF UNIT IN POOL            NUMBER OF UNITS IN RENTAL POOL                 DESCRIPTION (1)
  ----------------------------------------------------------------------------------------------------
               A                                   38                               One Room
  ----------------------------------------------------------------------------------------------------
               B                                   19                               One Room/Loft
  ----------------------------------------------------------------------------------------------------
               C                                   40                               One Bedroom
  ----------------------------------------------------------------------------------------------------
               D                                   20                               One Bedroom/Loft
  ----------------------------------------------------------------------------------------------------
               E                                    8                               Master Bedroom
  ----------------------------------------------------------------------------------------------------
               F                                    4                               Three Bedroom/Loft
  ----------------------------------------------------------------------------------------------------
              G/H                                   4                               One/Two Bedroom(s)
  ====================================================================================================



(1) As more particularly described on page 51, as "Description of the Unit" and page 53 in the "Description of the Furnishings," and Exhibit 17.

FEES TO THE      Certain fees shall be paid to the Company and/or its
COMPANY AND      affiliates (see "USE OF PROCEEDS," page 24). Subsequent to
AFFILIATES       the sale of the Units and construction of the Hotel-Condominium
                 Project, and Opening of the Units, a management fee of thirty-five percent (35%) of the Gross Room Revenues will be paid to the Company, and/or its affiliates, pursuant to the RPA Agreement. Although this is a fixed percentage fee, this is not a fixed management fee, in that it will be totally dependant upon the amount of Gross Room Revenues generated.
                 To the extent the occupancy and Gross Room Revenues increase, the Management Fee will increase. On the other hand, if the occupancy and Gross Room Revenues decrease, the Management
                 Fee will decrease. In the unlikely event all Units are occupied each and every night of the year, at a blended average room rate of $100 per night, the total annual
                 Management Fee would be $1,699,075.

PRINCIPAL RISK   o The Units are not built at the present time and will not be
FACTORS          completed unit 1998 (Phase I) and 1999 (Phase II).

                 o No governmental permits or approvals have been applied for or obtained.

                 o The Company may terminate this offer at any time.

                 o The Rental Pooling and Agency Agreement will be treated as a partnership for tax purposes.

                 o Owner may be responsible for payments of operating capital deficits in the event gross room revenue is insufficient to cover any costs and expenses.

                 o No market exists for the resale of these securities and none is foreseen at the present time.

                 o The projections used in the prospectus are based on certain assumptions, which may not be correct and accordingly, the projections may not be accurate.

                 o Owners may have personal liability for tort and contract claims and there is the possibility that an investor may lose more than his/her, its initial investment in the Unit.

                 o Prices are not negotiable.

                 o The term of the Rental Pooling and Agency Agreement is twenty
                 (20) years and the Investor may not remove the Unit from the Rental Pool until the termination of the Rental Pooling and Agency Agreement.

                 o In the event the Rental Pooling and Agency Agreement is terminated by the Investor, then, the Unit(s) no longer in the Rental Pool shall not be allowed to use any of the Recreational Amenities at the Wilderness Hotel & Resort.

                 o Participation in the Rental Pooling and Agency Agreement is mandatory. No use outside of the Rental Pool shall be allowed for the Units.

                 o Investors do not have any voting, dividend or other rights in the Company, nor any of its affiliates.

HOTEL            The Company, being a newly formed company, has no experience
OPERATORS'       in marketing and selling condominium hotel rooms involved
LACK OF          with a rental  pool.  Notwithstanding this, Thomas J. Lucke,
QUALIFICATION    President of the Company,  has extensive experience in
                 operating hotels open for use by the general public and condominium hotels. Specifically, Mr. Lucke has participated as the operator of five (5) theme hotels in the Wisconsin
                 Dells Area, including The Polynesian Hotel (230 unit tropical theme resort), the Atlantis Hotel (79 units), the Caribbean
                 Club Hotel (68 unit hotel and condominium resort) and Bahama
                 Bay (31 units). Although an Investor may realize revenue through the Rental Pool, the amount of such revenue, if any, is entirely speculative and therefore Investors should not assume any rate of rental income or resale of any Unit for any amount
                 (see "RISK FACTORS," page 7).

PURCHASE         The Investor shall execute the Condominium Construction and
PROCEDURE        Sale Agreement and shall place ten percent (10%) of the
                 purchase price as a Downpayment into an escrow account with the escrow holder being an independent third party lending institution to be named at a later date. Upon completion of the Units, a closing, pursuant to the terms of the Condominium Construction and Sales Agreement, shall take place at the Wilderness Hotel & Resort. At the closing, the Investor shall deliver all proceeds due at closing and execute all documents to enter into the Rental Pooling and Agency
                 Agreement, and the Use and Access Agreement.  Further, the
                 Company shall execute all documents in order to deliver fee simple ownership in the condominium Unit, its common elements, the access and use to the Recreational Facilities, participation in the Rental Pool.

FINANCING        Financing will not be offered by the Company and must be
                 obtained, if the Investor so desires, through independent lenders.

TAX              The RPA Agreement will be treated as a partnership for federal
CONSIDERA-       purposes.
TIONS

THE              The Association is the Wilderness Hotel Condominium
ASSOCIATION      Association, Inc., a corporation organized pursuant to
AND ITS          Chapter 181 of the Wisconsin Statutes.  Although this
QUALIFICATIONS   corporation is not presently formed, it is intended to
                 be formed for the purpose of operating the Hotel
                 Condominium Association. The initial members shall be the officers of the Company, until such time as the Units are transferred to the Investors.

OPERATIONS       The Company shall operate the Units, via the Rental Pools, and
OF THE           the Wilderness Hotel & Resort, Inc. shall operate the entire
RESORT           Wilderness Hotel & Resort.  The Owners of the Units, via the
                 Rental Pools, shall pay the Company thirty-five percent (35%) of the Gross Room Revenues in any given year as a Management
                 Fee. The thirty-five percent (35%) revenue shall offset any costs for commission for leasing the Units and a portion of the marketing, advertising and sales activities at the Wilderness Hotel & Resort. In addition, each Unit in the
                 Rental Pool shall pay all Rental Pool expenses which shall include, but not be limited to, the salaries, wages and employee benefits of the administrative personnel, cleaning staff, cleaning supplies, uniforms, office and front desk supplies, utilities, Unit maintenance and repair, and legal and accounting fees, management fee for the common areas, common insurance, owners' and directors' insurance, common electricity and gas, common water and sewer, common repair/maintenance, legal, accounting, telephone, tax reserves, satellite, garbage and snow removal, each of which will be charged to each Unit Owner's account pursuant to a formula listed in the Prospectus (see "SHARING OF REVENUE AND
                 EXPENSES," page 44). In the event there is a deficit in the Unit Owner's account at the end of each quarter, the Company will assess the Unit Owner for any deficit and his/her Owner account. In the event there are any distributions to be made, they will be mailed to the Unit Owner's address on file with the Company.

                RISK FACTORS AND OTHER FACTORS TO BE CONSIDERED

         Ownership of a Unit and its management under the RPA Agreement involves certain risks. In analyzing this Offering, Investors should carefully consider the following risk factors:

Risk Factors Relating to the Rental Pool and Ownership of a Condominium Unit

         1. Lack of Experience. While certain shareholders, officers and employees of the Company have experience in hotel and the hotel- condominium industry, including rental, management, promotion and operation, the Company, because it has been recently formed and therefore is a new entity, has limited experience in the promotion and operation of a hotel-condominium, and this lack of experience could adversely affect the success of the Hotel. Thomas J. Lucke and S. Peter Helland, Jr. have operated the Wilderness Hotel & Resort since 1994. In addition, Thomas J. Lucke does presently operate, or has operated the following hotels: Polynesian Hotel, the Atlantis Hotel, the Bahama Bay Hotel, the Riviera Hotel and the Caribbean Club Resort, all within the Wisconsin Dells Area.

         2. Absence of Operating History of the Company. The Company is a recently formed Wisconsin corporation and has no operating history. The Company's anticipated operations are subject to all the risk inherent in the establishment of a new enterprise in a competitive market and volatile industry such as the Wisconsin Dells area resort hotel operations. Investors should carefully consider their rights and obligations under the RPA Agreement and the Declaration (see ORGANIZATION OF HOTEL-CONDOMINIUM, page 50).

         3. Absence of Market for Units. There is not now, nor is there ever expected to be, any organized market for the Units. There can be no assurances that the Units can be resold for their original purchase price under this Offering, nor at any price.

         4. Potential Negative Effect by Virtue of Changes in Federal Income Tax Laws. An Investor should understand that certain tax ramifications described herein, including the possibility of deductions being taken by the Investor, may not be available by virtue of any IRS ruling or change in any existing law. In addition, there is a substantial risk that the tax deduction of expenses of owning and operating a Unit may be limited to the income realized with respect to a Unit. The particular circumstances of each Investor will determine the degree to which such Investor will be able to utilize any deductions related to this investment. Further, there can be no assurance that any deductions derived under existing income tax laws, if any, will continue as a result of any future legislative changes or future court decisions (see "INCOME TAX INFORMATION," page 61).

         No IRS Ruling, as to partnership tax status, has been applied for or obtained. There is the possibility, notwithstanding counsel's opinion letter, that the IRS may, on audit, determine, that for tax purposes the RPA Agreement is as association taxable as a corporation, in which case, investors would be deprived of the tax pass through nature of this offering. The opinion letter of counsel is not binding on the IRS. If the IRS classified the RPA Agreement as a corporate association, it would deprive investors of the pass through nature of the offering, only if the IRS determination was upheld in Court or otherwise becomes final. Contesting an IRS determination may impose expenses on the Investor for representation and accounting work in preparing the appeal with the IRS.

         It is possible that in any given year, an Investor's tax liability regarding the RPA Agreement may exceed his/her cash distribution and that to the extent there is such an excess, payment of such taxes will be out-of-pocket expenses by the Investor.

         Upon the sale or other disposition of the Unit, along with the RPA Agreement, there is a risk that an Investor's tax liability may exceed the cash he/she receives at closing and to the extent there is such excess tax liability, payment of such taxes will be out-of-pocket expenses to the Investor. The fact of whether the gain from any sale or other disposition is taxed as ordinary income or capital gains depends upon many factors, which can be different for Investors. Some of these include how the Unit was used, how long the Investor owned the Unit and what depreciation schedule may have been applied.

         An audit of the partnership's information return may result in an audit of an Investor's own tax return.

         The Company has received an opinion of Sweeney & Sweeney, S.C., counsel for the Company, that the RPA Agreements will create a general partner for federal income tax purposes. The opinion is subject to certain conditions and if any of such conditions are not satisfied, counsel's opinion may not be applicable and accordingly may be withdrawn. Such an opinion will not be binding on the Internal Revenue Service.


         5. Completion of Construction. Construction has not yet begun on any Unit. Completion of construction of the Units on schedule may be affected by factors beyond the Company's control, such as strikes, weather conditions and inability to obtain materials. Any such delays in the construction of the Units would delay occupancy of the Units and adversely affect the potential for initial success of the Rental Pools.

         6. Absence of Independent Underwriter and Appraiser. No appraisals or other independent valuations have been obtained for the purpose of determining the value of the Units. The value of the units have been determined solely by the Company on the basis of its subjective evaluation of marketing conditions. The valuation has not been calculated based upon any method considering net worth, earnings, appraisals, or other established investment criteria of value. Accordingly, there can be no assurances that the Units offered hereby can be resold at or in excess of the offering price, if at all. There is not organized market for the trading of the Units offered herein and none is expected to develop.

         7. No Permits and Approvals for Construction Obtained To Date. The required local permits and approvals to build the Units in Phases I and II and to declare it a condominium (for both Phases) are required to be obtained. No application or approval for the permits has been undertaken to date. Further, additional permits and approvals not yet anticipated may be required before the Units can be delivered to the Owners. No assurance can be given that any approvals will be obtained in time to accommodate the planned July 1998 (Phase
I) and July 1999 (Phase II) opening of the Units for business. Certain costs will be incurred by the

Company to obtain necessary permits and approvals. There can be no assurances, that the requisite approvals or permits can be obtained.

         8. Absence of Independent Appraisal. No appraisals or other independent valuations have been obtained for purposes of determining the value of the Units. The value of the Units have been determined solely by the Company on the basis of its subjective evaluation of marketing considerations.

         9. Conflicts Within Hotel Management. The Company will act as agent for the Owners under the RPA Agreement and will control the Board of Directors of the Association until a majority of the Units are sold. Thereafter, the Company intends to manage, operate and maintain the common areas for the Association pursuant to the Use and Access Agreements. Affiliates of the Company own and operate Wilderness Hotel & Resort in its various operations and activities. The Company therefore has conflicts of interest with regard to 1) services to be performed under the RPA Agreement and the Use and Access Agreement, 2) remuneration to be paid to the Company, 3) its relationship as manager of the common areas and its initial control of the Board of Directors of the Association, and 4) the manner in which the obligations of the Wilderness Hotel & Resort management and the Association have to one another.

         10. Rental Pool. Each initial Owner is required to enter into an RPA Agreement, which will essentially obligate the Owner to keep his/her Unit available for rental as a hotel accommodation and will subject the Owner to the risk of losses inherent in hotel operations such as competition, low occupancy, bad weather, down-turn in the local regional and/or national economies, etc. The term of the RPA Agreement is for twenty (20) years. Unless earlier terminated by the Company, all subsequent transferees of the Unit ("Transferee") shall be bound by the terms of the RPA Agreement. The effectiveness of the management of an Owner's Unit under the RPA Agreement will be one factor contributing to an Owner's Net Rental Income. There is no certainty that Net Rental Income will cover all or any specific portion of the costs of owning and operating a Unit. Because there are many other hotels in Lake Delton and the Wisconsin Dells area, and many of those hotels are operated on a nonrental pool basis (unlike the rental pool operation to be established for the Units), it is difficult to predict whether or when occupancy and rental rates sufficient to generate positive Net Rental Income sufficient to cover the Room Operating Expense will be attained. Variables contributing to the success or lack thereof of the Wisconsin Dells tourism economy, will be a contributing risk factor. It should also be recognized that the hotel occupancy rate could be adversely affected by decisions of the Company, or other affiliated entities, with respect to management of the golf course or other Wilderness Hotel & Resort amenities.

         11. Possibility of Room Revenue Shortfall. Investors should expect that Net Rental Income during the first two or three years of ownership will probably fall short of covering the Room Operating Expense and notwithstanding the passage of time, this status may continue indefinitely. If an Owner finances his/her Unit, he/she may still experience a negative cash flow even when higher rental and occupancy rates are attained.

         12. Additional Conflicts of Interest. The Company and its affiliates intend to develop, market and manage, in the future, other hotels, condominiums or condominium hotel projects and act as rental agents and managers for the owners of the units in said project. The existing

Wilderness Hotel & Resort and future projects at the Wilderness Hotel & Resort will be in competition with the Units for rental accommodations.

         13. Possibility that Company Cannot Obtain Construction Financing.
The Company plans on building the improvements with the proceeds from a construction loan for the project. At the present time financing has yet to be obtained and there are no assurances that financing will be obtained. In the event the Company cannot obtain construction financing, under terms that will allow the project to be commenced and completed, then the Company reserves the right to terminate this offer and return all downpayments, which are held in escrow, to the Investor.

         14. Liability for Losses and Additional Assessments. The RPA Agreement imposes on each Owner the obligation to pay his/her pro rata share of the Room Operating Expenses. Therefore, under the RPA Agreement each Owner will be obligated to contribute additional funds to the Rental Pool if his/her share of Room Operating Expenses exceeds his/her share of Net Rental Income. The liability for additional Rental Pool assessments is absolute, notwithstanding that the management of the Rental Pools and the Units shall be outside of the control of the Investors. If an Owner fails to make full payment of such additional assessments when due, the Company may pursue and enforce all rights and remedies it may have under the RPA Agreement, including creation of and foreclose upon a lien in favor of the Company on the Owner's Unit. An Investor will incur the responsibility for assessments until the Units are operational.

         Because some Room Operating Expenses will not vary significantly with the number of Units participating in the Rental Pool, each Owner's liability for the Rental Pool losses may be increased during the first few years of operation because the Company may place all Phase II Units in the Rental Pool until they are constructed. Liabilities for assessment until the closing of the transaction to purchase the unit, which will be at such time as the Units become operational and as a result, available for rent. All unsold Units shall be placed in the Rental Pool. The Company shall pay all assessments for Rental Pool shortfalls in Gross Room Revenues. See "DESCRIPTION OF RENTAL POOL - Term," page 38).

         15. Competition. The business of owning and operating a hotel is highly competitive. Currently, the Wisconsin Dells area has many other competitive hotel facilities (see "DESCRIPTION OF THE HOTEL CONDOMINIUM PROJECT
- Description of Wilderness Hotel & Resort - Hotel Facilities," page 51).
There are approximately 160 additional hotels in the Wisconsin Dells Area which are in competition with the Wilderness Hotel & Resort. Hotels that directly compete in the price range with the Wilderness Hotel & Resort are as follows:
1) Black Wolf Lodge, 120 rooms; 2) Atlantis Hotel, 95 rooms; 3) Treasure Island, 169 rooms; 4) Raintree, 115 rooms; 5) Copa Cabana, 165 rooms; and 6) Wintergreen, 110 rooms. In addition, the construction of new hotels in the Wisconsin Dells area could further adversely affect the business of the Units and the Wilderness Hotel & Resort. The Units offered will face competition for overnight rental accommodations from the Wilderness Hotel & Resort which is owned and operated by an affiliate of the Company. (See "CONFLICTS OF INTERESTS," page 16).

         16. Seasonal Nature of Business. Though the Units and the Wilderness Hotel & Resort are being developed as an all season resort complex, it currently is recognized primarily for its summer season, with emphasis on the golf amenities. Therefore, income at the Units could therefore be seasonal, with the summer season as the prime rental period. Accordingly, an Investor should be prepared for an uneven flow of income over the course of a year. Further, both summer and winter rental income could be adversely affected by weather conditions. To obtain additional hotel income for the winter season, the Company will seek group, meeting and convention business. However, there can be no assurance of the success of any such sales promotions.

         17. Hotel Use Restriction. Though the RPA Agreement terminates on an Owner's transfer of his/her Unit. An Owner cannot transfer his/her Unit free of the restriction contained in the Declaration requiring that the Unit be used solely as a hotel rental accommodation through the Rental Pool (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declaration, Articles and Bylaws," page
56). The Company shall offer the Transferee an opportunity to participate in the Rental Pool on the same basis as then currently being offered to the other Owners. Pursuant to the RPA Agreement, a Unit Owner and the Unit will be bound by the terms and restrictions of the Rental Pooling and Agency Agreement, including the potential for liabilities and assessments, for a period of not less than twenty 20 years, unless the Company terminates the RPA Agreement prior to the twenty (20) year term.

         18. Use of Units. An Owner must rent the Unit through the Rental Pool and be bound by the RPA Agreement. Unless earlier terminated by the Company, the term of the RPA Agreement is twenty (20) years. The Unit, and the Investor (and all Transferees), are bound by the terms of the RPA Agreement for twenty
(20) years. Subsequent to the twenty (20) year term, the Investors may withdraw from the RPA Agreement if a motion is passed by 2/3rds of the Unit Owners in the specific Rental Pool desiring to withdraw from the RPA Agreement. The RPA Agreement contains express prohibitions against an Owner renting his/her Unit outside of the Rental Pool. The RPA Agreement will limit Owner's rent-free occupancy of his/her Unit to "Personal Use Night(s)" which are defined as any or all night(s) which any Unit is used for personal use by a Unit Owner without compensation to the Rental Pool. Personal Use Night(s) shall be limited to ten (10) nights and be subject to availability within a Unit Owner's Rental Pool and terms of this Offering and all rules and regulations (see page 42). (See "DESCRIPTION OF THE RENTAL POOL - Owner's Personal Use of the Units," page 42). Owner's rent charges may be deducted from Owner's Net Rental Income distribution.

         19. Increase in Expenses as a Result of Use by Hotel Guests. An Investor should be aware that the use of the Units and related common elements by third party transient renters (i.e., hotel guests), on a nightly basis, will increase the maintenance and other expenses above what they would be if the Unit were used only by Owners and their invited guests.

         20. Expenses of Rental Management Fees. Pursuant to the RPA Agreement, the Company will receive a Management Fee of 35% of Gross Room Revenues. (see "DESCRIPTION OF THE RENTAL POOL - The Company's Compensation," page 43). An Investor should realize that the amount of the Management Fee may be substantial and will fluctuate because they are a function of Gross Room Revenues.

         21. Termination of RPA Agreement. (i) At any time after 20 years following the date the first completed Unit is placed under the Company's rental management pursuant to the RPA

Agreement as entered into by one of the Owners (the "First Management Date"), the Owners may, as a group, terminate the RPA Agreement as entered into by each of them if at a meeting called for the purpose of such termination, the motion is passed by a two-thirds vote of all of the Owners. Such termination shall be effective at the end of the third full calendar month following such meeting.
A meeting for the purposes of terminating the RPA Agreement by all Owners may be called by the Condominium Association or by Owners owning more than one third of the Units in the Hotel Condominium Project. An Investor is bound to the terms of the RPA Agreement for twenty (20) years, unless terminated by the Company as described below.

                 (ii) At any time after 3 years following the first management date, the Company may, for any reason, upon 90 days prior written notice to Owner, withdraw as agent under the RPA Agreement and thereby terminate the RPA Agreement. Such withdrawal and termination may be given to Owner individually or to all of the Owners, and shall be effective at the expiration of the 90 day notice period.

                 (iii) The RPA Agreement shall automatically terminate, as to a specific Owner only, upon the bankruptcy, insolvency or dissolution of an Owner, or upon the death of Owner provided, however, that (A) if Owner is two or more people owning a Unit as Joint tenants or tenants by the entirety, then the RPA Agreement shall terminate upon the death or bankruptcy of the last surviving tenant; and (B) if Owner is two or more people or entities owning a Unit as tenants in common, then the RPA Agreement shall terminate upon the death, bankruptcy, insolvency or dissolution of the persons or entities owning more than a 50% interest in the Unit on a cumulative basis.

                 (iv) The RPA Agreement shall automatically terminate, as to a specific Owner, upon the conveyance or other transfer of Owner's title to his Unit, whether by sale to a third party, foreclosure by a mortgagee or otherwise.

                 (v) Any termination of the RPA Agreement shall be subject to any then existing Unit rental reservations. Unit rental reservations are binding contracts with third parties. The termination of the RPA Agreement shall not terminate any such reservation, nor free the Unit from any prior commitment made on behalf of the Unit Owner by the Company, on the Unit Owner's behalf for overnight reservations. An Owner shall receive a refund of his pro rata share of the balance in the reserve accounts established, if any, pursuant to Sections 4.3 and 9.3 of the RPA Agreement.

                 (vi) In the event the Owners terminate the RPA Agreement by a vote of the Owners pursuant to paragraph 10(i) above, then the consideration granted to the Owners as described herein (i.e., the rights and benefits granted the Owners under the Access and Use Agreement) shall be rescinded and of no further force and effect. In that event, all Owners, their successors or assigns shall have no further rights to use the amenities at the Wilderness Hotel & Resort.

         22. Potential for RPA Agreement Being Deemed Partnership Relationship and Therefor Unlimited Liability for the Investor for Tort Liability and Losses from Operations in the Rental Pool. The RPA Agreement creates a relationship among the Owners and the Company that will be considered a partnership under Wisconsin state law. Therefore, each Owner and the

Company will be a partner in the business of operating the Units as hotel rental accommodation. As a partner any Owner or the Company could take actions that bind the partnership and each partner will have unlimited liability for partnership debts and other partnership claims or liabilities. The potential for unlimited liability shall apply to both in tort liability and contract liability. As a precaution to this, the Company shall undertake to enter any contracts in the Company's name and not in the Rental Pools' name. Although this may not protect the endless liability to the Investor, it will make the Company the primary liable party for the debt incurred in the operation of the Rental Pools. Further, regarding tort liability, the Company shall keep in full force and effect, liability insurance in an amount deemed sufficient in the hotel industry at the time.

         23. Potential Tax Liabilities Without Corresponding Dividend Distributions. An Owner's share of Gross Room Revenues retained by the Company for debt service, working capital or other reasons must nevertheless be taken into account at the end of each taxable year by each Owner for income tax purposes, and Owners will have to report and pay tax on such income not distributed to them by virtue of such accumulation. (See "INCOME TAX INFORMATION," page 61).

         24. Fluctuation In Occupancy Rates. An Owner's share of income and expenses under the RPA Agreement will be determined without regard to the actual occupancy of such individual Owner's Unit and shall be based on the actual and collective occupancy of the Units in an Owner's specific Rental Pool. The actual occupancy of a Unit by hotel guests will be affected by many factors, the desirability of a Unit to hotel guests, the applicable room rate and the Unit's special features and including decisions of the Company regarding assignment of hotel guests to available Units. Units will be segregated to a specific Rental Pool by their Unit Type. (See "DESCRIPTION OF RENTAL POOL," page 38.) Although certain Rental Pools may have higher or lower occupancy rates, it is anticipated that all Rental Pools will operate within a certain occupancy range, varying from 50.5% to 58% for September to May. It is anticipated that the percentage of occupancy will range from 73.3% to 78% for the month of June and 93.5% per Unit for July and August. (See Exhibit 18.)

         25. Lack of Liquidity in Real Estate Investment. A condominium unit is not a liquid asset and an investment in a Unit is subject to all the risks inherent in real estate investment, including national and local economic conditions, the supply of and demand for similar resort hotel condominiums, the availability of financing, the possibility of natural disasters and the inevitability of increases in all costs and expenses incurred by Unit Owners. Although real estate values have appreciated substantially in recent years, there can be no assurance that the Units will appreciate in value. Therefore, there is a possibility of loss rather than a gain on resale of a Unit. (see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT - Hotel Facilities," page 51).

         26. Possibility of Natural Disaster. Like any real estate investment, there is a risk that the improvements to the real property could be damaged in part, or in whole. The Company shall, however, purchase hazard insurance which in the event of most natural disasters would provide funds for the rebuilding of the Units.

         27. Investor's Inability to Control or Influence Expenses Incurred.
In addition to each Owner's liability under the RPA Agreement for each Owner's pro rata share of Room Operating Expenses, each Owner will also be required to pay directly, or indirectly through the Association, the cost of fire, casualty and liability insurance, all expenses relating to the operation and maintenance of the common elements appurtenant to the Unit, utility costs, property taxes, membership fees and charges, the Association and mortgage payments, if any, attributable to the Unit. There can be no assurances with regard to the amount of such expenses or assessments. An Investor should be aware of the fact that an Owner will be liable for these expenses or assessments regardless of the success or failure of the Rental Pool, and that failure to pay these expenses or assessments could result in the establishment of and foreclosure of a lien on the Unit. Investors, by virtue of the RPA Agreement, will be bound by the terms of such agreement for at least twenty (20) years, unless earlier terminated by the Company. Further, the Investor will not have any voting rights or other ability to control the level of charges, fees, costs, assessments, or liabilities incurred on their behalf, but will be fully responsible for all charges, fees, costs, assessments and liabilities. The Board of Directors of the Condominium Association shall review the actual expenditures incurred by the Company on behalf of the Condominium Association and the Unit Owners. The Board of Directors of the Condominium Association shall have no right to control these factors except as to inform the Company of the opinion of the Association and its member Unit Owners.

         28. Financing of Purchase. If an Investor intends to finance the Unit purchase, an Investor must arrange financing with a lending institution of the Investor's choice and there can be no assurances that funds will be available or, if available, that they will be loaned at an interest rate or upon other terms satisfactory to the Investor. If acceptable financing cannot be obtained and the Investor is unable to complete the purchase of the Unit, the Investor's down payment may be forfeited. (See "THE OFFERING - Financing of Purchase," page 37).

         29. Possible Loss of Downpayments. Initially each Investor's downpayment will be escrowed in an account to be established at a local bank. The downpayment will be returned to the Investor if, for any reason other than the default of the Investor, the purchase of the Unit fails to close. If, however, the purchase fails to close due the Investor's default, the Company will have the right to retain the downpayment as liquidated damages. (See "THE OFFERING - Terms of Purchase," page 37).

         30. Lack of Voting Power in Regards to the Operation and Control of the Units in the Rental Pools. The power to control the actions of the Association, whether through its Board of Directors or through the members acting as a group, rests with owners of each condominium unit in the Wilderness Hotel Condominium. Because Wilderness Hotel & Resort, Inc. and Wild Golf, Inc. own a large portion of the Wilderness Hotel & Resort, however, the vote of the Association will not solely be able to influence or control the direction of the Wilderness Hotel & Resort. The Unit Owners, by their membership in the Association, shall have all voting rights to elect the Association's Board of Directors and any issues voted upon by members of the Association pursuant to the Declaration of Condominium. The Unit Owners have no voting power regarding the Company or its affiliates, and therefore the Unit Owners will not have authority to control the management and operation of Rental Pools, the Company and/or its affiliates. The Company has been given total discretion and control in matters related to the operations of the Units and the Rental Pools.

         31. Assignment by the Company of its Management Obligations. The Company may assign all or substantially all of its duties without the consent of the Unit Owners.

         32. Company's Ability to Merge or Consolidate With Another Company Without the Consent of Unit Owners. The Company may merge or consolidate with any affiliated or unaffiliated company without the consent of the Unit Owners.

         33. Incomplete Offering. The Company has reserved the right, in its sole and absolute discretion, to cancel this Offering. In the event the Offering is cancelled, the Escrow Agent shall refund any deposit to the Investor with interest, if any.

         34. Reliance on Management. Pursuant to the terms of the RPA Agreement, the Owners have no authority to control the management and operation of the Rental Pools or the Company. Management and operation of the Rental Pools and the Company reside solely in the Company, its officers and directors. Accordingly, the Owners will have no control over changes in policy in regard to the Rental Pools and any changes in the Rental Pools' policies may not fully serve the interest of each individual owner. In order to protect the property and operations, the Company has the authority to amend the Rental Pools' policies and the rules and regulations governing the Rental Pools without a vote of the Unit Owners, provided such amendment is consistent with the terms of the RPA Agreement, the Use and Access Agreement and the management and Use Agreement. The Company does intend to meet periodically to discuss all matters with the Association's Board of Directors, composed of the members of the Association elected by the other members, for purposes of sitting on the Board. Notwithstanding this, the ultimate responsibility for policies will be the sole domain of the Company. (See DESCRIPTION OF THE RENTAL POOL-Term, page 39 and the RENTAL POOLING AND AGENCY AGREEMENT, attached as Exhibit 4-A.)

         35. Fiduciary Responsibility of the Company. The Company is accountable to the Investors, as a fiduciary, and consequently must exercise good faith and integrity in handling affairs between the parties. This is a rapidly developing and changing area of the law and the Investors, but if Investor has questions concerning the duties of the Company, should consult with their own counsel.

         36. Dependance on Key Personnel. The Units will be managed by the Company. The loss of the services of Thomas J. Lucke and/or S. Peter Helland, Jr., both officers and directors of the Company, could have serious adverse effect on the operation of the Units, the Rental Pools and the Wilderness Hotel & Resort. There are no existing written employee contracts with any employees, nor do any employees have a covenant not to compete with the Company or its related entities.

         37. Americans With Disabilities Act. Under the Americans with Disabilities Act (the "ADA") all public accommodations are required to meet certain federal requirements related to physical access and use by disabled persons. A determination that the Units are not in compliance with the ADA could result in imposition of fines, injunctive relief, damages and attorneys fees. A finding of noncompliance could also endanger the Company's ongoing ability to rent the Units as hotel accommodations to the general public. A certificate of occupancy will not be granted unless the Company has complied with the Americans with Disabilities Act. Any fines, injunctive relief, damages and attorneys fees due to noncompliance will be the responsibility of the Company.


Conflicts of Interest

         1. Conflicts Within Hotel Management. The Company will act as agent for the Owners under the RPA Agreement. During the development stage of the Units, the Company will control the board of directors of the Association. The Company intends to enter into a contract with the Association for the management, operation and maintenance of the common areas controlled by the Association. The affiliates of the Company will own and operate the Wilderness Hotel & Resort. The officers and directors of the Company are also officers or directors of Wild Golf, Inc., Wilderness Hotel & Resort, Inc. and WILBAR, Inc. and have been involved directly with the development and promotion of the Wilderness Hotel & Resort and may be involved, directly or indirectly, in the operation of the Units. Accordingly, the Company may have conflicts of interest with regard to (1) its services to be performed for the Owners under the RPA Agreement and for the Association under a common areas management agreement, (2) the remuneration to be paid for providing such services, (3) its relationship as manager of the common areas for the Association, and its initial control of the board of directors of the Association, and (4) the manner in which the obligations, of the Wilderness Hotel & Resort management and the Association have to one another, are performed.

         2. Conflicts Within Wilderness Hotel & Resort. Wilderness Hotel & Resort, Inc., Wild Golf, Inc. and WILBAR, Inc. currently operate and perform management services for the Wilderness Hotel & Resort. The Company and it affiliates intend to develop, market and manage, in the future, other hotels, condominiums, or hotel-condominium projects, to organize condominium or homeowners' associations for the operation of such projects, to designate its employees as temporary directors for such associations and to act as rental agent and managers for the owners of units in such projects. The existing Wilderness Hotel and future projects at the Wilderness Hotel & Resort will be in competition with the Units for rental accommodation.

         3. Company Policies. The Company and its other affiliates have adopted the following policies, which are unwritten at this time, with respect to the conflicts of interest set forth above, however, these policies may be varied if circumstances change:

         (a) Transactions Within Hotel Management. The Company will provide rental management services for the Units under the RPA Agreement. The Company intends to enter into a management agreement with the Association to provide management services for the common areas of the Units and intends to enter into an access and use agreement with Owners to provide Owners with certain access and use of the Wilderness Hotel & Resort recreational facilities. It is the policy of the Company that the Company's operation of the Units and the common areas and its, or any affiliate's, relationship with the Owners or the Association, will be on terms no less favorable to the Owners or the Association than the terms pursuant to which such operations or relationships with unrelated persons or entities are or could be conducted.

         (b) Competition by Affiliates Within Wilderness Resort. The Company, Wilderness Hotel & Resort, Inc., Wild Golf, Inc. and Wilbar, Inc. intend to cooperate with each other in providing appropriate accommodations for prospective tenants. The Units, together with all other condominium Units built in the future will be given a fair exposure to prospective tenants that contact the Company for reservations. By fair exposure, it is contemplated that each Unit would benefit from the overall marketing exposure and no specific Units would be placed ahead of others in attempt to lease them to the general public for hotel accommodations.

Assumptions

         Estimated revenues and expenses of the Rental Pool, as shown on Exhibits 17 and 18, are based in large part on the assumptions described therein. Though the Company has attempted to make realistic assumptions for the purpose of these tables, some or all of the assumptions used therein may be erroneous, in which case the economic results shown therein would also be erroneous. There is and can be no assurance that the assumptions on which these tables of economic results are based will be correct. For example, most of the factors described herein under the heading "RISK FACTORS AND OTHER FACTORS TO BE CONSIDERED" (page 7) would affect the correctness of the assumptions contained in the enclosed tables. In addition, the economic results presented in these tables, even if the underlying primary assumptions are accurate, should be considered reasonable approximations only. They are based upon reasonably precise methods of computation and secondary assumptions believed to be reasonable to the nature and the purpose of the analysis.

         The assumptions are as follows:

o It is assumed that expenses for the units will be in line with expenses at other hotels in the Wisconsin Dells Area which have been or are presently operated by the officers of the Company.

o Occupancy rates will be similar to the other hotels which have been or are presently operated by the officers of the Company.

o Room rates will be similar to the Wilderness Hotel & Resort and/or other hotels which have been or are presently operated by the officers of the Company.

                             INTRODUCTORY STATEMENT

1.       The Company

         Wilderness Development Corporation (the "Company") was organized under the laws of Wisconsin on July 26, 1996 (see "THE COMPANY - The Company and Its Affiliates," page 59). The Company's principal executive offices are located at 511 E. Adams Street, Wisconsin Dells, Sauk County, Wisconsin. The mailing address for the executive offices is 511 E. Adams Street, Wisconsin Dells, Wisconsin 53965 and the telephone number is (608) 253-9729.

         The Company is "affiliated" (within the meaning of the Securities Act of 1933) with the following companies: 1) Wilderness Hotel & Resort, Inc. which presently owns a portion of the Wilderness Hotel & Resort and operates the hotel functions at the Wilderness Hotel & Resort; 2) Wild Golf, Inc., which presently owns a portion of the Wilderness Hotel & Resort and operates the golf functions at the Wilderness Hotel & Resort; and 3) WILBAR, Inc., which presently owns and operates the food and bar functions at the Wilderness Hotel & Resort (see "THE COMPANY - The Company and Its Affiliates," page 59). The Investors of the Units offered hereby will have no interest in the Company, or any of the affiliates. Any proceeds generated by an affiliate, including but not limited to Wild Golf, Inc., WILBAR, Inc. and Wilderness Hotel & Resort, Inc., will not be contributed in any way to the Rental Pool(s). Unit Owners will not have any rights to any cash flow or any other assets of the Company or any of its affiliates. Further, Unit Owners will not have any interest, voting, rights to dividends, ownership or any other rights in the Company or any of its affiliates.

2.       Hotel-Condominium

         The Company is offering to Investors 133 fully furnished Units in two separate Phases, in the Wilderness Hotel. There are 61 Units to be constructed at the Wilderness Hotel & Resort ("Phase I") (see "PHASES--PHASE I," page 31) and 72 Units to be constructed at the Wilderness Hotel & Resort ("Phase II") (see "PHASES--PHASE II," page 31) to be constructed on a 170 acre site located in the core of the all season recreational resort complex known as Wilderness Hotel & Resort in Lake Delton, Sauk County, Wisconsin (see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT," page 50). Construction of Phase I of the Hotel Condominium Project will commence in September 1997 and is scheduled for completion in June 1998. Construction of Phase II shall begin in September 1998 and would be scheduled for completion in June 1999.

         The Units are being offered on a best efforts basis by the Company.

3.       The Rental Pooling and Agency Agreement

         Investors of the Units offered under this Prospectus will be required to enter into an RPA Agreement with the Company (see "DESCRIPTION OF THE RENTAL POOL," page 38). Under the RPA Agreement the Company will act as agent for the owners of the Units (the "Owners") in the promotion and rental of their Units as hotel accommodations. In both Phases there will be seven (7) separate Rental Pools, one for each general classification of Units (see "DESCRIPTION OF THE RENTAL POOL," page 38). All rental income from each Unit in that certain Rental Pool will be pooled and distributed among the Owners of that certain Rental Pool pursuant to the provisions of the RPA Agreement. To facilitate the economic objectives of the Rental Pool(s), Owners will be limited to ten (10) Personal Use Nights per complete calendar year, subject to the terms contained herein and the RPA Agreement.


 ======================================================================================================
     TYPE OF UNIT IN POOL            NUMBER OF UNITS IN RENTAL POOL                 DESCRIPTION (1)
 ------------------------------------------------------------------------------------------------------
               A                                   38                               One Room
 ------------------------------------------------------------------------------------------------------
               B                                   19                               One Room/Loft
 ------------------------------------------------------------------------------------------------------
               C                                   40                               One Bedroom
 ------------------------------------------------------------------------------------------------------
               D                                   20                               One Bedroom/Loft
 ------------------------------------------------------------------------------------------------------
               E                                    8                               Master Bedroom
 ------------------------------------------------------------------------------------------------------
               F                                    4                               Three Bedroom/Loft
              G/H                                   4                               One/Two Bedroom(s)
 ======================================================================================================


(1) As more particularly described on page 51, as "Description of the Unit" and page 53 in the "Description of the Furnishings," and Exhibit 17.


4.       Personal Use

         In addition to all other rights and obligations available to a Unit Owner, he/she and/or his/her assigns may use the Unit for a total of ten (10) nights during any one (1) calendar year within an Owner's own Rental Pool ("Personal Use Nights"). Such Personal Use Nights shall not be allowed from June 10th through Labor Day. Further, all Personal Use Nights shall be subject to availability within Owner's own Rental Pool. An Owner's Personal Use Nights shall be free of any rental charge whatsoever, except: for any telephone charges; charges to the room during the Owner's stay at the Wilderness Hotel & Resort; recreation fees or charges at the Wilderness Hotel & Resort; any extraordinary wear and tear and/or damage to any Unit and/or the furnishings contained therein; and any other charge or fee not incidental to actual rental charge normally due from the occupant of a hotel room within the hotel industry. In the event an Owner owns a Unit for less than a full calendar year, the number of Personal Use Nights shall be prorated on the basis of ten
(10) Personal Use Nights per 365 days. In the event a Personal Use Day is to be prorated in any given year, resulting in a number of days containing a fraction, then the number of personal use days will be rounded up to the next highest whole number. Any use shall be subject to the terms of this Agreement and all rules and regulations of the Hotel Condominium Project and the Wilderness Hotel & Resort. Notwithstanding anything contained herein to the contrary, Personal Use Nights must be used during a calendar year or the right to use the Personal Use Night shall expire on December 31 of that certain calendar year. As a result, no Personal Use Nights can be accumulated from year to year. (See "DESCRIPTION OF RENTAL POOL," page 38 and Exhibit "4-B.")

5.       Types of Units

         There are twelve (12) different types of Units being offered in Phases I and II. Each of the twelve (12) Units are described in detail in Exhibit 17, attached hereto. The various types of Units are as follows:

                        COST OF UNITS IN PHASES I AND II

  =================================================================================================================
  Description of       Initial Prices    Phase II Prices     Phase I              Phase II # of        Maximum # of
  Unit                 Phase I                               # of Units           Units                Units
  -----------------------------------------------------------------------------------------------------------------
  Type A-1 Unit        $114,900.00       $124,900.00         8                    10                   18
  -----------------------------------------------------------------------------------------------------------------
  Type A-Unit          $120,900.00       $130,900.00         10                   10                   20
  -----------------------------------------------------------------------------------------------------------------
  Type B-1 Unit        $128,900.00       $138,900.00         4                    5                    9
  -----------------------------------------------------------------------------------------------------------------
  Type B Unit          $131,900.00       $141,900.00         5                    5                    10
  -----------------------------------------------------------------------------------------------------------------
  Type C-1 Unit        $130,900.00       $140,900.00         9                    12                   21
  -----------------------------------------------------------------------------------------------------------------
  Type C Unit          $136,900.00       $146,900.00         7                    12                   19
  -----------------------------------------------------------------------------------------------------------------
  Type D-1 Unit        $145,900.00       $155,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type D Unit          $148,900.00       $158,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type E Unit          $192,900.00       $202,900.00         4                    4                    8
  -----------------------------------------------------------------------------------------------------------------
  Type F Unit          $207,900.00       $217,900.00         2                    2                    4
  -----------------------------------------------------------------------------------------------------------------
  Type G               $182,900.00       $192,900.00         2                    0                    2
  -----------------------------------------------------------------------------------------------------------------
  Type H               $177,900.00       $187,900.00         2                    0                    2
  =================================================================================================================


6.       Management of the Wilderness Hotel & Resort and the Units

         The Company and/or its affiliates shall manage the Rental Pools, the Units and the Association pursuant to the RPA Agreement and the Management and Use Agreement in Exhibits 4-B and 10-D, respectively. As described above, the Company is affiliated (within the meanings of the Securities Act of 1933) with Wilderness Hotel & Resort, Inc., Wild Golf, Inc. and WILBAR, Inc. These three entities all manage different functions at the Wilderness Hotel & Resort.

         The overall management of the Wilderness Hotel & Resort is conducted by the Wilderness Hotel & Resort, Inc. It operates and directs all marketing, reservations, check-ins, check-outs, maid service, operations, accounting, maintenance and repair, and any and all other hotel oriented operations at the Wilderness Hotel & Resort. In conjunction therewith, the Wilderness Development Corporation shall operate the Rental Pools, including the accounting for the Rental Pools. Wilderness Development Corporation shall interact with the Wilderness Hotel & Resort, Inc. to achieve the rental, maintenance and upkeep of the Units. Wild Golf,

Inc. is the owner and operator of the golf course amenities adjacent to the Units at the Wilderness Hotel & Resort. WILBAR, Inc. is the licensee and operator of the Wilderness Hotel & Resort's food and beverage operations. Wilderness Hotel & Resort, Inc., Wilderness Development Corporation, WILBAR, Inc. and Wild Golf, Inc. are commonly owned by the same shareholders and have the same officers and directors.

7.       Use of Proceeds

         This is a summary of the Use of Proceeds Section. This is not to be used as a substitute for the Use of Proceeds section at page 24. The net proceeds of this Offering will be used to pay Offering costs; the costs of construction of the Units; construction of recreational facilities; any amounts owed to any lender or Affiliate thereunder; and any commission due any licensed qualified and/or exempt persons and/or entities with all remaining proceeds payable to the Company and/or its affiliates (see USE OF PROCEEDS, page 24).

         Gross proceeds to be received by the Company from the sale of all of the Units (see "COMPENSATION AND FEES" page 29), are expected to be $19,707,700.00, and are expected to be applied approximately as follows:

                            COMBINED PHASES I AND II

                                                                         % of Gross
                                                   Amount                 Proceeds
                                                   ------                ----------
Gross Proceeds of This Offering                  $19,707,700.00           100.00%

Public Offering Expenses
  (legal, accounting and
  printing)                                        $284,815 .00            1 .50%

Sales Commissions*                                 1,182,468.00            6%

Amount Available for
  Application Toward Units
  Construction Costs and Additional
  Recreational Facilities;
  Related Fees and
  Expenses; and Proceeds
  Due Seller                                     $18,525,238.00            92.50%

         * Notwithstanding this chart, a commission and/or compensation will only be paid if a sale of a Unit is procured by a duly licensed qualified and/or exempt person or entity under any state and/or federal requirement(s). Any such commission and/or compensation so paid shall be paid by the Company. At the present time it is contemplated that Units will only be sold by Thomas
J. Lucke and S. Peter Helland, Jr., both officers and directors of the Company. In the event a sale is procured by a duly licensed person or entity, this offering will be amended to reflect commissions to be paid and the amended filing will be submitted to the Security and Exchange Commission for staff review.

8.       Distributions

         As the Investors do not own any shares of the Company, the Company will not make annual or other distributions of the Company's income to Owner, nor does owning a Unit give rise to a distribution right from the Company of any of the Company's income. Owners may derive revenue from renting the Units through the Rental Pool. There can be no assurances that an Owner will realize any rental revenue from the Units and the Rental Pool.

         In the event the costs and expenses of operating a Unit in a Rental Pool exceeds the Gross Room Revenues for that Rental Pool, then Investors will be required to contribute funds to cover the shortfall. Penalties for nonpayment of any shortfall amount will be the creation of a lien in the amount of the sums due for the shortfall against the Unit and the possible potential of foreclosure of that lien in the event of nonpayment by the Investor. See SHARING OF REVENUES AND EXPENSES at page 44.

9.       Tax Considerations

         The parties to the RPA Agreement will be treated as partners for federal tax purposes. (See "Counsel Opinion Letter," Exhibit 8.) Tax consequences will vary upon an Owner's use of the Unit and deductions for costs of interest, annual dues, special assessments, if any, may be limited. Upon the closing of the sale and purchase of a Unit there will be Wisconsin Real Estate Transfer Tax due (see INCOME TAX INFORMATION, page 61).

10.      Plan of Offering

         As of the date of this Prospectus, it is anticipated that sales will definitely be offered in Wisconsin and possibly offered in Indiana, Iowa, Minnesota, Illinois and Michigan. There is no understanding or arrangement, whether written or oral, between the Registrant and any broker or dealer, relating to the distribution of the Units. It is not anticipated that any understanding or arrangement shall arise after the effective date of the Registration Statement. In the event, after the Registration Statement becomes effective, the Registrant enters into any selling agreement which calls for any payment, regardless whether it is more than the usual or customary compensation, a sticker supplement, pursuant to Rule 424(c) describing such arrangement will be filed by the Registrant. The Registrant does not intend to pay any referral or similar fees to any professional or other persons in connection with the distribution of the Units at this time. The Company and/or it affiliates do not intend to purchase any Units and accordingly, no such interests will be included in the offering.

11.      Plan of Distribution

         At the present time, the Units shall only be offered by the officers of the Company to Investors. no real estate agents and/or dealer brokers, or underwriters, are expected to participate in the distribution. The officers are Thomas J. Lucke and S. Peter Helland, Jr. Further, said officers shall sell the Units without any commission for generating or producing and procuring a sale.

Available Information

Offered by:

                      Wilderness Development Corporation,
                              511 E. Adams Street
                        Wisconsin Dells, Wisconsin 53965
                                 (608) 253-9729

   This Prospectus contains all of the information appearing in the Registration Statement on file with the Securities and Exchange Commission. All information on file with the Securities and Exchange Commission may be obtained from the Commission's principal office in Washington, D.C. (at the address state below), upon payment of the fee prescribed by the rules and regulations of the Commission, or may be examined there without charge.

SEC ADDRESS:     United States Securities and Exchange Commission
                 Washington, D.C.  20549
WEBSITE:         "http://www.sec.gov"

Further, copies of all materials may also be obtained from the Public Reference Sector of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

The date of this Prospectus is May 6, 1997, as amended May 14, 1997, May 28, 1997 and July __, 1997.

                              PLAN OF DISTRIBUTION

         Initially the Company intends that the Units being registered will be offered to the public by the officers of the Company without any compensation on a best efforts basis. If this selling arrangement proves unsuccessful, the Company, at a later date, may employ real estate brokers with appropriate security licenses. At such time, the Company will file an appropriate amendment to the Registration Statement of which this Prospectus is a part, identifying the plan of distribution and selling arrangements made with such other broker-dealers.

         There is no understanding or arrangement, whether written or oral, between the Registrant and any broker or dealer, relating to the distribution of the Units. It is not anticipated that any understanding or arrangement shall arise after the effective date of the Registration Statement. In the event, after the Registration Statement becomes effective, the Registrant enters into any selling agreement which calls for any payment, regardless whether it is more than the usual or customary compensation, a sticker supplement, pursuant to Rule 424(c) describing such arrangement will be filed by the Registrant. The Registrant does not intend to pay any referral or similar fees to any professional or other persons in connection with the distribution of the Units at this time. The Company and/or it affiliates do not intend to purchase any Units. At the present time, the Units shall only be offered by the officers of the Company to Investors. No real estate agents and/or dealer brokers, or underwriters, are expected to participate in the distribution of the Units. The officers are Thomas J. Lucke and S. Peter Helland, Jr. Further, said officers shall sell the Units without any commission for generating or producing and procuring a sale.


                        DETERMINATION OF OFFERING PRICE

         The offering price per Unit has been determined solely by the Company on the basis of its subjective considerations of marketing elements and has not been calculated based upon any method considering net worth, earnings, appraisals, or other established investment critera of value. Accordingly, there can be no assurances that the Units offered hereby can be resold at or in excess of the offering price, if at all. There is no organized market for the trading of the Units offered herein and none is expected to develop.


                                USE OF PROCEEDS

         Assuming that the maximum number of Units offered hereby are sold, the gross proceeds from the sale will be approximately $18,987,700.00. The proceeds shall be used to pay: 1) the construction loans, which finance the construction of the Units; 2) any existing other loans made, whether to pay for the cost of this offering or otherwise; 3) any operating deficits the Company may have incurred through the offering, construction, marketing or subsquent to any of these stages; and 4) any excess proceeds will then go to the Company.
It is anticipated that the funds available to the Company for use as it sees fit is approximately $2,723,623.00. In the event the Company is able to reduce its construction costs, or any other expense related to this offering, and/or files an amendment which allows a higher price to be charged and is ultimately paid, then the Company shall receive more funds as net proceeds from this offering than anticipated.

                            COMBINED PHASES I AND II

                                                                         % of Gross
                                                   Amount                 Proceeds
                                                   ------                ----------
Gross Proceeds of This Offering                  $19,707,700.00           100.00%

Public Offering Expenses
  (legal, accounting and
  printing)                                       $  284,815.00             1.50%

Sales Commissions*                                 1,182,468.00             6%

Amount Available for
  Application Toward Units
  Construction Costs and Additional
  Recreational Facilities;
  Related Fees and
  Expenses; and Proceeds
  Due Seller                                     $18,525,238.00            92.50%

         * Notwithstanding this chart, a commission and/or compensation will only be paid if a sale of a Unit is procured by a duly licensed qualified and/or exempt person or entity under any state and/or federal requirement(s). Any such commission and/or compensation so paid shall be paid by the Company. At the present time it is contemplated that Units will only be sold by Thomas
J. Lucke and S. Peter Helland, Jr., both officers and directors of the Company. In the event a sale is procured by a duly licensed person or entity, this offering will be amended to reflect commissions to be paid and the amended filing will be submitted to the Security and Exchange Commission for staff review.

                                                                     PHASE I
                                                                     -------
                                                                         % of Gross
                                                   Amount                 Proceeds
                                                   ------                ----------
Gross Proceeds of This Offering                   $8,498,900.00           100.00%

Public Offering Expenses
  (legal, accounting and
  printing)                                       $  127,184.00             1.50%

Sales Commissions*                                $  509,934.00             6%

Amount Available for
  Application Toward Units
  Construction Costs and Additional
  Recreational Facilities;
  Related Fees and
  Expenses; and Proceeds
  Due Seller                                      $7,988,966.00             9.50%


         * Notwithstanding this chart, a commission and/or compensation will only be paid if a sale of a Unit is procured by a duly licensed qualified and/or exempt person or entity under any state and/or federal requirement(s). Any such commission and/or compensation so paid shall be paid by the Company. At the present time it is contemplated that Units will only be sold by Thomas
J. Lucke and S. Peter Helland, Jr., both officers and directors of the Company. In the event a sale is procured by a duly licensed person or entity, this offering will be amended to reflect commissions to be paid and the amended filing will be submitted to the Security and Exchange Commission for staff review.

                                    PHASE II

                                                                         % of Gross
                                                   Amount                  Proceeds
                                                   ------                ----------
Gross Proceeds of This Offering                  $10,508,800.00            100.00%


Public Offering Expenses
  (legal, accounting and
  printing)                                       $  157,632.00              1.50%

Sales Commissions*                                   630,528.00              6%

Amount Available for
  Application Toward Units
  Construction Costs;
  Related Fees and
  Expenses; and Proceeds
  Due Seller                                     $ 9,720,640.00             92.50%



         * Notwithstanding this chart, a commission and/or compensation will only be paid if a sale of a Unit is procured by a duly licensed qualified and/or exempt person or entity under any state and/or federal requirement(s). Any such commission and/or compensation so paid shall be paid by the Company. At the present time it is contemplated that Units will only be sold by Thomas
J. Lucke and S. Peter Helland, Jr., both officers and directors of the Company. In the event a sale is procured by a duly licensed person or entity, this offering will be amended to reflect commissions to be paid and the amended filing will be submitted to the Security and Exchange Commission for staff review.

            CONSTRUCTION AND OTHER COSTS RELATED TO PHASES I AND II

         The Company presently estimates that the total cost of the entire construction cost of the Units and the Additional Recreational Facilities will be approximately $14,840,000 allocated among the following cost categories:

Expense Item                            Phase I                                Phase II
------------                            -------                                --------
Hotel Units                            $2,675,500.00                        $4,336,000.00

Additional Recreational
Facilities                              4,200,000.00                                 0.00

Furniture, Fixtures and
Equipment                                 458,000.00                           542,000.00

Access Roads, Parking Lots,
Sewage Facilities and Common
Elements                                  716,000.00                           849,000.00

Landscaping                                68,700.00                            81,300.00

Architectural and
Engineering Fees                           91,600.00                           108,400.00

Construction Financing Fees
and Interest                              229,000.00                           271,000.00

Marketing, Advertising and
Printing                                  458,000.00                           542,000.00

General and Administrative
Costs                                     114,500.00                           135,500.00

Other Pre-Opening Costs                    68,700.00                            81,300.00

         Total:                        $9,080,000.00                        $5,760,000.00

TOTAL COST OF ALL CONSTRUCTION RELATED EXPENSES:  $14,840,000.00

         The above estimated costs of completing the Units in Phases I and II will vary depending on the period of construction, changes in financing interest rates and the like. The Company, however, will be fully liable for payment of the costs of completing the construction of the Condominium Hotel Project and will fund the amount of such costs which exceed the proceeds from this Offering available for application toward such construction costs. The Company reserves the right to change the sales price of the Units at any time.

         The Company presently estimates that the net sale proceeds of the sale of all Units in both Phases will be as follows:

Amount Available to Company              $2,723,623.00

         In the event construction costs are decreased and the Company sells the Unit without any commissions for sales, the amount available to the Company will increase.

                             COMPENSATION AND FEES

         The following table presents the compensation and fees expected to be received by the Company and/or its affiliates in connection with this Offering or in the operation of the Units.


  ======================================================================================================
  Person or Entity                    Nature of Compensation or Fees                Amount
  ------------------------------------------------------------------------------------------------------
  The Company                         The Company, pursuant to the RPA              $1,333,773.00
                                      Agreement, will receive a Management Fee      (estimated annually
                                      of 35% of Gross Room Revenues (see            based on
                                      "DESCRIPTION OF THE RENTAL POOL - The         reference
                                      Company's Compensation," page 43              assumptions)
                                      Assuming all Units will be in the Rental
                                      Pool and further assuming an average
                                      $157.00 rental rate per occupied night
                                      and a 50% occupancy rate the Company will
                                      receive annually a fee of $1,333,733.00:
  ------------------------------------------------------------------------------------------------------
  The Company                         Gross Proceeds before taxes and Reduction     $2,723,623.00
                                      in loans:
  ======================================================================================================

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

         Pursuant to the Company's audited financial statements, the Company is a development stage company. The purpose for its creation is to register this offering, obtain a construction loan, build the Units, and market the Units to the ultimate Unit Owners. A review of the audited financial statements will show that there is a promissory note payable. This note payable can only be repaid by the Company in the event the offering is approved, construction financing is obtained and the Units are actually built and sold to the ultimate Unit Owners. In addition, the Company intends to borrow, pursuant to a construction loan, funds sufficient to build the Units. The source of repayment of these loans will be the sale of the Units. Operating expenses will be incurred in the selling of the Units. Until such Units are financed, built and sold, operations will be limited to funds borrowed for expenses incurred to date. It must be kept in mind that this is a development stage company, formed solely for the purpose of carrying out the terms of this offering. The following is a brief discussion of certain aspects of the analysis of financial condition and results of operation:

         1. Liquidity. The Registrant has very little liquidity because of the nature of this offering. The Investors are not purchasing share of equities of the Company, but rather a hotel condominium unit coupled with a mandatory rental pool and certain use rights. Therefore, the Company has limited liquidity.

         2. Capital Resources. Upon obtaining construction financing, the Company will make a material commitment for capital expenditures to build the Unit. The anticipated source of the funds will be a commercial bank in the midwest area.

         3. Operations. The operations have consisted of borrowing funds and making expenditures in preparing this offering. In that this is a development stage company, the audited financial statements contained herein are a complete historic look at the Company, and not just the past five (5) years.


                                  THE OFFERING

         The Company offers for sale 133 Units at an aggregate price of $18,987,700 to be operated as hotel rental accommodations under a mandatory rental pool arrangement (see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT," page 50, and "DESCRIPTION OF THE RENTAL POOL," page 38). The Units and the rental pooling feature offered by the Company are designed as business investments in a hotel-condominium project located in a golf resort complex.
No assurances can be made by the Company that any distributions of cash will be made under the RPA Agreement, that will be equal to or in excess of the cost incurred by the Owners in connection with operating and maintaining the Units. The Units are being offered on a best efforts basis by the Company.

                                     PHASES

         The Units as offered pursuant to this Prospectus shall be offered and sold in Phases. The first phase ("Phase I") shall consist of 61 hotel condominium suites to be constructed at the Wilderness Hotel & Resort. The second phase ("Phase II") shall consist of 72 hotel condominium suites to be constructed at the Wilderness Hotel & Resort.

Phases I and II

         There are a total of 133 Units in Phases I and II of the Wilderness Hotel & Resort. These Units consist of 61 Units in Phase I and 72 Units in Phase II. These Units are to be constructed in substantial compliance with preliminary descriptions contained herein. The Company anticipates beginning construction of Phase I in September of 1997 and construction of Phase II in September of 1998. Estimated time for completion is September 1998 for Phase I and September 1999 for Phase II. There are twelve (12) different types of Units in Phases I and II. Units are further classified by location and the possible addition of a loft. (See "Description of Units," page 51 and Exhibit
17).

Purchase Prices

         The Units to be sold in Phase I shall be sold at the price as set forth in the published price schedule to be delivered with this Prospectus.
The prices for the various types of Units in Phase I will vary according to the Units special features, (i.e., square footage, view, proximity to amenities and the like). The Company reserves the right to change the prices of any or all unsold Units from time to time by the publication of a new price schedule. Any price change will be effectuated in response to changes in market conditions or changes in development and selling costs from those currently anticipated.

         The initial prices for each type of Unit (including furnishings)(See "Description of Unit" Page 51 and Exhibit 17) are as follows:

                                PHASES I AND II

  =================================================================================================================
  Description of       Initial Prices    Phase II Prices     Phase I              Phase II # of        Maximum # of
  Unit                 Phase I                               # of Units           Units                Units
  -----------------------------------------------------------------------------------------------------------------
  Type A-1 Unit        $114,900.00       $124,900.00         8                    10                   18
  -----------------------------------------------------------------------------------------------------------------
  Type A-Unit          $120,900.00       $130,900.00         10                   10                   20
  -----------------------------------------------------------------------------------------------------------------
  Type B-1 Unit        $128,900.00       $138,900.00         4                    5                    9
  -----------------------------------------------------------------------------------------------------------------
  Type B Unit          $131,900.00       $141,900.00         5                    5                    10
  -----------------------------------------------------------------------------------------------------------------
  Type C-1 Unit        $130,900.00       $140,900.00         9                    12                   21
  -----------------------------------------------------------------------------------------------------------------
  Type C Unit          $136,900.00       $146,900.00         7                    12                   19
  -----------------------------------------------------------------------------------------------------------------
  Type D-1 Unit        $145,900.00       $155,900.00         4                    6                    10
  =================================================================================================================

  -----------------------------------------------------------------------------------------------------------------
  Type D Unit          $148,900.00       $158,900.00         4                    6                    10
  -----------------------------------------------------------------------------------------------------------------
  Type E Unit          $192,900.00       $202,900.00         4                    4                    8
  -----------------------------------------------------------------------------------------------------------------
  Type F Unit          $207,900.00       $217,900.00         2                    2                    4
  -----------------------------------------------------------------------------------------------------------------
  Type G               $182,900.00       $192,900.00         2                    0                    2
  -----------------------------------------------------------------------------------------------------------------
  Type H               $177,900.00       $187,900.00         2                    0                    2
  =================================================================================================================


         The purchaser will also be required to pay: (1) an advanced payment of the first three months Association fees and the pro rata balance of the current quarter's Association fees (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declaration, Articles and Bylaws - Liability of Members," page 56); (2) the amount of any loan fee or other costs payable at closing in connection with financing of the Unit, if any; (3) title insurance expenses; and (4) certain other closing costs, including but not limited to State of Wisconsin Real Estate Transfer Fee, the total of which should not exceed $1000.

         The following tables set forth the estimated amount of cash required for purchase of a specific Unit:


                  Estimated Cash Required to Close Transaction

PHASE I


  =======================================================================================================
  Item                                Type A-1 Unit   Type A Unit        Type B-1 Unit       Type B Unit
  -------------------------------------------------------------------------------------------------------
  Unit Purchase Price (1)              $114,900.00     $120,900.00        $128,900.00        $131,900.00
  -------------------------------------------------------------------------------------------------------
  Recording Fees (2)                         12.00           12.00              12.00              12.00
  -------------------------------------------------------------------------------------------------------
  Title Insurance (3)                       345.00          363.00             387.00             396.00
  -------------------------------------------------------------------------------------------------------
  4-1/2-Months Advance Association          900.00          900.00             900.00             900.00
  Fees (4) (estimated average)
  -------------------------------------------------------------------------------------------------------
  Additional Miscellaneous Closing        1,000.00        1,000.00           1,000.00           1,000.00
  Costs (5)
  -------------------------------------------------------------------------------------------------------
  Total Cash Payment (6)               $117,157.00     $123,175.00        $131,175.00        $134,208.00
  =======================================================================================================





  ========================================================================================================
  Item                                  Type C-1 Unit   Type C Unit        Type D-1 Unit       Type D Unit
  --------------------------------------------------------------------------------------------------------
  Unit Purchase Price (1)              $130,900.00    $136,900.00         $145,900.00        $148,900.00
  --------------------------------------------------------------------------------------------------------
  Recording Fees (2)                         12.00          12.00               12.00              12.00
  --------------------------------------------------------------------------------------------------------
  Title Insurance (3)                       393.00         411.00              438.00             447.00
  --------------------------------------------------------------------------------------------------------
  4-1/2-Months Advance Association          900.00         900.00              900.00             900.00
  Fees (4) (estimated average)
  --------------------------------------------------------------------------------------------------------
  Additional Miscellaneous Closing        1,000.00       1,000.00            1,000.00           1,000.00
  Costs (5)
  --------------------------------------------------------------------------------------------------------
  Total Cash Payment (6)               $133,205.00    $139,205.00         $148,250.00        $151,259.00
  ========================================================================================================

  ====================================================================================================
  Item                             Type E Unit      Type F Unit       Type G Unit        Type H Unit
  ----------------------------------------------------------------------------------------------------
  Unit Purchase Price (1)          $192,900.00       $207,900.00       $182,900.00        $177,900.00
  ----------------------------------------------------------------------------------------------------
  Recording Fees (2)                     12.00             12.00             12.00              12.00
  ----------------------------------------------------------------------------------------------------
  Title Insurance (3)                   579.00            624.00            549.00             534.00
  ----------------------------------------------------------------------------------------------------
  4-1/2-Months Advance                  900.00            900.00            900.00             900.00
  Association Fees (4)
  (estimated average)
  ----------------------------------------------------------------------------------------------------
  Additional Miscellaneous            1,000.00          1,000.00          1,000.00           1,000.00
  Closing Costs (5)
  ----------------------------------------------------------------------------------------------------
  Total Cash Payment (6)           $195,391.00       $210,436.00       $185,361.00        $180,346.00
  ====================================================================================================

PHASE II


  ======================================================================================================
  Item                                Type A-1 Unit   Type A Unit        Type B-1 Unit       Type B Unit
  ------------------------------------------------------------------------------------------------------
  Unit Purchase Price (1)              $124,900.00     $130,900.00        $138,900.00        $141,900.00
  ------------------------------------------------------------------------------------------------------
  Recording Fees (2)                         12.00           12.00              12.00              12.00
  ------------------------------------------------------------------------------------------------------
  Title Insurance (3)                       345.00          363.00             387.00             396.00
  ------------------------------------------------------------------------------------------------------
  4-1/2-Months Advance Association          900.00          900.00             900.00             900.00
  Fees (4) (estimated average)
  ------------------------------------------------------------------------------------------------------
  Additional Miscellaneous Closing        1,000.00        1,000.00           1,000.00           1,000.00
  Costs (5)
  ------------------------------------------------------------------------------------------------------
  Total Cash Payment (6)               $117,157.00     $123,175.00        $131,175.00        $134,208.00
  ======================================================================================================





  ========================================================================================================
  Item                                  Type C-1 Unit   Type C Unit        Type D-1 Unit       Type D Unit
  --------------------------------------------------------------------------------------------------------
  Unit Purchase Price (1)              $140,900.00    $146,900.00         $155,900.00        $158,900.00
  --------------------------------------------------------------------------------------------------------
  Recording Fees (2)                         12.00          12.00               12.00              12.00
  --------------------------------------------------------------------------------------------------------
  Title Insurance (3)                       393.00         411.00              438.00             447.00
  --------------------------------------------------------------------------------------------------------
  4-1/2-Months Advance Association          900.00         900.00              900.00             900.00
  Fees (4) (estimated average)
  --------------------------------------------------------------------------------------------------------
  Additional Miscellaneous Closing        1,000.00       1,000.00            1,000.00           1,000.00
  Costs (5)
  --------------------------------------------------------------------------------------------------------
  Total Cash Payment (6)               $133,205.00    $139,205.00         $148,250.00        $151,259.00
  ========================================================================================================

  ===================================================================================================
  Item                             Type E Unit      Type F Unit       Type G Unit        Type H Unit
  ---------------------------------------------------------------------------------------------------
  Unit Purchase Price (1)          $202,900.00       $217,900.00       $192,900.00        $187,900.00
  ---------------------------------------------------------------------------------------------------
  Recording Fees (2)                     12.00             12.00             12.00              12.00
  ---------------------------------------------------------------------------------------------------
  Title Insurance (3)                   579.00            624.00            549.00             534.00
  ---------------------------------------------------------------------------------------------------
  4-1/2-Months Advance                  900.00            900.00            900.00             900.00
  Association Fees (4)
  (estimated average)
  ---------------------------------------------------------------------------------------------------
  Additional Miscellaneous            1,000.00          1,000.00          1,000.00           1,000.00
  Closing Costs (5)
  ---------------------------------------------------------------------------------------------------
  Total Cash Payment (6)           $195,391.00       $210,436.00       $185,361.00        $180,346.00
  ===================================================================================================


         (1) Assumes an initial purchase price for each type of Unit set forth under "THE OFFERING - Purchase Prices", page 31.

         (2)     Recording fees are approximately estimated at $12.

         (3)     Estimated at $3.00 per thousand based on current prices.

         (4) At closing each Investor will be required to pay (a) 3 months' Association fees in advance to establish a reserve for extraordinary repairs and capital expenditures; and (b) the pro rata balance of the current quarter's Association fees (billed quarterly in advance) due as of closing, for the purposes of the above table, it is assumed that the estimated current quarterly payment is based on 1-1/2 months of assessments being due and owing. For purposes of this section the 4 1/2 month advance association fee is an estimated average at $900.00 (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declaration, Articles and Bylaws - Liability of Members," page
                 56).

         (5) Additional Miscellaneous Closing Costs includes Wisconsin Transfer Fee (.003 of Purchase Price) and other closing costs which, for purposes of this table, are estimated in the aggregate of $1,000.00.

         (6) If an Investor finances his Unit purchase the total cash payment would be reduced by the amount of the loan; however, additional costs of closing would likely be incurred by the Investor, including but not limited to fees for the loan application, loan origination, credit reports, appraisals, closing fee and attorney's services, and prorated accounts for interest and taxes (see "Financing of Purchase" below).


Terms of Purchase

         Each Investor will be required to sign a condominium construction and sales agreement (the "Condominium Construction and Sales Agreement") for a Unit in the form as set forth in Exhibit "4-A", attached to this Prospectus. The Condominium Construction and Sales Agreement both provide for an immediate escrow payment of an amount equal to 10% of the Unit's Purchase Price and payment in full of the balance of the Purchase Price at the closing.

The closing will occur after substantial completion of the Investor's Unit upon 20 days prior written notice of closing from the Company to the Investor. The escrow payment will be held by an independent banking institution or by the Company's construction lender ("Escrow Agent"). If the Company cancels this Offering and terminates each executory Condominium Construction and Sales Agreement it has entered into prior to such cancellation date, the Escrow Agent will return the escrow payment in full to each Investor together with interest, if any, from the date of the Condominium Construction and Sales Agreement to the date of such cancellation. In the event the purchase fails to close for any other reason, other than the default of the Investor, the Company will return the escrow payment in full to the Investor, with interest. If the purchase fails to close due to a default of the Investor, the Company will have the right to terminate the Condominium Construction and Sales Agreement and retain the escrow payment and interest accrued as liquidated damages, or to bring an action for specific performance (see Exhibit 4-A, "The Condominium Construction and Sales Agreement").

         Pursuant to the Condominium Construction and Sales Agreement, the Company will warrant to each Investor that:

         (1) The Units are or will be structurally sound and constructed in compliance with all applicable zoning laws and in accordance with the plan and specifications;

         (2) All materials, equipment and furnishings used in the construction of the Units or to be supplied to the Units shall be of good quality and at the closing of the Unit purchase will be in good condition and fully operational;

         (3) The Company has no knowledge of any pending or contemplated condemnation of any portion of the Units or any contemplated zoning changes that would materially adversely affect the Units construction project;

         (4) The construction contractor has/will warrant(ed) and guarantee(d) the work to be performed and the materials to be furnished in the construction of the Units and agrees to make good, at its expense, any defects in materials or workmanship which may occur or develop within a reasonable period following completion of construction; and

         (5) Standard manufacturer's warranties will apply to all furniture and fixtures to be placed in the Units.

         At closing, the Company will convey to Investor good and marketable title to the Unit. At closing, the Company will also cause to be issued to Investor, at Investor's expense, a standard owner's title insurance policy in the amount of the Purchase Price insuring title to the Unit subject to the standard ATLA printed exceptions and the Declaration, (see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT - Description of Wilderness Hotel & Resort, " page
51), the RPA Agreement, any mortgage or other encumbrance placed on the Unit by purchaser, any taxes and assessments for the year not yet due and payable, and all condominium documents, easements, zoning, rights-of-way, and other restrictions and reservations of record, none of which will materially limit the use of the Unit for the operation as a hotel to abe operated under the terms of the RPA Agreement.

Cancellation

         Each Investor is given the right, pursuant to Section 703.33 of the Wisconsin Statutes, to cancel the Condominium Construction and Sales Agreement, without penalty or obligation, within five (5) days from the date of the execution of the Condominium Construction and Sales Agreement and/or five (5) days from the receipt of this offering containing the proposed Condominium Documents, whichever is later. An Investor must notify the Company in writing of his/her intent to cancel. The notice of cancellation shall be effective upon the day sent and shall be sent to the Company at 511 E. Adams Street, Wisconsin Dells, Wisconsin 53965. Any attempt to obtain a waiver of the Investor's cancellation right is unlawful. While the Investor may execute all closing documents in advance, the Company's use of the deposit pursuant to the Condominium Construction and Sales Agreement, before the expiration of the five
(5)-day cancellation period is prohibited.

Financing of Purchase

         The Company has made no arrangement with any financial institution for financing of the purchase of any Units by the Investor and makes no representation concerning the availability or terms of such financing. Investors must make their own arrangements for financing. All costs associated with obtaining financing, such as fees for the loan application, the loan origination, the appraisal, closing costs, attorney's services and credit reports, shall be paid by Investor. An Investor who intends to finance the purchase of a Unit should include the effect of such financing in the evaluation of this Offering.


Sales

         The Units will be sold on a best effort basis by the Company at the prices established on the published price schedule contained herein (see "PURCHASE PRICE TABLE," page 1). In the offering of the Units the Company may be considered an "underwriter" as that term is defined in the Securities Act of 1933. The Company's sales will be conducted only by officers who are also directors of the Company and because no commissions and/or compensation based on the sale of any Unit will be paid, the Company is not required to hold a
Wisconsin real estate license nor a broker/dealer security license.   The sales
literature, other than this Prospectus, to be used in promoting sales of the Units are the floor plans, Unit specifications and miscellaneous brochures regarding the Units and the Wilderness Hotel & Resort (see "SUMMARY OF PROMOTIONAL AND SALES MATERIAL," page 70). In addition to this Prospectus, prior to closing, each Investor will receive a copy of the Declaration, the Articles of Incorporation and the Bylaws for the Association, the current rules and regulations adopted by the board of directors of the Association (see ORGANIZATION OF

HOTEL-CONDOMINIUM," page 56), (see "DESCRIPTION OF HOTEL-CONDOMINIUM PROJECT - Description of Wilderness Hotel & Resort," page 51).

         See also Exhibits 10-A, 10-B and 10-C.

IN ADDITION TO THE COMPANY'S RIGHT TO TERMINATE THIS OFFERING, THE COMPANY MAY ELECT NOT TO CONSTRUCT ANY PHASE OF THE CONDOMINIUM-HOTEL PROJECT AT ITS SOLE AND ABSOLUTE DISCRETION.


                         DESCRIPTION OF THE RENTAL POOL

         Each Investor and all Transferees of a Unit offered hereby shall be required to enter into the Rental Pooling and Agency Agreement (the "RPA Agreement"), under which the Company is appointed agent and attorney-in-fact for the Owner in the rental operation and management of the Owner's Unit as a hotel accommodation. Under the RPA Agreement the Owners will share in the net rental income from the rental of all of the Units participating in that Unit's Rental Pool. There are seven (7) specific Rental Pools in Phases I and II. Each individual Rental Pool is made up of similar Units and each Rental Pool is more particularly described below:

Phases I and II


  =====================================================================================================
     TYPE OF UNIT IN POOL            NUMBER OF UNITS IN RENTAL POOL                 DESCRIPTION (1)
  -----------------------------------------------------------------------------------------------------
               A                                   38                               One Room
  -----------------------------------------------------------------------------------------------------
               B                                   19                               One Room/Loft
  -----------------------------------------------------------------------------------------------------
               C                                   40                               One Bedroom
  -----------------------------------------------------------------------------------------------------
               D                                   20                               One Bedroom/Loft
  -----------------------------------------------------------------------------------------------------
               E                                    8                               Master Bedroom
  -----------------------------------------------------------------------------------------------------
               F                                    4                               Three Bedroom/Loft
  -----------------------------------------------------------------------------------------------------
              G/H                                   4                               One/Two Bedroom(s)
  =====================================================================================================


(1) As more particularly described on page 51, as "Description of the Unit" and page 53 in the "Description of the Furnishings," and Exhibit 17.

         The following is a brief summary of the material provisions of the RPA Agreement and does not purport to be a complete statement of all of the terms and conditions set forth therein. The following statements are qualified in their entirety by reference to the complete document, a copy of which is attached hereto as Exhibit 4-B.

         Each separate Rental Pool shall have its own accounting. Gross Room Revenues for each Rental Pool shall be separately listed and defined. The expenses for each Rental Pool shall be separately noted and entered. Each Rental Pool shall keep and retain its own set of accounting ledgers.

Term.

         The RPA Agreement commences on the closing date of an Owner's purchase of his/her Unit and continues for a term of twenty (20) years. The Owner at the Closing of his/her Unit shall execute the RPA Agreement. Any time after twenty (20) years following the date the first completed Unit is placed under the Company's rental management pursuant to the RPA Agreement, the Owners, upon a two-thirds majority vote at a meeting called for such purpose, may terminate all of the RPA Agreements and establish an alternate agency for the management of the rental program. Any time after three (3) years following the Closing of the last Unit sold, the Company may terminate any individual Owner's RPA Agreement, or the RPA Agreement with respect to all of the Units and Rental Pools, by giving 90 days prior written notice to the individual Owner or to all the Owners, as the case may be.

         The RPA Agreement shall terminate with respect to an individual Owner upon that Owner's death or upon either the Owner's or the Company's bankruptcy, dissolution or other termination of existence. The Company, however, shall offer any Transferee the right to execute the RPA Agreement and join the Rental Pool if the RPA is still in full force and effect. Furthermore, once the RPA Agreement covering an individual Unit is terminated, the Unit is excluded from the Rental Pool (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declaration, Articles and Bylaws" page 56).


Management and Control.

         As agent for the Unit Owners, the Company has full power and authority to take all actions and to do all things reasonably necessary or desirable for the proper, efficient and economical management and operation of all of the Units. The Company is obligated to establish and maintain marketing and operating programs, policies and procedures for the rental of the Units with a goal of reasonable profitability. The Company is given total discretion and control in all matters relating to the rental operation of the Units, including the authority to demand, reserve and receive rental payments, subject only to certain reasonable standards.

         The Company will maintain books of account that will be open for Owner inspection with reasonable notice during normal business hours. These books will be kept according to accounting principles that are standard for the hotel industry. The Company will deliver to the Owners, annually, statements setting forth Gross Room Revenues, Room Operating Expenses (including Management Fees) and the Owner Net Rental Income with regard to individual Units and each separate Rental Pool.

         Without the Owner's consent and without terminating the RPA Agreement, the Company may assign all or substantially all of its duties under the RPA Agreement to an affiliate of the Company or to another recognized hotel management company. The Company may also merge or consolidate with another Company without obtaining the Owner's consent.

Owner's Personal Use of the Units.

         (a) Personal Use Nights. In addition to all other rights and obligations available to a Unit Owner, he/she and/or his/her assigns may use the Unit for a total of ten (10) nights during any one (1) calendar year within an Owner's own Rental Pool ("Personal Use Nights"). Such Personal Use Nights shall not be allowed from June 10th through Labor Day. Further, all Personal Use Nights shall be subject to availability within Owner's own Rental Pool. An Owner's Personal Use Nights shall be free of any rental charge whatsoever, except: for any telephone charges; charges to the room during the Owner's stay at the Wilderness Hotel & Resort; recreation fees or charges at the Wilderness Hotel & Resort; any extraordinary wear and tear and/or damage to any Unit and/or the furnishings contained therein; and any other charge or fee not incidental to actual rental charge normally due from the occupant of a hotel room within the hotel industry. In the event an Owner owns a Unit for less than a full calendar year, the number of Personal Use Nights shall be prorated on the basis of ten (10) Personal Use Nights per 365 days. In the event a Personal Use Day is to be prorated in any given year, resulting in a number of days containing a fraction, then the number of personal Use Days will be rounded up to the next highest whole number. Any use shall be subject to the terms of this Agreement and all rules and regulations of the Hotel Condominium Project and the Wilderness Hotel & Resort. Notwithstanding anything contained herein to the contrary, Personal Use Nights must be used during a calendar year or the right to use the Personal Use Night shall expire on December 31 of that certain calendar year. As a result, no Personal Use Nights can be accumulated from year to year.

         (b)  Unit Inside an Owner's Rental Pool.

         In addition to the Owner using ten (10) Personal Use Nights and at any time during the year, in the event on the day of the Unit Owner's check in, at 10:30 p.m., each and every Unit in an Owner's Rental Pool is not rented, an Owner, on a "first come first serve" basis, may rent that Unit for 25% of the lowest available rental rate for that Unit taking into consideration the time of year, other discounts being offered and similar considerations. This charge of 25% of lowest available rental rate shall not be considered Gross Room Revenue for purposes of the Rental Pool. Rather, the sums shall be paid to the Company as an administrative fee to cover reasonable costs associated with renting the Unit for that night. Any amount charged to the Owner for his/her occupancy will be deducted from the Owner's hotel account unless Owner elects to pay upon check out. In addition to amounts charged Owner for occupancy, Owner shall be charged for any normal and actual telephone costs or extra ordinary maintenance costs associated with Owners occupancy.

         (c) Unit Outside an Owner's Rental Pool. In addition to the Owner using the ten (10) Personal Use Nights and at any time during the year, in the event each and every Unit in an Owner's Rental Pool is rented for a given night, an Owner may occupy any of the Units in the Hotel Condominium Project at the lowest available rental rate for that Unit, taking into consideration the time of year, other discount rates then being offered, and similar considerations. Seventy-five percent (75%) of the published rental rate is typical of the lowest available rate given by resort hotels to various types of groups or repetitive business, except during peak holiday periods. The terms and conditions of an Owner's reduced rate occupancy of a Unit with respect to reservations, cancellations and occupancy shall be identical to the terms and conditions imposed on any other guest of the Wilderness Hotel & Resort. Any amount charged for an Owner's occupancy will be deducted from Owner's hotel account unless Owner elects to pay upon check out. In addition to amounts charged Owner for occupancy, Owner shall be charged for any normal and actual telephone costs or extra ordinary maintenance costs associated with Owners occupancy.

         (d) Restriction on Rental. An Owner, may not rent his/her Unit to others independent of the Company's rental operation of the Units and the Rental Pools. Further, an Owner can block off and reserve the use of his/her Unit any time prior to that Unit being reserved by a member of the general public, but rate will not be determined until the morning after the Unit Owner's arrival at the Wilderness Hotel & Resort, unless Owner is using one of his/her ten (10) Personal Use Nights.

         (e) Notification of Intent to Occupy. Owner shall not have the right to use a Personal Use Night on any specific day pursuant to the terms of this Agreement unless he/she shall make a reservation with the reservation clerk for the Wilderness Hotel & Resort and the Unit(s) has not been reserved for occupancy on such days. Similarly, if an Owner wishes to allow a specified guest to occupy his/her Unit during all or any of the Owner's Personal Use Nights, Owner must make a reservation as provided above, together with a written memorandum signed by Owner stating his consent to the Personal Use Nights being used by the specified guest. Owner may cancel any Personal Use Night reservation seventy- two (72) hours prior to date of arrival, and pay a Ten Dollar ($10.00) cancellation fee; provided, however, that if the notice of cancellation is received less than seventy-two (72) hours prior to the date of arrival, the Owner, for the purposes of determining the number of Personal Use Nights used, shall be deemed to have occupied the Unit for the period specified in his/her reservation unless the Company shall actually obtain a rental of the Unit during that period.

         (f) Manner of Use. An Owner's Unit may be occupied on a Personal Use Night by any Owner or specified guest. Only Owner or his spouse shall be granted discount rates for their use of other categories of Units in the Hotel Condominium pursuant to paragraphs 2.2(b) and 2.2(c), and only to the extent other discount rates are then available to group or repetitive business. At any time a Unit is used by Owner, his/her spouse, or specified quests, whether being a Personal Use Night, at a discount rate or otherwise, the user or users shall comply with all Hotel rules and regulations with respect to their use of the Unit and Hotel Condominium Project and Wilderness Hotel & Resort facilities. The Personal Use Nights and/or discount rates, as the case may be, shall be available to the Owner, spouse, or specified guest on a basis of one per Unit owned by the Owner. By way of example, an Owner of one Unit using a discount rate or Personal Use Night shall be entitled to use only one Unit on that specific night. Any other Unit rented by the Owner spouse or specified guest shall be at full rack rate.

Rental Rates.

         The Wilderness Hotel & Resort will be in direct competition with hotels, motels and other condominium developments renting condominium units and hotel rooms in the Wisconsin Dells area (see "DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT - Hotel Facilities," page 51). Accordingly, the daily rental rates for the Units will fluctuate to meet competitive conditions. Based on the information contained in the Company's own analysis of the competition in the local market, the following daily double occupancy rates to be charged for use of the Units as rental accommodations have been tentatively adopted by the Company. The Company, however, reserves the right to charge lower rental rates at any time, as it deems necessary, and/or as dictated by market condition.


  ==========================================================================================================
  Type of Unit          Accommodations          High Season (1)      Normal Season (2)     Winter Season (3)
                                                      (Day)                 (Day)                 (Day)
  ----------------------------------------------------------------------------------------------------------
  Unit A-1              One Room                    170.00                135.00                115.00
  ----------------------------------------------------------------------------------------------------------
  Unit A                One Room                    180.00                145.00                115.00
  ----------------------------------------------------------------------------------------------------------
  Unit B-1              One Room/Loft               190.00                150.00                130.00
  ----------------------------------------------------------------------------------------------------------
  Unit B                One Room/Loft               199.00                160.00                130.00
  ----------------------------------------------------------------------------------------------------------
  Unit C-1              One Bedroom                 190.00                150.00                130.00
  ----------------------------------------------------------------------------------------------------------
  Unit C                One Bedroom                 199.00                160.00                130.00
  ----------------------------------------------------------------------------------------------------------
  Unit D-1              One Bedroom/Loft            210.00                175.00                155.00
  ----------------------------------------------------------------------------------------------------------
  Unit D                One Bedroom/Loft            225.00                190.00                155.00
  ----------------------------------------------------------------------------------------------------------
  Unit E                One Bedroom                 295.00                250.00                195.00
  ----------------------------------------------------------------------------------------------------------
  Unit F                Three Bedroom/Loft          315.00                285.00                225.00
  ----------------------------------------------------------------------------------------------------------
  Unit G                Two Bedroom                 250.00                220.00                195.00
  ----------------------------------------------------------------------------------------------------------
  Unit H                One Bedroom                 250.00                220.00                195.00
  ==========================================================================================================

Special discount rates will be offered for groups and repetitive business.
___________

(1) High Season is considered the months of July and August; however this period is subject to change.

(2)      Normal Season is considered the month of June; also subject to change.

(3) Winter Season is considered January, February, March, April, May, September, October, November and December of each year; also subject to change.

The Company's Compensation.

         Management Fee. Each Owner shall pay to the Company the Management Fee of 35% of Gross Room Revenues. In turn, the Company shall provide marketing, advertising, front desk staff, wages for reservation staff, wages for housekeeping, bookkeeping, administration and switchboard services.

Revenues and Expenses of the Rental Pool

         The figures in Exhibit 18 represent the estimated annual economics of each of seven (7) Rental Pools which assumes all 133 of the Units are participating in the Rental Pool, under varying occupancy rates, however the Company can make no assurances that these estimates will prove accurate.

ROOM OPERATING EXPENSES

         The types of expenses incurred in owning a Unit include ownership expenses paid directly by owners ("Additional Expenses Applicable to the Activity"), expenses related to the Association's management of the common elements ("Condominium Association Expenses") and expenses related to the operation of the Rental Pool ("Rental Pool Expenses")(all of these aforementioned expenses shall be generally known as "Room Operating Expenses"). Owners will be individually responsible for Additional Expenses Applicable to the Activity such as real estate and personal property taxes, mortgage payments (interest and principal), if any, Owner occupancy charges, casualty insurance and any separately acquired special services. Condominium Association Expenses relating to the maintenance, insurance, operation and occupancy charges of the common elements will be paid by the Association and charged proportionately to each Owner via an Association assessment. The share of each Units Condominium Association Expense will be directly related to the Units square footage as it relates to the total square footage (see "ORGANIZATION OF HOTEL-CONDOMINIUM - Declarations, Articles and Bylaws-Liability of Members," page 56). The Rental Pool Expenses will be determined monthly and will be charged to each Owner's Rental Pool Account and paid as part of a monthly association payment. Any deficiencies in the amount of the collected Management Fee used to pay the costs and expenses shall be collected from the Unit Owner.

         The "Room Operating Expenses" generally includes all costs, charges and expenses attributable to the operation of all of the Units in a specific Rental Pool and each separate Rental Pool as hotel accommodations, including without limitation, costs of linen and laundry service; costs of guest supplies; fees and commissions paid to travel agents; any and all reserves required to replace any improvements at the Hotel Condominium Project, credit card commissions; bad debt losses; expenses of repair, maintenance and refurbishment of office, reception, housekeeping and maintenance areas; expenses of repair, maintenance and refurbishment of Unit furnishings, fixtures, equipment and household items; costs of utilities; that certain access and use fee ("User Fee") to be paid pursuant to that certain access and use agreement dated ____________ by and between the Association and the Company and its affiliated entities (the "Access and Use Agreement")(see "User Fee Ledger," Exhibit 17 and description of User Fee below); computer bookkeeping and accounting expenses; and fees for legal and other professional services. The Room Operating Expenses also include the cost of thorough periodic cleaning and repair of the Units and their furnishings, which maintenance, cleaning and repair shall be done by the Company to the extent feasible on a rotating basis so as to maintain all Units in proper condition for their rental use. The Room Operating Expenses are detailed on Exhibit 17 and are labeled "Association Costs and Budget."

User Fee Expense

         Wilderness Hotel & Resort, Inc. will continue to operate and maintain the indoor and outdoor recreational facilities located at the Wilderness Hotel & Resort. The recreational facilities are and it is anticipated that it will continue to be a major factor in attracting hotel guests to the Wilderness Hotel & Resort. The cost of upkeep, repair, operation and replacement shall be shared by all Units and the existing non-condominium hotel units. These include pool supplies, wages associated with the management and upkeep of the facilities, utility expenses, insurance expenses, garbage pickup, salaries for management, administration, security and water safety (lifeguards), taxes, utilities, replacement costs, landscaping (see chart below for estimated numbers) and real estate taxes directly attributable to these facilities. Specifically, these user fees will be allocated by the square footage ratio; the sum of Phase I and II Units divided by the sum of non-condominium hotel units and Phase I and II square footage. That fraction is then multiplied by the total amount of the Association's budget. This number is then reduced by 35% (percent of rent received by the Company). After the total amount of user fees applicable to the Units is determined, it is incorporated into the overall Rental Pool and Condominium Association's costs. These costs, in turn, are allocated by Rental Pool types and shared equally by the number of units in the Rental Pool.


Sharing of Revenues and Expenses.

         The Company shall establish a book account (the "Owner's Account") for each Owner. The Company shall make deposits in and deductions and distributions from the Owner's Account in accordance with the RAP Agreement. The Gross Room Revenue received from all the Units in a certain Rental Pool will be pooled and allocated to each Owner's Account pursuant to the following formula:

                        Gross Room Revenue from the Rental Pool
                        ---------------------------------------
                        Number of Units in the Rental Pool

The Room Operating Expenses shall consist of Rental Pool Expenses ("Rental Pool Expenses"). The Rental Pool Expenses attributable to all of the Units in each Rental Pool, shall include but are not limited to, the salaries, wages and employee benefits of front desk, housekeeping, sales, marketing and administrative personnel; the costs of laundry, cleaning supplies, uniforms, office and front desk supplies; utilities; unit maintenance and repairs; and legal and accounting fees will be charged to each Unit Owner's Account pursuant to the following formula:

     Gross Room Revenues from a Rental Pool
     --------------------------------------
     Combined Gross Room Revenue from all    X    Total Rental Pool Expenses
     Rental Pools

The Condominium Association Expenses will include, but are not limited to, common area management fee, common insurance, Directors and Owner's common insurance, common electricity and gas, common water and sewer, common repair/maintenance, legal, accounting, telephone, tax reserves, satellite, garbage and snow removal. Each owner will be liable for such expenses based on the following formula:

             Number of Square Feet in a Unit
             -------------------------------
             Total Number of Square Feet in      X    Total Association Fees
             all Units


The Company will make at least quarterly distributions to each Owner of any Net Rental Income (Gross Room Revenues less 35% Management Fee, less Room Operating Expenses, less Owner occupancy charges and working capital reserve) or will assess the Owner for any deficit in his/her Owner's Account. Each Investor must recognize that under the RPA Agreement the Investor will be liable for any share of losses associated with the Units.

         The break down of estimated income and expense associated with ownership of the types of Units are contained in Exhibits 17 and 18. Although these tables are based on the best estimates of the Company at the present time, the Company can make no assurances that these estimates will prove accurate. Accordingly, these tables are not to be relied on as projections of future income.

PROJECTED RENTAL POOL AND CONDOMINIUM ASSOCIATION EXPENSES


  =====================================================================================
                                      133 Units                            61 Units
                                      Full Year                            Full Year
  -------------------------------------------------------------------------------------
  GROSS ROOM REVENUE                  $4,871,083                           $2,256,306
  -------------------------------------------------------------------------------------
  MANAGEMENT FEE (35%)                1,704,879                            789,707
  -------------------------------------------------------------------------------------
  NET ROOM REVENUE TO OWNERS          3,166,204                            1,466,599
  -------------------------------------------------------------------------------------


  =====================================================================================
  I.       ANNUAL BUDGET              Full Year                            Full Year
  -------------------------------------------------------------------------------------
  EXPENSES:
  -------------------------------------------------------------------------------------
  Insurance (Building & Liability)    25,000                               15,000
  -------------------------------------------------------------------------------------
  Directors/Officers Insurance        1,170                                1,000
  -------------------------------------------------------------------------------------
  Electricity and Gas                 106,400                              50,000
  -------------------------------------------------------------------------------------
  Linens                              15,000                               15,000
  -------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------
  Laundry                             45,000                               25,000
  -------------------------------------------------------------------------------------
  Permits & Licenses                  3,000                                2,000
  -------------------------------------------------------------------------------------
  Water & Sewer                       30,000                               15,000
  -------------------------------------------------------------------------------------
  Repairs & Maintenance/Replacement   25,000                               10,000
  -------------------------------------------------------------------------------------
  Legal & Accounting                  4,000                                4,000
  -------------------------------------------------------------------------------------
  Supplies                            65,000                               35,000
  -------------------------------------------------------------------------------------
  Salaries - Association              2,500                                2,500
  -------------------------------------------------------------------------------------
  Satellite Service                   10,000                               6,000
  -------------------------------------------------------------------------------------
  Telephone ($30 per month per        47,160                               21,960
  condo)
  -------------------------------------------------------------------------------------
  User Fee *(see below)               480,635                              325,975
  -------------------------------------------------------------------------------------
  TOTAL                               859,865                              528,435

  AVERAGE PER UNIT                    6,465                                8,663
  =====================================================================================



USER FEE LEDGER

  =====================================================================================
  I.       USER FEE LEDGER            FULL YEAR                            FULL YEAR
  -------------------------------------------------------------------------------------
  Supplies-Pool & Garbage             $100,000                             100,000
  -------------------------------------------------------------------------------------
  Salaries-Management/                150,000                              120,000
  Administrative/Security
  -------------------------------------------------------------------------------------
  Salaries-General for Common Areas   50,000                               50,000
  -------------------------------------------------------------------------------------
  Salaries-Maintenance                120,000                              100,000
  -------------------------------------------------------------------------------------
  Salaries-Swim                       190,000                              190,000
  -------------------------------------------------------------------------------------
  Taxes-FICA                          20,000                               18,000
  -------------------------------------------------------------------------------------
  Taxes-Unemployment                  7,000                                5,000
  -------------------------------------------------------------------------------------
  Taxes-Real Estate for Common        100,000                              90,000
  Areas
  -------------------------------------------------------------------------------------
  Utilities-Common Areas              225,000                              225,000
  -------------------------------------------------------------------------------------
  Garbage Removal                     20,000                               20,000
  -------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------
  Insurance on Building/              30,000                               25,000
  Liability
  -------------------------------------------------------------------------------------
  Replacement/Maintenance for         35,000                               25,000
  Common Areas
  -------------------------------------------------------------------------------------
  Flowers                             35,000                               35,000
  -------------------------------------------------------------------------------------
  TOTAL                               1,082,000                            1,003,000
  =====================================================================================




USER FEE ALLOCATION

  =============================================================================================
  Total User Fees for Phase I, II     $1,082,000                           $1,003,000   (1)
  and Existing Hotel
  ---------------------------------------------------------------------------------------------
  Square Footage Ration:  Phase I     68.34%                               50.0%   (2)
  and II/Phase I, II and Existing
  Hotel
  ---------------------------------------------------------------------------------------------
  Product of (1) * (2)                $739,439                             $501,500  (3)
  ---------------------------------------------------------------------------------------------
  1 - Management Fee % or (1/35%)     65.0%                                65.0%  (4)
  ---------------------------------------------------------------------------------------------
  Product of (3) * (4)                $480,635                             $325,975 Association
                                                                                    User Fees
  =============================================================================================




Summary of Tax Treatment of Expenses of Unit Ownership.

         The following is a summary of the tax treatment of owning a Unit.
This is not meant to be a substitute for the Income Tax Information on page 61, or in Counsel's Opinion Letter in Exhibit 8.

         In general, the deductible expenses incurred by Owners will fall into three categories: (1) Additional Expenses Applicable to the Activity; (2) Condominium Association Expenses; and (3) Rental Pool Expenses.

         1.      Additional Expenses Applicable to the Activity.

         Interest. Interest paid on any indebtedness incurred to purchase or carry a Unit will be deductible by an Owner, subject to Personal Use and Passive Activity.

         Property Taxes. Property taxes will be deductible, subject to Personal Use and Passive Activity Rules, for federal income tax purposes.

         Depreciation.   Because the real estate improvements are for transient
occupancy, appropriate tax law provides that the cost of improvements to real property, such as the cost of a Unit (less the assigned basis for the land), may be depreciated over a 39 1/2-year recovery period, subject to Personal Use and Passive Activity Rules. The cost of a Unit must be depreciated pursuant to the statutory rate.

         When improvements to real property subject to depreciation are disposed of by sale, foreclosure or otherwise, any gain, up to the amount of all depreciation deductions previously taken will be "recaptured".

         An Owner's furniture will be assigned a statutory recovery period of seven years and may be depreciated over such period pursuant to statutory rates. As an alternative an Owner may elect to use the straight-line method of depreciation over the assigned seven-year recovery period (or other longer recovery periods provided in the statute).

         When furniture subject to depreciation is disposed of by sale, foreclosure of otherwise, any gain, up to the amount of depreciation deductions previously taken, will be "recaptured" and subject to tax as ordinary income rather than capital gain.

         2.      Condominium Association Expenses.

         Maintenance and Repair Expenses. The cost of maintenance and repairs in the Common Areas and Common Elements of the Condominium which neither materially add to the value of property nor appreciably prolong its useful life, will be deductible, subject to the Personal Use and Passive Activity Rules. However, if repairs are in the nature of replacements and arrest the deterioration or appreciably prolong the life of property, they generally must be capitalized and may be recovered through depreciation allowances.

         Insurance Premiums. Deductions, subject to the Personal Use and Passive Activity Rules, are permitted for the cost of insurance against fire, storm, theft, accident and similar losses related to the Common Areas and Common Elements of the Condominium. Premiums which provide insurance coverage for more than one year may have to be amortized over the coverage period.

         Assessments. Assessments or fees paid to the Association during the Owner's taxable year (including reserve amounts) may be immediately deductible by the Owner. In addition, any assessments that are considered a capital contribution are not deductible (see page 63).

         3.       Rental Pool Expenses.

         Maintenance and Repair Expenses. The cost of maintenance and repairs which neither materially add to the value of property nor appreciably prolong its useful life, will be deductible. However, if repairs are in the nature of replacements and arrest the deterioration or appreciably prolong the life of property, they generally must be capitalized and may be recovered through depreciation allowances.

         Insurance Premiums. Deductions are permitted for the cost of insurance against fire, storm, theft, accident and similar losses. Premiums which provide insurance coverage for more than one year may have to be amortized over the coverage period.

         Status. Each Owner who rents their Unit will be required to enter into an RPA Agreement with the Company (see "DESCRIPTION OF THE RENTAL POOL," page 38). It is the opinion of counsel for the Company that the RPA Agreements, in the aggregate, will not create an association taxable as a partnership. Counsel's opinion is subject to the condition that the pooling arrangement will be operated in accordance with the form of RPA Agreement attached as Exhibit 4-A to this Prospectus. Counsel's opinion is based on the present provisions of the Code, Treasury regulations and the present interpretations of those provisions by the IRS (all of which are subject to change at any time with or without retroactive application). There is no assurance that the IRS will agree that the Rental Pool should be classified as a partnership for tax purposes. If the conditions to counsel's opinion are not satisfied, or if there is a change in the applicable statute or regulations (or the interpretation thereof) counsel's opinion that the Rental Pool will be classified as a partnership may change.

         If the RPA Agreements were to be treated for federal income tax purposes as creating an association taxable as a corporation, net amount of the income and expenses of the Rental Pool would be reflected on a corporate tax return rather than passed through to each Owner. The organization created by the RPA Agreements would be considered a taxable entity responsible for the payment of taxes at corporate rates, and distributions of income to the Owners would under most circumstances be treated as taxable dividend income to them. As a result, an Owner's share of income from the Rental Pool would be subject to "double taxation," once at corporate rates and once as dividend income to the Owner.

         The Company has been advised by its counsel that the RPA Agreements will probably be treated as creating a partnership for federal income tax purposes. Until advised otherwise, the Company intends to treat the RPA Agreements as creating a partnership and will file partnership tax returns with respect to Rental Pool income and expenses. It is expected that only an Owner's share of Rental Pool income and expenses will be governed by partnership tax principles and that all other tax consequences relating to the ownership of a Unit will be governed by the tax principles generally applicable to a condominium owner who is not part of a rental pool.

                  DESCRIPTION OF THE HOTEL-CONDOMINIUM PROJECT


Description of the Wisconsin Dells Area (See Glossary for definition, page 82.)


         Area Year Round Population:  approximately 3,800

         Location: Sauk and Columbia Counties, South Central Wisconsin, North of Chicago 190 miles, Madison 53 miles, Northwest of Milwaukee 116 miles and Southeast of Minneapolis 210 miles.

         Schools and Churches: The Wisconsin Dells School District enrolls 1,449 students in six school buildings, including the Wisconsin Dells Senior High School, the Wisconsin Dells Elementary/Junior High School, and four elementary schools. Business people can tap into the resources at the world-renown University of Wisconsin - Madison, 50 miles south. There is also a University of Wisconsin campus in Baraboo and Madison Area Technical College all within commuting distance. Wisconsin Dells has six churches serving the area. The city hosts the annual convention of the World Wide Church of God.

         Recreation: The Wisconsin Dells Visitor and Convention Bureau promotes the area through an annual budget in excess of $1 million. The area consistently increases its annual tourist totals, leading to record-breaking sales figures every year for area businesses. More than 1.5 million people visit Wisconsin Dells each year. Local amenities within 20 miles of Wisconsin Dells include:

31 public beaches                           88 restaurants
74 outdoor pools, 30 indoor pools           3 state parks within 15 miles
16 tennis courts                            100 miles of bicycle trails
74 shops                                    570 miles of state funded snowmobile
72 family attractions                       trails in five county areas
10 public golf courses                      4 downhill ski areas


         Transportation: Wisconsin Dells is strategically located at junction U.S 12 and U.S. 16 and Wisconsin's major Highway Interstate 90- 94. Four interstate entrances quickly and easily lead motorists into the Wisconsin Dells area from Chicago, Milwaukee, Madison, LaCrosse and Minneapolis/St. Paul. In addition, State Highways 13 and 23 intersect in the city of Wisconsin Dells. Wisconsin Dells is centrally located in Wisconsin and is served by numerous large trucking facilities, as well as rail and overnight air service. UPS has one of its central distribution hubs located in the immediate area. Federal Express and Purolator provide daily service. Greyhound and Trailways bus lines provide daily passenger and freight service to Wisconsin Dells from all major markets.

         Rail and Air: AMTRAK provides mainline passenger service to Chicago, St. Paul and Milwaukee. The Soo Line provides freight service. Air service is available at the Baraboo/Wisconsin Dells municipal airport just south of the city. The facility can handle private jets at its 5,200 foot runway. Dane County Regional Airport in Madison, 50 miles south, provides international air service.

         General: Because 1.5 million people visit Wisconsin Dells each year, the city offers police and fire protection beyond most cities with a permanent population of 3,800 residents. Wisconsin Dells is served by physicians, optometrists and chiropractors. Medical care is offered at three area hospitals and a new medical clinic. In addition, three major hospitals are located in Madison, within 50 minutes of Wisconsin Dells. A new veterinarian clinic has opened. Shopping is convenient at the two large area grocery stores and a variety of other retail outlets, such as numerous clothing stores, two drug stores, a hardware store and an auto parts store.


                    DESCRIPTION OF WILDERNESS HOTEL & RESORT


Hotel Facilities

         The Wilderness Hotel & Resort is located in Wisconsin Dells, Wisconsin and includes hotel rooms and suites, an indoor and outdoor family water activity center, and an 18 hole golf course.

         On the grounds of the former Dell View Resort, the Wilderness Hotel & Resort will eventually include a redesigned 27 hole, par 72 golf course, 138 hotel rooms and suites, 133 Units (see "PHASES," page 31).

         The year-round resort, opened in 1995 with indoor and outdoor swimming pools, waterslides and more than a dozen water activities. Fort Wilderness, a one-of-a kind water creation in the 10,000 square foot indoor complex, includes water tunnels, log water slides, water jets and cannons in a kiddie pool where the water has a maximum depth of 18 inches. Waterfalls and slides surround the 28,000 square foot outdoor pool area.

         In addition to developing one of Wisconsin Dells' most extensive hotel water activity centers, the Wilderness Hotel & Resort hopes to become an area golf center. The Wilderness golf course will be redesigned in stages in 1996 through 1998, but will remain open each season and when finished will house 27 holes.

         The Galvano International Golf Academy is headquartered at the Wilderness Hotel & Resort, offering co-ed, women's and junior camp options, ranging from two days to a week.

         The Wilderness Hotel & Resort is a year round resort located on 170 acres of woods, glens and canyons, includes whirlpools, sauna, fireplace, game room, driving range, golf clubhouse serving sandwiches, appetizers, cocktails, convenient access to horseback riding and many other Wisconsin Dells tourist attractions.

         Description of the Units. There are twelve (12) types of Units to be offered in Phases I and II of the Hotel-Condominium Project, ranging in size from 633 square feet plus a 96 square foot balcony to 1293 square feet plus a 144 square foot balcony. Prices range from $114,900 to $207,900. There are a total of 133 Units to be offered in Phases I and II of the Hotel Condominium Project under this Prospectus and each Unit is described as follows:

         TYPE A-1 UNIT - Features One Large Room, Kitchen, Whirlpool Tub, Fireplace, Living Area with Dining, 2 TV's & Deluxe Wall Bed. Contains 633 square feet plus a 96 square foot balcony. Priced starting at $114,900

         TYPE A UNIT - Features One Large Room, Kitchen, Whirlpool Tub, Fireplace, Living Area with Dining, 2 TV's & Deluxe Wall Bed and Golf & Pool Views. Contains 633 square feet of floor area and a 96 square foot Balcony. Priced starting at $120,900.

         TYPE B-1 UNIT - Features One Large Room plus Loft with Queen Bed, Kitchen, Whirlpool Tub, Fireplace, 3 TV's and 2 bedrooms. Contains 633 Square Feet Floor Area, 210 Square Feet of Loft Area and a 96 Square Foot Balcony. Priced starting at $128,900.

         TYPE B UNIT - Features One Large Room plus Loft with Queen Bed, Kitchen, Whirlpool Tub, Fireplace, 3 TV's, 2 Bathrooms and Golf & Pool Views. Contains 633 Square Feet of Floor Area, 210 Square Feet of Loft Area and a 96 Square Foot Balcony. Priced starting at $131,900.

         TYPE C-1 UNIT - Features Enclosed Bedroom with Queen Bed & Whirlpool Tub, Deluxe Wall Bed, Fireplace, Living Area with Dining, Kitchen, 2 TV's and One Bathroom. Contains 828 Square Feet of Floor Area and an 80 Square Foot Balcony. Priced starting at $130,900.

         TYPE C UNIT - Features Enclosed Bedroom with Whirlpool Tub, Deluxe Wall Bed, Fireplace, Living Area with Dining, Kitchen, 2 TV's, One Bathroom and Golf & Pool Views. Contains 828 Square Feet of Floor Area and an 80 Square Foot Balcony. Priced starting at $136,900.

         TYPE D-1 UNIT - Features Enclosed Bedroom with Queen Bed & Whirlpool Tub, Loft with Queen Bed, Living Area with Dining, Kitchen, 3 TV's, Two Bathrooms. Contains 828 Square Feet of Floor Area, 276 Square Feet of Loft Area and an 80 Square Foot Balcony. Priced starting at $145,900.

         TYPE D UNIT - Features Enclosed Bedroom with Queen Bed, King Bed & Whirlpool Tub, Loft with Queen Bed, Living Area with Dining, Kitchen, 3 TV's, Two Bathrooms and Golf & Pool Views. Contains 828 Square Feet of Floor Area, 276 Square Feet of Loft Area and an 80 Square Foot Balcony. Priced starting at $148,900.

         TYPE E UNIT - Features Enclosed Master Bedroom with Fireplace & Whirlpool Tub, Fireplace in Living Area with Dining, Kitchen, 3 TV's, Two Bathrooms and Golf & Pool Views. Contains 1293 Square Feet of Floor Area and a 144 Square Foot Balcony. Priced starting at $192,900.

         TYPE F UNIT - Features Three Enclosed Bedrooms including a Master Bedroom with Fireplace & Whirlpool Tub, Loft, Fireplace in Living Area with Dining, Kitchen, Three Bathrooms and Golf & Pool Views. Contains 1293 Square Feet of Floor Area, Square Feet of Loft Area and a 144 Square Foot Balcony. Priced starting at $207,900.

         TYPE G UNIT - Features Two Enclosed Bedrooms including a Master Bedroom with Whirlpool Tub, Fireplace in Living Area with Dining, Kitchen, 3 TV's, One Bathroom and Golf & Pool Views. Contains 1183 Square Feet of Floor Area and a 121 Square Foot Balcony. Priced starting at $182,900.

         TYPE H UNIT - Features One Enclosed Bedroom including a Master Bedroom with Whirlpool Tub, Fireplace in Living Area with Dining, Kitchen, 3 TV's, One Bathroom and Golf & Pool Views. Contains 1183 Square Feet of Floor Area and a 121 Square Foot Balcony. Priced starting at $177,900.


         Drawings. Drawings of the general location of the Units, a side view of the Units, a typical Unit floor plan and typical floor plans of each of the twelve types of Units being offered have been supplementary provided to the Security and Exchange Commission and are available with this prospectus.


         Furnishings. Each Unit will be delivered to the investor fully furnished and decorated by the Company. The furnishings package to be selected by the Company for each Unit will include as follows:


         TYPE A-1 UNIT -  (1) Queen Headboard, (2) Nightstands, (2) TV Armoire,
         (1) Dining Table, (1) End Table, (1) Pillow Storage Cocktail Table,
         (4) Dining Chairs, (2) Bar Stools, (1) Lounge Chair, (1) Sofa Sleeper,
         (1) Queen Bed Box and Mattress, (1) Queen Set of Bedding, (1) Vertical Blind, (1) Queen Bedspread, (3) Table Lamps, (2) 19" TV's and (1) Deluxe Wall Bed. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE A UNIT - (1) Queen Headboard, (2) Nightstands, (2) TV Armoire,
         (1) Dining Table, (1) End Table, (1) Pillow Storage Cocktail Table,
         (4) Dining Chairs, (2) Bar Stools, (1) Lounge Chair, (1) Sofa Sleeper,
         (1) Queen Bed Box and Mattress, (1) Queen Set of Bedding, (1) Vertical Blind, (1) Queen Bedspread, (3) Table Lamps, (2) 19" TV's and (1) Deluxe Wall Bed. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE B-1 UNIT -  (1) Queen Headboard, (3) Nightstands, (2) TV Armoire,
         (1) Dining Table, (1) End Table, (1) Pillow Storage Cocktail Table,
         (4) Dining Chairs, (2) Bar Stools, (1) Lounge Chair, (1) Sofa Sleeper,
         (1) Queen Bed Box and Mattress, (1) Queen Set of Bedding, (1) Vertical Blind, (2) Queen Bedspreads, (5) Table Lamps and (3) 19" TV's. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE B UNIT - (2) Queen Headboard, (3) Nightstands, (2) TV Armoire,
         (1) End Table, (1) Pillow Storage Cocktail Table, (3) Bar Stools, (1) Lounge Chair, (1) Sofa Sleeper, (2) Queen Bed Boxes and Mattresses,
         (2) Queen Sets of Bedding, (1) Vertical Blind, (2) Queen Bedspreads,
         (5) Table Lamps and (3) 19" TV's. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE C-1 UNIT - (1) Queen Headboard, (2) Nightstands, (1) Dining Table, (2) End Tables, (1) Pillow Storage Cocktail Table, (4) Dining Chairs, (3) Bar Stools, (1) Lounge Chair, (1) Sofa Sleeper, (1) Queen Bed Box and Mattress, (1) Queen Set of Bedding, (2) Drapes, (2) Drape Rods, (1) Queen Bedspread, (3) Table Lamps, (2) 19" TV's, (1) Deluxe Wall Bed and (1) TV Stand. Appliances include: (1) cooktop stove,
         (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE C UNIT -  (1) Queen Headboard, (2) Nightstands, (1) Dining Table,
         (2) End Tables, (1) Pillow Storage Cocktail Table, (4) Dining Chairs,
         (3) Bar Stools, (1) Lounge Chair, (1) Sofa Sleeper, (1) Queen Bed Box and Mattress, (1) Queen Set of Bedding, (3) Vertical Blinds, (1) Queen Bedspread, (3) Table Lamps, (2) 19" TV's, (1) Deluxe Wall Bed and (1) TV Stand. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE D-1 UNIT - (2) Queen Headboard, (3) Nightstands, (1) TV Armoire,
         (1) Dining Table, (2) End Tables, (1) Pillow Storage Cocktail Table,
         (6) Dining Chairs, (3) Bar Stools, (3) Lounge Chairs, (1) Sofa Sleeper, (2) Queen Bed Boxes and Mattresses, (2) Queen Sets of Bedding, (3) Vertical Blinds, (2) Queen Bedspreads, (3) Table Lamps,
         (3) 19" TV's and (1) TV Stand. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE D UNIT -  (2) Queen Headboards, (3) Nightstands, (1) TV Armoire,
         (1) Dining Table, (2) End Tables, (1) Pillow Storage Cocktail Table,
         (6) Dining Chairs, (3) Bar Stools, (3) Lounge Chairs, (1) Sofa Sleeper, (2) Queen Bed Boxes and Mattresses, (2) Queen Sets of Bedding, (3) Vertical Blinds, (2) Queen Bedspreads, (3) Table Lamps,
         (3) 19" TV's and (1) TV Stand. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE E UNIT - (1) King Headboard, (4) Nightstands, (1) TV Armoire, (1) Dining Table, (2) End Tables, (2) Pillow Storage Cocktail Tables, (6) Dining Chairs, (4) Bar Stools, (3) Lounge Chairs, (1) Sofa Sleeper,
         (1) Queen Bed Box and Mattress, (1) Queen Set of Bedding, (4) Vertical Blinds, (1) Queen Bedspread, (3) Table Lamps, (1) Floor Lamp, (3) 19" TV's, (1) TV Stand, (1) Love Seat, (1) Queen Headboard, (1) King Set Bedding, (1) King Bed Box and Mattress, and (1) King Bedspread. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE F UNIT -  (1) King Headboard, (6) Nightstands, (2) TV Armoire,
         (1) Dining Table, (2) End Tables, (2) Pillow Storage Cocktail Tables,
         (6) Dining Chairs, (4) Bar Stools, (3) Lounge Chairs, (1) Sofa Sleeper, (2) Queen Bed Boxes and Mattresses, (2) Queen Sets of Bedding, (4) Vertical Blinds (2) Queen Bedspreads, (8) Table Lamps,
         (1) Floor Lamp, (4) 19" TV's, (1) Love Seat, (2) Queen Headboards, (1) King Set Bedding, (1) King Bed Box and Mattress, and (1) King Bedspread. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE G UNIT - (2) Queen Headboards, (3) Nightstands, (2) TV Armoires,
         (1) Dining Table, (1) End Table, (1) Pillow Storage Cocktail Table,
         (6) Dining Chairs, (6) Bar Stools, (1) Love Seat, (1) Sofa Sleeper,
         (2) Queen Bed Boxes and Mattresses, (2) Queen Sets of Bedding, (4) Vertical Blinds, (2) Queen Bedspreads, (4) Table Lamps, (1) Long Table, (3) 19" TV's, (1) King Headboard, (1) King Set Bedding, (1) King Bed Box and Mattress, and (1) King Bedspread. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

         TYPE H UNIT - (2) Queen Headboards, (3) Nightstands, (2) TV Armoires,
         (1) Dining Table, (1) End Table, (1) Pillow Storage Cocktail Table,
         (6) Dining Chairs, (6) Bar Stools, (1) Love Seat, (1) Sofa Sleeper,
         (2) Queen Bed Boxes and Mattresses, (2) Queen Sets of Bedding, (2) Vertical Blinds, (2) Queen Bedspreads, (4) Table Lamps, (1) Long Table, (3) 19" TV's, (1) King Headboard, (1) King Set Bedding, (1) King Bed Box and Mattress, and (1) King Bedspread. Appliances include: (1) cooktop stove, (1) refrigerator/freezer, (1) dishwasher and (1) microwave.

                       ORGANIZATION OF HOTEL-CONDOMINIUM

         The Investor of each Unit will become a member of the Wilderness Hotel Condominium Association, Inc. (the "Association"), a nonprofit corporation to be organized by the Company under the laws of the State of Wisconsin to, among other things, provide for the operation and management of the common elements and common areas of the Units. The Association will enter into a management agreement with the Company and/or its affiliate(s) to operate and manage the common elements and common areas of the Units.

Declaration, Articles and Bylaws.

         The following is a brief summary of provisions of the Declaration of Condominium Ownership of the Wilderness Hotel Condominium (the "Declaration"), and the Articles of Incorporation and Bylaws of the Wilderness Hotel Condominium Association, Inc. (the "Association"). It does not purport to be a complete statement of the terms and conditions of the Declaration, or the Articles of Incorporation and Bylaws, draft copies of which are filed as Exhibits "10-A," "10-B" and "10-C" to this Prospectus. Additional copies of such documents are available at the Company's principal executive offices of the Company and will be delivered to the Investor upon request and payment of 125% of the Company's cost to produce such documents.

         Board of Directors. The Board of Directors of the Association ("the Board") consists of at least three members of the Association and is charged with the responsibility for administering and supervising the operations of the Association. Normally the members of the Board are elected by the members of the Association on a rotating basis, each for three year terms; however until 10 years from the filing of the Declaration or until 75% of all the Units are sold, whichever occurs sooner, the three directors will be designated by the Company. The Board may adopt rules and regulations governing the operation and use of the common elements of the Units, fix Association fees and impose special assessments and negotiate and enter into agreements on behalf of the Association for the day-to-day operation and maintenance of the common elements and common areas. During the development stage of the Hotel, the Company dominated Association will enter into contracts with the Company, directly or indirectly through affiliates, for management, operation and maintenance of the common elements and common areas (see "Association Management Agreement" attached hereto as Exhibit "10-D"). The Board will monitor the performance of the persons or entities hired to perform any services for the Association. It will also take such actions as may be necessary to ensure that the Association maintains insurance in the manner and the amounts provided in the Declaration.

         The Board will appoint officers, including a president, one or more vice presidents, a secretary, a treasurer and such other officers as they may consider necessary and advisable. The officers will be responsible for carrying out the management of the Association pursuant to the authority and direction of the Board.

         Membership, Voting Rights and Meetings. Ownership of a Unit confers automatic membership in the Association. Membership in the Association continues until ownership of a Unit ceases. (For purposes of this "ORGANIZATION OF HOTEL-CONDOMINIUM" section, Owners of Units shall sometimes be referred to as "Members").

         The Association shall have one basic class of membership. A membership may have individual or organizational members. Each organizational Member will designate from time to time one individual to represent it at meetings and vote on behalf of such Member. The Company, as declarant under the Declaration, shall be a Member of the Association as long as it owns an interest in any Unit.

         The total number of votes of all Members will be 133. Each Member will be allowed to cast one vote for each Unit owned at all meetings of Members. There shall be no cumulative voting. The Association may suspend a Member's voting privileges if during any period the Member fails to comply with all of the provisions of the Declaration, the Articles of Incorporation and Bylaws of the Association and any rules and regulations promulgated by the Board.

         Annual meetings of the Members shall be held at a place and time designated by the Board each year. Special meetings of the Members may be called by the President or the Board, and shall be called by the President at the request of Members entitled to vote one-third (1/3) or more of the total votes of the Members.

         Liability of Members. The draft Organizational Consent of the Board provides that each Member shall be required to pay three months prorated of the Association fees in advance at the time of the final closing of his/her purchase or other acquisition of a Unit, as the case may be. The amount of such advance payment shall be considered a capital contribution to the Association and set aside for extraordinary repairs and capital expenditures. Any unused portion of this advance payment shall be refunded to a Member on the termination of his ownership of his/her unit).

         Each Member will be charged a quarterly fee in advance for his/her pro rata share of all budgeted costs and expenses for maintaining the common elements (as defined in the Declaration). These costs and expenses will be allocated among the Members generally in proportion to their respective interests in the common elements; however, if such percentage allocations would result in unfairness, certain costs and expenses will be allocated among the Members on a more equitable basis as determined by the Board. The Association will also collect from each Member as part of his/her quarterly Association fees sums sufficient to pay the Members share of insurance premiums (see "DESCRIPTION OF HOTEL- CONDOMINIUM - Description of Wilderness Hotel & Resort" page 51).

         Special assessments may also be made by the Association and will be charged to the Members on a pro rata basis. However, except for special assessments required by or levied pursuant to certain terms of the Declaration relating to damage, destruction or condemnation of the Units, if the special assessment is to provide for additional capital expenses and the proposed special assessment exceeds five percent of the full replacement cost of the Units without deduction for depreciation (as determined by the Board pursuant to the terms of the Declaration), then approval of the special assessment by the Members holding at least 51% of the votes will be necessary.

         All quarterly fees and special assessments will be billed by submitting to a Member an itemized statement setting forth in detail the various projected expenses for which the fees and assessments are being charged. Association fees will be due and payable quarterly in advance on the first day of January, April, July and October of each year and special assessments will be due and payable on the date specified in the statement. Unpaid fees and assessments shall bear interest at a rate determined by the Board and shall be secured by a lien on the Unit owned by the defaulting Member which lien may be foreclosed by the Association in accordance with the provisions of the Declaration.

         The Company will be charged fully for all Association fees and assessments chargeable against the constructed (i.e., ready for occupancy) unsold Units whether participating in the Rental Pool or not.

         Damage or Destruction and Repair. In the event of damage to or destruction of the Units or any part thereof repair and reconstruction will be undertaken by the Association as attorney-in-fact for each of the Owners using the proceeds of any applicable insurance. If the insurance proceeds are not sufficient to repair and reconstruct the Units and not more than half of the 133 Units (or half of the Units then constructed) are destroyed or substantially damaged, repair and reconstruction will nonetheless be undertaken using the proceeds of insurance and the proceeds of a special deficiency assessment levied against each of the Owners. If however, more than half of the units in the Hotel Condominium are destroyed or substantially damaged and insurance proceeds are insufficient to repair and reconstruct the Units, Owners representing an aggregate ownership interest of 51% or more of the Units' common elements, with the consent of their first mortgagees, may elect not to repair or rebuild the Units. In such event any insurance proceeds would be collected by the Association and distributed among the Owners and their mortgagees according to the extent of damage and ownership interest as finally determined by the Board of Directors. If more than half of the Units are destroyed or substantially damaged, if insurance proceeds are insufficient to repair and rebuild such damage or destruction and if Owners representing an aggregate ownership interest of 51% or more if the Units' common elements adopt a plan for reconstruction, which plan has the unanimous approval of all first mortgagees and the Company, then all Owners will be bound by the terms of the plan and reconstruction will be undertaken.

Rules and Regulations.

         The Declaration and Bylaws of the Association provide that the Association may make and enforce rules and regulations governing the use and operation of the Units, limited common elements, the employee units (if any), and the common elements. Copies of the rules and regulations will be delivered to the purchaser not later than five (5) days prior to final closing on a Unit. Any additions or other modifications to the rules and regulations adopted by the Board will be promptly delivered to the Members after adoption.

Association Management and Use Agreement.

         The Board, on behalf of the Association, will enter into a Management and Use Agreement with the Company or its affiliate(s), under which the Company or its affiliate(s) is appointed agent for the Association in the management, operation and maintenance of the common areas and elements of the Units and of the Association's property. Furthermore, the Company is directed under this agreement to perform certain services for the Members that are required of the Association under the Declaration, the Articles of Incorporation and the Bylaws, such as organize the meetings of the Members; collect assessments; prepare expense budgets and quarterly and annual reports; maintain adequate insurance; respond to Member's requests and other reasonable and appropriate services. The Company will be reimbursed for all out-of-pocket expenses incurred in connection therewith. Unless sooner terminated for cause, the term of the Management and Use Agreement continues for a period of twenty (20) years following completion of the Units, and thereafter until terminated by either party upon 90 days prior written notice to the other party.


                                  THE COMPANY


The Company and Its Affiliates.

         The Company is a Wisconsin corporation, incorporated on July 26, 1996, to engage in the promotion, development and operation of the Units. The Company is "affiliated" (within the meaning of the Securities Act of 1933) with the following companies: 1) Wilderness Hotel & Resort, Inc. which presently owns a portion of the Wilderness Hotel & Resort and operates the hotel functions at the Wilderness Hotel & Resort; 2) Wild Golf, Inc., which presently owns a portion of the Wilderness Hotel & Resort and operates the golf functions at the Wilderness Hotel & Resort; and 3) WILBAR, Inc., which presently owns and operates the food and bar functions at the Wilderness Hotel & Resort (see "THE COMPANY - The Company and Its Affiliates," page 59). The Investors of the Units offered hereby will have no interest in the Company, or any of the affiliates. Any proceeds generated by an affiliate, including but not limited to Wild Golf, Inc., WILBAR, Inc. and Wilderness Hotel & Resort, Inc., will not be contributed in any way to the Rental Pool(s). Unit Owners will not have any rights to any cash flow or any other assets of the Company or any of its affiliates. Further, Unit Owners will not have any interest, voting, rights to dividends, ownership or any other rights in the Company or any of its affiliates.


Directors and Officer.

         The initial directors and executive officers of the Company are:

                 Name                              Position
                 ----                              --------
         Thomas J. Lucke          Director, President

         S. Peter Helland, Jr.    Director, Vice President, Secretary, Treasurer



                  Biography of Initial Officers and Directors

         Tom Lucke's ("Tom") and S. Peter Helland, Jr.'s ("Pete") family link to the Wisconsin Dells can be traced back to the late 1800's and their present development, the Wilderness Hotel & Resort, is deeply rooted in the evolution of the Wisconsin Dells tourism industry.

         Growing-up in the local tourist business, both Tom and Pete worked for the family businesses. From scooping ice cream and selling boat tickets to piloting boats and amphibious duck tours, the two learned the value of hard work and customer satisfaction. With this experience in-hand, Tom at age 28 bought his first motel, the Riviera, and subsequently over the next ten years was engaged in the hotel industry in the Wisconsin Dells Area. Recognizing the popularity indoor and outdoor interactive pool centers have in drawing families to his properties, Tom continued to capitalize on this philosophy by improving his product property by property.

         The Wilderness Hotel & Resort represents Lucke's fifth theme hotel in the Wisconsin Dells area. Tom also created the Polynesian Hotel (a 230-unit tropical theme resort), the Atlantis (79 units), the Caribbean Club (a 68-unit hotel/condominium resort) and Bahama Bay (31 units).

         Tom graduated from the University of Wisconsin-Madison in 1977 with a bachelor's degree in Marketing, Pete graduated from Yale in 1988 as well as attended University of Wisconsin-Madison where he received a Master's degree in Business Administration. Pete is currently the general manager at the Wilderness Resort.


Management Remuneration and Certain Transactions.

         During pendency of this offering, until all Units are sold, or the offering is terminated, the following officers will be compensated as stated below:

         Thomas J. Lucke          A sum not to exceed $90,000.00

         S. Peter Helland, Jr.    A sum not to exceed $90,000.00

         Subject to the above limitations, the officers of the Company listed above will receive compensation for their services in such capacities as deemed fair and equitable by the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management.

         None of the Units have been purchased by the officers and directors of the Company and there is no intention by any of them to purchase a Unit in the future. There is not, however, a restriction against any officer and/or director of the Company purchasing or owning a Unit.

                             INCOME TAX INFORMATION

         The income tax consequences of investing in a condominium unit operated as part of a resort hotel are complex and not necessarily the same for all Owners. THEREFORE EACH PROSPECTIVE OWNER SHOULD CONSULT THEIR OWN TAX ADVISER CONCERNING FEDERAL STATE AND LOCAL INCOME AND OTHER TAX LAWS THAT MAY APPLY TO HIS OWNERSHIP OF A UNIT.

         The following discussion contains (1) a description of the opinion of Sweeney & Sweeney, S.C., counsel to the Company, that, subject to the fulfillment of certain factual conditions, the RPA Agreements, in the aggregate, will create an association taxable as a partnership for federal income tax purposes, and (2) a summary of the federal income tax consequences considered to be of material interest to a typical purchaser of a Unit operated as part of the Units under the RPA Agreement. Other than the opinion described in (1) above, counsel has not rendered any opinion with respect to the tax consequences of owning a Unit under the RPA Agreement, and no legal opinion has been rendered as to the specific application of the provisions summarized below to a particular Owner or to the actual operations under the RPA Agreement.

         Both the opinion and the summary are based on existing law, regulations, interpretive rulings and Judicial decisions as of April 1, 1997. Legislative, regulatory or interpretive changes or future court decisions may significantly affect both the opinion and the summary. Any such changes may or may not be retroactively applied to transactions entered into or completed prior to the change. Moreover, there is substantial uncertainty concerning the tax consequences of owning a Unit under the RPA Agreement, and some of the deductions claimed by an Owner may be challenged by the Internal Revenue Service ("IRS"). Final disallowance of such deductions could adversely affect the economics of owning a Unit.


Overview of Income Tax Treatment.

         This section is a brief overview of the expected federal income tax consequences of owning a Unit under the RPA Agreement. This overview is not intended to be a substitute for the more complete discussion that follows.

         1.      Each Owner will acquire four interests:

         (a) the cubical constituting the Unit as defined in the Declaration and its furnishings;

         (b) an undivided interest in the common areas and common elements as described in the Declaration;

         (c) an access and use right, to the recreational facilities and other amenities associated with the Wilderness Hotel & Resort pursuant to established rules and fees if applicable; and

         (d) participation in the rental pool created for that type of Unit. The Units will be owned by each Owner as such Owner's separate property.

Participation in the Rental Pool created by the RPA Agreements will be characterized as a partnership interest for federal income tax purposes. It is expected that only an Owner's share of Rental Pool income and expenses will be governed by the tax principles applicable to partnerships. (See "The Rental Pooling and Agency Agreement" below). Except for those expenses connected with the Rental Pool, expenses incurred by an Owner (e.g., mortgage interest, property taxes and depreciation) will likely be governed by the tax principles generally applicable to a condominium Owner who rents the condominium Unit.

         2. Deductions for certain expenses incurred by an Owner (referred to in this Prospectus as "Additional Expenses Applicable to the Activity") may be available to an Owner. (e.g. depreciation, real estate taxes, personal property tax and any interest paid on a mortgage) (See "Tax Treatment of Expenses of Unit Ownership" below).

         3. Deductions for certain other expenses incurred by an Owner (referred to in this Prospectus as either "Rental Pool Expenses" and/or "Condominium Association Expenses and sometimes collectively referred to as "Room Operating Expenses" or "Operating Expenses") may, under certain circumstances, be limited to the income realized by the Owner from his/her Unit. (See "Limitations on Deductions Limited by Basis, Personal Use and Passive Activity" page 47).

         4. Except for certain depreciation deductions "recaptured" as ordinary income, the amount of an Owner's net gain, if any, realized on the sale of a Unit will be taxed as long-term capital gain, provided the Unit has been held as an investment for more than one year. (See "Tax Treatment of Expenses of Unit Ownership - Depreciation" and "Sale of a Unit" below).

Tax Treatment of Owner's Acquisition Costs.

         Allocation. In general, for federal income tax purposes, an Owner will be required to allocate the Unit purchase price and other costs incurred in connection with purchasing a Unit (see "THE OFFERING - Purchase Prices," page 31); among (1) the Unit, (2) its furnishings; and (3) rights of access and use of recreational amenities at the Wilderness Hotel & Resort.

         The portion of the acquisition costs allocated to the Unit and its furnishings cannot be deducted and must be capitalized. The cost of a Unit and its furnishings will constitute an Owner's tax basis in such property and will be recoverable either through the annual depreciation allowance (see "Tax Treatment of Expenses of Unit Ownership - Depreciations" below) or as an offset against the selling price in the computation of gain or loss on sale or disposition of such property. (See "Sale of Unit" below.)

         Other Acquisition Costs. Other acquisition costs, in addition to the Unit purchase price, will be incurred by an Owner and are described on page 33 of this Prospectus. The recording fees, transfer fee if paid by Purchaser and cost of title insurance will not be immediately deductible and must be capitalized and added to the Owner's tax basis in the Unit.

         Loan fees and other loan costs will not be immediately deductible and will not be considered part of the cost of the mortgaged property. Such costs must be capitalized and may be deducted by amortizing them over the life of the loan.

Tax Treatment of Expenses of Unit Ownership.

         In general, the deductible expenses incurred by Owners will fall into three categories:
(1) Additional Deductions Applicable to the Activity; (2) Condominium Association Expenses; and (3) Rental Pool Expenses.

         1.      Additional Expenses Applicable to the Activity.

         Interest. Interest paid on any indebtedness incurred to purchase or carry a Unit will be deductible by an Owner, subject to Personal Use and Passive Activity.

         Property Taxes. Property taxes will be deductible, subject to Personal Use and Passive Activity Rules, for federal income tax purposes.

         Depreciation.   Because the real estate improvements are for transient
occupancy, appropriate tax law provides that the cost of improvements to real property, such as the cost of a Unit (less the assigned basis for the land), may be depreciated over a 39 1/2-year recovery period, subject to Personal Use and Passive Activity Rules. The cost of a Unit must be depreciated pursuant to the statutory rate.

         When improvements to real property subject to depreciation are disposed of by sale, foreclosure or otherwise, any gain, up to the amount of all depreciation deductions previously taken will be "recaptured".

         An Owner's furniture will be assigned a statutory recovery period of seven years and may be depreciated over such period pursuant to statutory rates. As an alternative an Owner may elect to use the straight-line method of depreciation over the assigned seven-year recovery period (or other longer recovery periods provided in the statute).

         When furniture subject to depreciation is disposed of by sale, foreclosure of otherwise, any gain, up to the amount of depreciation deductions previously taken, will be "recaptured" and subject to tax as ordinary income rather than capital gain.

         2.      Condominium Association Expenses.

         Maintenance and Repair Expenses. The cost of maintenance and repairs in the Common Areas and Common Elements of the Condominium which neither materially add to the value of property nor appreciably prolong its useful life, will be deductible, subject to the Personal Use and Passive Activity Rules. However, if repairs are in the nature of replacements and arrest the deterioration or appreciably prolong the life of property, they generally must be capitalized and may be recovered through depreciation allowances.

         Insurance Premiums. Deductions, subject to the Personal Use and Passive Activity Rules, are permitted for the cost of insurance against fire, storm, theft, accident and similar losses related to the Common Areas and Common Elements of the Condominium. Premiums which provide insurance coverage for more than one year may have to be amortized over the coverage period.

         Assessments. Assessments or fees paid to the Association during the Owner's taxable year (including reserve amounts) may be immediately deductible by the Owner. In addition, any assessments that are considered a capital contribution are not deductible.

         3.       Rental Pool Expenses.

         Maintenance and Repair Expenses. The cost of maintenance and repairs which neither materially add to the value of property nor appreciably prolong its useful life, will be deductible. However, if repairs are in the nature of replacements and arrest the deterioration or appreciably prolong the life of property, they generally must be capitalized and may be recovered through depreciation allowances.

         Insurance Premiums. Deductions are permitted for the cost of insurance against fire, storm, theft, accident and similar losses. Premiums which provide insurance coverage for more than one year may have to be amortized over the coverage period.

         Status. Each Owner who rents their Unit will be required to enter into an RPA Agreement with the Company (see "DESCRIPTION OF THE RENTAL POOL," page 38). It is the opinion of counsel for the Company that the RPA Agreements, in the aggregate, will not create an association taxable as a partnership. Counsel's opinion is subject to the condition that the pooling arrangement will be operated in accordance with the form of RPA Agreement attached as Exhibit 4-A to this Prospectus. Counsel's opinion is based on the present provisions of the Code, Treasury regulations and the present interpretations of those provisions by the IRS (all of which are subject to change at any time with or without retroactive application). There is no assurance that the IRS will agree that the Rental Pool should be classified as a partnership for tax purposes. If the conditions to counsel's opinion are not satisfied, or if there is a change in the applicable statute or regulations (or the interpretation thereof) counsel's opinion that the Rental Pool will be classified as a partnership may change.

         If the RPA Agreements were not treated for federal income tax purposes as creating an association taxable as a partnership, net amount of the income and expenses of the Rental Pool would be reflected on a corporate tax return rather than passed through to each Owner. If the relationship created by the RPA Agreements were to be considered a corporate taxable entity, responsible for the payment of taxes at corporate rates, then distributions of income to the Owners would under most circumstances be treated as taxable dividend income to them. As a result, an Owner's share of income from the Rental Pool would be subject to "double taxation," once at corporate rates and once as dividend income to the Owner.

         The Company has been advised by its counsel that the RPA Agreements will be treated as creating a partnership for federal income tax purposes. Until advised otherwise, the Company intends to treat the RPA Agreements as creating a partnership and will file partnership tax returns with respect to Rental Pool income and expenses. Only an Owner's share of Rental Pool income and expenses will be governed by partnership tax principles and that all other tax consequences relating to the ownership of a Unit will be governed by the tax principles generally applicable to a condominium owner who is not part of a rental pool.

         4.      Deduction Limited by Basis/Personal Use and Passive Activity
Rules.

         Personal Use of Interest

         If the Owner makes personal use of his or her Unit, any expenses incurred in connection with the personal use will not be deductible for federal income tax purposes. Further, if the Owner makes personal use of his/her Unit in excess of 14 days per year, then it is possible that no expenses would be deductible except for those deductible as a vacation home.

         Passive Activity Income and Loss

         The Code further limits the deductibility of losses in certain circumstances by providing that passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive activity income, not wages or portfolio income (such as dividends, interest, annuities and royalties). Any passive activity losses in excess of passive activity income in one year may be used to offset passive activity income in a future year.

         In general, a passive activity is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity (this investment is not anticipated to be considered a rental activity due to the nature of the transient hotel rental activity).

         For purposes of the passive loss rules, a taxpayer may have a trade or business activity even if the taxpayer does not meet the general standard under
Section 162. Under Section 1.469-1T(e)(2)(ii) of the Regulations, a trade or business activity includes an activity that is engaged in for the production of income. Thus, expenses that are otherwise deductible under Section 212 of the Code may be subject to disallowance under the passive activity loss rules.

         Trade or business activities are treated as passive unless the taxpayer materially participates in the activity. Under Section 469 of the Code, a taxpayer is not treated as materially participating in an activity unless his or her involvement in the operation of the activity is regular, continuous, and substantial. The Regulations interpret this standard by providing that a taxpayer materially participates in an activity if an only if the taxpayer meets any one of seven tests. The first six tests are quantitative, whereas the seventh test involves a consideration of the facts and circumstances of a taxpayer's involvement in an activity.

         Tax counsel has opined that an Owner will not be treated as materially participating under any of these seven tests in any activity associated with a business use of his or her Unit because, under the terms of the RPA Agreement, sole authority for the management and operation of the Units resides in the Company. Therefore, income or loss generated by an Owner's use of his or her Unit will be passive income or loss.

         Basis

         In addition to the above limitations imposed upon the deductibility of losses Section 465 of the Code further limits the deductibility of losses by individual taxpayers from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a taxpayer because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. In determining the amount of loss, if any, disallowed under Section 465, Sections 183 and 280A are applied prior to the application of Section 465 and Section 469 is applied after any limitation under Section 465 is determined.

         A taxpayer will initially be considered to be "at risk" in an activity to the extent of (1) the amount of money and the adjusted basis of other property contributed to the activity by the taxpayer; (2) amounts borrowed by the taxpayer for use in the activity, except as described below, provided the taxpayer is personally liable for the repayment of such borrowed amounts or has pledged property (other than property used in the activity) as security for the repayment of such borrowed amounts; and (3) the taxpayer's share of any "qualified nonrecourse financing" which is secured by real property used in the activity. A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or similar agreements.

         Taxation of Partnerships and Partners. A partnership is not a separate taxable entity for federal income tax purposes. However, a partnership is required to file an informational tax return which reflects the computation of the partnership's income and loss and each partner's share of such income or loss. In computing his income tax lability each partner is required to take into account his share of the partnership's taxable income whether or not it is distributed to him, and may take into account his share of partnership losses, subject to certain limitations on deduction of partnership losses.

         A partner's share of a partnership's taxable income or loss is determined in accordance with the allocations in the partnership agreement (which in the case of Unit Owners would be the RPA Agreements); provided, such allocations have "substantial economic effect" as determined for tax purposes. If the IRS challenges the allocations in the RPA Agreements, such allocations will be determined in accordance with each Owner's "interest" in the partnership created by the RPA Agreements, which is to be determined "by taking into account all of the facts and circumstances." In the event the allocations in the RPA Agreements are set aside, it is expected that any resulting allocations will not be significantly less favorable to the Owners than those in the form of RPA Agreement attached hereto as Exhibit 4-B.

         Each owner's share of the Rental Pool income, gain, loss, deduction, tax credit, or tax preference items for any year will be reflected on the Owner's tax return for his taxable year in which or with which the partnership's taxable year ends. Each Unit Owner's share of such items will be determined in accordance with the allocation of such items share of Rental Pool in the RPA Agreement, if such allocation has "substantial economic effect."

         In general, an Owner's partnership capital account will be increased by his/her share of the net Rental Pool taxable income allocated to him/her and any cash contributions, if any; and will be decreased by his/her share of the net Rental Pool tax losses allocated to him/her and any distributions. Because a partner's capital account is increased by his share of partnership income, a subsequent cash distribution of such income to him is usually not a taxable event but results in a reduction in his capital account.

         Although a partnership is not subject to federal income tax on its income, it is required to file with the IRS annual information returns reporting its income and expenses and listing the names and addresses of each partner. If the partnership fails to file the return, it is subject to both civil and criminal penalties. The civil penalty is $50 per month per partner for the number of months (up to five months) that the return is delinquent unless the partnership establishes reasonable causes for the failure to file. The amount of the penalty is a partnership liability, and individual partners are liable for the penalty to the extent of their liability for partnership debts in general. The Owners will be, jointly and severally, liable for all partnership debts.

         Rental Pool Income. In general, all of an Owner's share of Net Revenues (See Definitions) as reported on the Owner's K-1 form, will be taxed as ordinary income. Because of payments for debt service, capital acquisitions, or money retained for working capital and because of depreciation the taxable income as reported on the K-1 will not be equal to the amount of cash actually distributed to the owner income. As a result Owners may have to report and pay tax on such income not distributed to them. (See "Tax Treatment of Expenses of Unit Ownership - Condominium Association Expenses and Rental Pool Expenses" above.)

Tax Treatment Of The Condominium Association.

         The Condominium Association will be charged with operation, management, repair, maintenance and improvement of the common elements of the Units. The Association will contract with the Company to perform its management functions.

         Because the Units will be occupied by transient guests, it is expected that the Units will not be deemed "used as a residence" within the meaning of section 528 of the Code. As a result, although the Association will be formed as a not-for-profit corporation under Wisconsin law, it will be a taxable corporation for federal income tax purposes. Moreover, if the Association deposits any funds in a savings account or invests surplus funds in treasury bills or the like, such interest will also constitute taxable income to the Association.

         In general, when section 528 does not apply, it is the position of the IRS that dues, fees and assessments for operation and maintenance received from Owners and other Association members (sometimes collectively referred to in this "Tax Treatment of the Association" section as "members") will constitute income to the Association. However, the Association should be allowed a deduction for amounts expended for management, operation and maintenance of the common elements, but not for amounts placed in a reserve or expended on capital items.

         If the fees paid by members to the Association are special assessments for future capital improvements or replacements, such special assessments will constitute taxable income to the Association. However, if the members vote in favor of specific special assessments for particular future capital expenditures, such assessments may be considered capital contributions to the Association, rather than taxable income. The special assessments will not be considered a capital contribution unless they are clearly labeled as such, the funds received are physically separated from the other Association funds and such assessments are paid voluntarily. In addition, the Association must pass a resolution requiring that such funds be held for the particular future capital improvement or replacement approved by the members and no other use may be made of such funds. An Owner's share of such special assessments will not be deductible by the Owner.

         Section 277 of the Code concerns deduction of expenses incurred by some membership organizations which are not exempt from taxation. It is not entirely clear whether section 277 of the Code will apply to the Association. If it does apply, the Association will be allowed deductions for expenses incurred in maintaining the common elements or the members only to the extent of its income received from the members.

         No IRS Ruling, as to partnership tax status, has been applied for or obtained. There is the possibility, notwithstanding counsel's opinion letter, that the IRS may, on audit, determine, that for tax purposes the RPA Agreement is as association taxable as a corporation, in which case, investors would be deprived of the tax benefits associated with this offering. The opinion letter of counsel is not binding on the IRS. If the IRS classified the RPA Agreement as a corporate association. It would deprive investors of the tax benefits of the offering, only if the IRS determination was upheld in Court or otherwise becomes final. Contesting an IRS determination may impose expenses on the Investor for representation and accounting work in preparing the appeal with the IRS.

         It is possible that in any given year, an Investor's tax liability regarding the RPA Agreement may exceed his/her cash distribution and that to the extent there is such an excess, payment of such taxes will be out-of-pocket expenses by the Investor.

         Upon the sale or other disposition of the Unit, along with the RPA Agreement, there is a risk that an Investor's tax liability may exceed the cash he/she receives at closing and to the extent there is such excess, payment of such taxes will be out-of-pocket expenses to the Investor. The fact of whether the gain from any sale or other disposition is taxed as ordinary income or capital gains depends upon many factors, which are different for many Investors. Some of these include how the Unit was used, how long the Investor owned the Unit and what depreciation schedule may have been applied.

         An audit of the partnership's information return may result in an audit of an Investor's own tax return.

Sale Of A Unit.

         In general, the amount realized on the sale of a Unit must be allocated among (1) the Unit, (2) its furnishings; and (3) use right and access rights to the recreational facilities and other amenities of the Wilderness Hotel & Resort.

         If the Unit is deemed used in a trade or business and has been held for more than one year, the Unit and its furnishings will be classified for income tax purposes as property described in section 1231 of the Code, except in the case of a dealer of such property. The aggregate net gain or loss recognized on all transactions in any taxable year on the disposition of property described in section 1231 is taxed as long-term capital gain or as ordinary loss, as the case may be. However, this treatment will only apply to the portion of any gain which is not taxed as ordinary income under the depreciation "recapture" provisions described above. (See "Tax Treatment of Expenses of Unit Ownership - Depreciation" above.)

         If an Owner is deemed to hold the Unit and its furnishings for investment purpose, then the Unit and its furnishings will be classified as capital assets and the aggregate net gain or loss recognized on the transaction will be taxed as long-term capital gain or capital loss, as the case may be, if the property has been held for more than one year, and as short-term capital gain or short-term capital loss, as the case may be, if the property has been held for one year or less. This treatment will only apply to the portion of any gain which is not taxed a" ordinary income under the depreciation recapture" described above. (See "Tax Treatment of Annual Expenses of Unit Ownership - Depreciation" above.)

         If an Owner's Unit is foreclosed or if the sale results in net cash proceeds significantly less than the taxable gain from the sale, an Owner's cash proceeds from the sale of the property may not be sufficient to pay his tax liabilities resulting from the transfer.

         The amount realized from the sale or other disposition of property includes any money received, the fair market value of any property received other than money, any liabilities which the purchaser assumes (or takes subject to) encumbering the transferred properties, and the amount of any debt encumbering the transferred properties which is cancelled or forgiven.

         State And Local Taxes. Owners will also be subject to income taxes in Wisconsin where the Unit is located and the Rental Pool activity is conducted.

INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THESE MATTERS.

                               REPORTS TO OWNERS

         The Company, or any entity performing the Company's duties as agent under the RPA Agreement, will maintain books and records relating to the Rental Pools, and an ownership register at the Wilderness Hotel & Resort or at the Company's corporate headquarters. The Company will adopt, on behalf of the Rental Pools, a calendar year for accounting and reporting purposes and will cause the books and records to be kept in accordance with accounting principles customary to the hotel industry, and will furnish to each Owner promptly after the end of each calendar year a financial statement (which report will have been reviewed by a certified public accountant chosen by the Company). The annual financial statement will include a statement showing financial position, results of operations and cash flows for this fiscal year. In addition, the Company will provide a statement of account showing the amounts allocated to or against the Owner's Individual Rental Pool Account during the year. The Company will also furnish each Owner a copy of the Owner's K-1 covering the Owner's share of the Rental Pool income and expenses. The Company will also deliver to any Owner upon written demand, a rental operations budget prepared annually by the Company, and will permit each Owner reasonable access to the books and records relating to the Rental Pool.

         Each Owner will also receive annually financial statements from the Association, showing financial position, results of operations and cash flows for this fiscal year of the

Association. An Owner may also obtain from the Association a statement of the Owner's account setting forth the amount of any unpaid fees and assessments or other charges due and owing from the Owner, by providing the Association's board of directors and managing agent 10 days' notice and upon payment of a reasonable fee not to exceed $25. The Association will adopt a calendar year for accounting purposes, will maintain its books and records at the Hotel, and will permit each Owner, mortgagee, beneficiary of a deed of trust reasonable access to the books and records.


                                  UNDERTAKINGS

         The undersigned Registrant, the Company, hereby undertakes to file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

         (a) to include the prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (b) to reflect in the prospectus any factor or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent the fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(Section 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fees" table in the effective registration statement;

         c) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


                   SUMMARY OF PROMOTIONAL AND SALES MATERIAL

         Together with this Prospectus, the Company intends to furnish Investors with preliminary floor plans of the Units and with a sales brochure
highlighting certain features of the Units.   This brochure will include
pictures of the Wilderness Hotel & Resort, a simulated picture of Phases I and II as located within the Wilderness Hotel & Resort and selected drawings of the Units and other amenities. The Company will also furnish Investors with various Wilderness Hotel & Resort promotional materials, including but not limited to the Wilderness Promotional Brochure. All of these sales materials have been filed as Exhibits to the Registration Statement to which this Prospectus is a part.

         At this time the Company does not intend to hold sales meetings or seminars to promote sales of the Units, and it has no current plans to use media advertising in connection with this Offering.

                               LEGAL PROCEEDINGS

         There are no pending legal proceedings to which the Company is a party or to which the Hotel project or underlying property is subject.

                                    EXPERTS

Accountants

         The balance sheet the Company as of February 28, 1997 included in this Prospectus has been audited by Clifton Gunderson L.L.C., certified public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm, as experts in accounting and auditing, in giving said reports.


Legal Counsel

         Sweeney & Sweeney, S.C., 440 Science Drive, 4th Floor, Madison, Wisconsin 53711, are acting as counsel to the Company with respect to this Offering, and as a result have included counsel's opinion letter in this offering. The opinion letter included herein is on the authority of such firm as experts.

(The balance of this page is intentionally left blank)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Wilderness Development Corporation:



(The balance of this page is intentionally left blank)

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A Developmental Stage Company)

                          Audited Financial Statements

                             WILDERNESS DEVELOPMENT
                                   CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)

                           WISCONSIN DELLS, WISCONSIN

                              FINANCIAL STATEMENTS

                                FEBRUARY 28, 1997


                                                                            74-A

                                TABLE OF CONTENTS

                                                                                         PAGE

INDEPENDENT AUDITOR'S REPORT................................................................1

FINANCIAL STATEMENTS

   Balance Sheet............................................................................2
   Statement of Operations..................................................................3
   Statement of Stockholders' Equity........................................................4
   Statement of Cash Flows..................................................................5
   Summary of Significant Accounting Policies...............................................6
   Notes to Financial Statements............................................................7



                                                                            74-B

                          INDEPENDENT AUDITOR'S REPORT

The Stockholders
Wilderness Development Corporation
   (A Development Stage Corporation)
Wisconsin Dells, Wisconsin

We have audited the accompanying balance sheet of Wilderness Development Corporation, as of February 28, 1997, and the related statements of operations, stockholders' equity, and cash flows for the eight months then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wilderness Development Corporation as of February 28, 1997, and the results of its operations and its cash flows for the eight months then ended, in conformity with generally accepted accounting principles.


/s/ CLIFTON GINDERSON LLC

Madison, Wisconsin
March 11, 1997



                                                                            74-C

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                                  BALANCE SHEET
                                FEBRUARY 28, 1997


                                     ASSETS

Cash                                                                      $     874
Development costs in process - design and feasibility                       108,826
Development costs in process - offering costs                               116,450
Organization costs, less accumulated amorization
    of $333                                                                   3,667
                                                                          ---------

TOTAL ASSETS                                                              $ 229,817
                                                                          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
    Notes payable                                                         $ 212,744
    Accounts payable                                                         30,357
    Accrued interest                                                          8,037
                                                                          ---------

             Total liabilities                                              251,138
                                                                          =========

STOCKHOLDERS' EQUITY
    Common stock, 9,000 shares of $.10 par value authorized;
        562.50 shares issued and outstanding                                     56
    Additional paid-in capital                                                  507
    Deficit accumulated during the development stage                        (21,884)
                                                                          ---------

             Total stockholders' equity                                     (21,321)
                                                                          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $ 229,817
                                                                          =========


These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                            74-D

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                             STATEMENT OF OPERATIONS
                      EIGHT MONTHS ENDED FEBRUARY 28, 1997

REVENUE                                                              $       --
                                                                     ----------
EXPENSES
    Marketing expense                                                    12,624
    Interest expense                                                      8,801
    Amortization expense                                                    333
    Bank charges                                                            126
                                                                     ----------

        Total expenses                                                   21,884
                                                                     ----------
NET LOSS                                                             $  (21,884)
                                                                     ==========


These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                            74-E

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      EIGHT MONTHS ENDED FEBRUARY 28, 1997

                                                                        RETAINED
                                NUMBER        COMMON       PAID IN      EARNINGS
                              OF SHARES       STOCK        CAPITAL      (DEFICIT)        TOTAL
                              ----------    ----------    ----------    ----------     ----------
BALANCE, JULY 1, 1996                 --    $       --    $       --    $       --     $       --

Sale of common stock              562.50            56           507            --            563

Net loss                              --            --            --       (21,884)       (21,884)
                              ----------    ----------    ----------    ----------     ----------
BALANCE, FEBRUARY 28, 1997        562.50    $       56    $      507    $  (21,884)    $  (21,321)
                              ==========    ==========    ==========    ==========     ==========

These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                            74-F

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                             STATEMENT OF CASH FLOWS
                      EIGHT MONTHS ENDED FEBRUARY 28, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                        $   (21,884)
    Amortization                                                            333
    Effects of changes in operating assets and liabilities:
       Accounts payable                                                  30,357
       Accrued expenses                                                   8,037
                                                                    -----------
         Total cash provided by operating activities                     16,843
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Development costs in process                                       (225,276)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Payment of organization costs                                        (4,000)
    Proceeds from sale of common stock                                      563
    Proceeds from note payable                                          212,744
                                                                    -----------

         Total cash provided by financing activities                    209,307
                                                                    -----------

NET INCREASE IN CASH                                                        874

CASH, BEGINNING OF PERIOD                                                    --
                                                                    -----------
CASH, END OF PERIOD                                                 $       874
                                                                    ===========


These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.

                                                                            74-G

                       WILDERNESS DEVELOPMENT CORPORATION

                        (A DEVELOPMENT STAGE CORPORATION)
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                FEBRUARY 28, 1997


Wilderness Development Corporation (A Wisconsin Corporation), was formed in July, 1996. The corporation is developing condominiums in Wisconsin Dells, WI. Significant accounting policies followed by the corporation are presented below:

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual amounts could differ from those estimates.

DEVELOPMENT COSTS

Cost related to the offering, design and feasibility of the project have been capitalized by the corporation. The development costs will be expensed pro rata as individual condominium units are sold. Management expects to sell all of the units over the next two years.

ORGANIZATION COSTS

Costs incurred in organizing the corporation are amortized over five years.

INCOME TAXES

The corporation has elected S corporation status under the provisions of the tax code for both federal and state income taxation. As a result, the taxable income and income tax credits are passed through to its stockholders.


This information is an integral part of the accompanying financial statements.

                                                                            74-H

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 1997


NOTE 1 - DEVELOPMENT STAGE OPERATIONS

The corporation was formed July 25, 1996. Operations since that time have consisted primarily of preparing documents for a security offering, obtaining financing, land surveying, and architectural designing.

NOTE 2 - NOTE PAYABLE

The note is payable September 15, 1997 and bears interest at 9.75%. The maximum credit available is $400,000. The note is secured by real estate of a related entity.


This information is an integral part of the accompanying financial statements.

                                                                            74-I

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Marketing Arrangements.

            No arrangement is known to the Registrant or to any person named in answer to Items 2 or 19(a) to have been made for any of the following purposes:

            (a) To limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution.

            (b) To stabilize the market for any of the securities to be offered.

            (c) For withholding commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of his participation.

Item 22.  Other Estimated Expenses of Issuance and Distribution.

            Estimated expenses in connection with the Offering are as follows:

                   Registration Fee - Securities and
                      Exchange Commission.........$ 6,547.47
                   Cost of Printing................10,000.00
                   Legal Fees.....................150,000.00
                   Accounting Fees.................25,000.00
                   Blue Sky Fees....................5,000.00
                   Miscellaneous Expenses...........2,000.00

                                   TOTAL         $198,547.47

Item 23. Relationship with Registrant of Experts Named in Registration
Statement.

            No expert named in the Registration Statement as having prepared or certified any part thereof was employed for such purpose on a contingent basis or at the time of such preparation or certification or at any time thereafter had a substantial interest in the Registrant or any of its affiliates or subsidiaries or was connected with the Registrant or any of its affiliates or subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

Item 24.  Sales to Special Parties.

            No sales of securities being registered hereunder have been made to any person by Registrant at a price varying from that at which securities of the same class, i.e., the within described hotel-condominium units coupled with rental pooling agreements, are to be offered to the public pursuant to this registration. No securities are being offered hereunder on behalf of anyone other than the Registrant.

Item 25. Recent Sales of Unregistered Securities.

            Registrant has not made any sales of unregistered securities during the past three years except the sale of the capital stock in the initial organization of Registrant, which sale was exempt from registration under both
Section 4(2) and Section 3(a)(11) of the Securities Act of 1933, as amended.

Item 26. Subsidiaries of Registrant.

            Registrant has no subsidiary.

Item 27.  Franchises and Concessions.

            Registrant has no franchise or concession.

Item 28.  Indemnification of Directors and Officers.

            Provisions regarding indemnification of officers and directors of registrant contained in Article IX of the Company's Bylaws (Exhibit 3-B to this Registration Statement) are incorporated herein by this reference.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the Company's directors, officers and controlling persons pursuant to the indemnification provisions incorporated by the above reference or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification may be against public policy as expressed in the Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate Jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 29. Treatment of Proceeds from Stock Being Registered.

            Not applicable.

Item 30.  Financial Statements and Exhibits.

            (a)         Financial Statements:

                        (1)         Included in Prospectus:

                                    (i)         Wilderness Development
                                                Corporation:

                                                Report of Independent Public
                                                Accountants; Balance Sheet as of
                                                December 31, 1996; and Notes to
                                                Balance Sheet

                        (2) Not included in the Prospectus or Registration Statement:

                                    In accordance with the provisions of
                                    Regulation S-X for Form S-1, the schedules for Form S-1 are omitted as being inapplicable, not required or because the information is included in the balance sheet or notes thereto.

            (b)         Exhibits:

                        1           None.
                        2           None.
                        3-A         Articles of Incorporation of Wilderness
                                    Development Corporation.
                        3-B         Bylaws of Wilderness Development
                                    Corporation.
                        3-C         Organizational Consent of Directors and 1996
                                    Consent of Directors.
                        4-A         A copy of the form of Wilderness Hotel
                                    Condominium Construction and Sales
                                    Agreement.
                        4-B         A copy of the form of Rental Pooling and
                                    Agency Agreement.
                        4-C         Preliminary Price List.
                        5           None.
                        6           None.
                        7           None.
                        8           Form of Opinion and consent of Sweeney &
                                    Sweeney, S.C. as to United States income tax
                                    matters.
                        9           None.
                        10-A        Draft Condominium Declaration for Wilderness
                                    Hotel Condominium Association, Inc.
                        10-B        Draft Articles of Incorporation of
                                    Wilderness Hotel Condominium Association,
                                    Inc.
                        10-C        Draft Bylaws of Wilderness Hotel Condominium
                                    Association, Inc.
                        10-D        Draft Management and Use Agreement between
                                    the Association and Wilderness Hotel &
                                    Resort, Inc.
                        10-E        Use and Access Agreement between Unit
                                    Owners, Registrant, Wilderness Hotel &
                                    Resort, Inc., Wild Golf, Inc. an Tom and
                                    Terri Lucke
                        11          None.
                        12          None.

                        13          None.
                        14          None.
                        15          None.
                        16          None.
                        17          Unit Descriptions
                        18          Economic Models and Information

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the City of _____________, State of Wisconsin on the ______ day of ________________, 1997.

                                       WILDERNESS DEVELOPMENT CORPORATION


                                       By: _______________________________
                                              Thomas J. Lucke, President

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures

_______________________________    President and         _________________, 1997
Thomas J. Lucke                    Director


_______________________________    Secretary/Treasurer   _________________, 1997
S. Peter Helland, Jr.              and Director

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of Wilderness Development Corporation (the "Corporation"), hereby constitutes and appoints Thomas J. Lucke as his true and lawful attorney and agent for him in his name, place and stead, in any capacity, with respect to the execution, delivery and filing of a registration statement with the Securities and Exchange Commission on Form S-1 registering 133 hotel-condominium units in the Wilderness Resort Hotel, together with 133 rental pooling and agency agreements, to be sold by the Corporation, and any amendment or amendments to the registration statement (including post-effective amendments) and any and all instruments necessary to or in connection therewith, to attest the seal of the Corporation thereon, and to file the same with the Securities and Exchange Commission, such attorney and agent to have power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever necessary or as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

            EXECUTED this ___ day of __________________, 1997.



                                       __________________________________
                                       Thomas J. Lucke


                                       __________________________________
                                       S. Peter Helland, Jr.




STATE OF _______)
                                     )ss.
COUNTY OF ______)

            Personally came before me this ___ day of __________, 1997, the above- named Thomas J. Lucke and S. Peter Helland, Jr., to me known to be the persons who executed the foregoing instrument and acknowledge the same.


_____________________________________

*____________________________________

Notary, State of ____________________

                       WILDERNESS DEVELOPMENT CORPORATION

                             Secretary's Certificate

            The undersigned certifies that he is the secretary of Wilderness Development Corporation, a Wisconsin corporation, (the "Corporation") and that as such he is authorized to execute this certificate on behalf of the Corporation, and further certifies that the following resolution was adopted by Consent of Directors executed as of __________________, 1997:

                        RESOLVED that each officer and director who may be
            required to execute the registration statement [for the sale of 133 hotel-condominium units in the Wilderness Resort, together with 133 mandatory rental pooling and agency agreements] or any amendment thereto (whether on behalf of the Corporation or as officer or director thereof or by attesting the seal of the Corporation or otherwise) is authorized to execute a power of attorney appointing Thomas J. Lucke as true and lawful attorney and agent to execute in his name, place and stead, in any capacity, such registration statement and any and all instruments necessary to or in connection therewith, to attest the seal of the Corporation thereon, and to file the same with the securities and Exchange Commission, such attorney and agent to have power to act and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done as fully and to all intents and purposes as any such officer,or director might or could do in person.

            IN WITNESS WHEREOF, the undersigned has executed this certificate this __________ day of ________________, 1997.

                                          ______________________________________
                                          S. Peter Helland, Jr.
                                          Secretary

                                    GLOSSARY

            The following defined terms are used throughout this Prospectus.

            "Access and Use Fee". The monthly fee paid by the Owner to Wilderness Hotel & Resort, Inc. for use and access to the recreational amenities located at the Wilderness Hotel & Resort. All rights of access and use are subject to the Access and Use Agreement (a copy of the Access and Use Agreement is attached herein as Exhibit 4-D)

            "Association".  The Wilderness Hotel Condominium Association, Inc.

            "Condominium Construction and Sales Agreement". That certain construction and sales agreement between the Company and an Investor (see "Exhibit 4-A").

            "Condominium Hotel Project". The Wilderness Hotel Condominium construction project contemplated for the completion of the Units in Phases I and II.

            "Condominium Monthly Assessment". A monthly charge due to the Association from the members of the Association for the upkeep, maintenance, repair and replacement of the Association's Property.

            "Declaration". The condominium declaration for the Condominium Hotel Project.

            "Default". A breach of any term in the Condominium Construction and Sale Agreement. In the event the Condominium Construction and Sale Agreement is breached by the Company, the Investor shall receive back its Downpayment from the Escrow and shall have varying legal remedies against the Company. In the event of a default by the Investor, the Company shall have the right to retain the Downpayment held in Escrow as liquidated damages, or suing for actual damages, or both.

            "Downpayment". A Downpayment, pursuant to the Condominium Construction and Sale Agreement, shall be ten percent (10%) of the Unit's purchase price, to be held in escrow, pursuant to the terms of this offering and the Condominium Construction and Sale Agreement.

            "Escrow". Escrow shall be the funds deposited for a Downpayment, pursuant to the Condominium Construction and Sale Agreement, representing ten percent (10%) of the purchase price. The escrow funds will be placed into an escrow account. An independent escrow agent shall be appointed to hold the funds in the escrow account. At closing, the escrow agent shall fund the downpayment to the closing agent for purposes of closing the transaction.

            "Gross Room Revenues". All revenues and income actually received by the Company, as agent for the Owners, from or in connection with the rental of all of the Units being operated by the Company under the RPA Agreement, not including any nominal sums received by the Company as a reimbursement of costs involving discounted room prices and/or any Personal use Nights by the Unit Owners.

            "Investor".  A person or entity who buys a Unit.

            "Liquidated Damages". In the event of a buyer default under the Condominium Construction and Sale Agreement, resulting in the failure to close the proposed transaction, then the seller would be allowed to have the downpayment paid from the escrow to the seller as agreed upon damages.

            "Management Fees". The compensation to be paid by each Owner to the Company for its management and operation of the Units pursuant to the RPA Agreement. The amount of the Management Fee is 35% of each Owner's share of Gross Room Revenues.

            "Members". Members of the Wilderness Hotel Condominium Association, Inc. shall be the Unit Owners.

            "Net Rental Income". An Owner's share of Gross Room Revenues less his/her share of Room Operating Expenses and Management Fees.

            "Personal Use Night(s)". Any or all night(s) which any Unit is used for personal use by a Unit Owner without compensation to the Rental Pool. It is expressly acknowledged by any Investor that a Personal Use Night(s) shall be limited to ten (10) nights and be subject to availability within a Unit Owner's Rental Pool and terms of this Offering, the RPA Agreement and all rules and regulations (see page 42).

            "Rental Pool(s)". The arrangement established by the RPA Agreement, pursuant to which each initial Owner (and those Transferees entering into an RPA Agreement with the Company who desire to rent their Unit) will share the rental income and expenses related to the Company's operation, as agent for such Owners. There are seven (7) separate Rental Pools, as more particularly described in the RPA Agreement.

            "Room Operating Expenses" and/or "Operating Expenses". All expenses that will be incurred by an Owner in connection with owning and renting a Unit (except property taxes and interest on any debt incurred to purchase or carry a Unit.) (See: Additional- Deductions/Expenses Applicable to the Activity, page 63.) All costs, charges and expenses attributable to the operation, maintenance and repair of the Units and common areas as hotel rental accommodations under the RPA Agreement, including without limitation the Management Fee; costs of laundry service; guest supplies and utilities repair and maintenance expenses; credit card commissions; insurance; bad debt losses; and fees for legal, accounting and other professional services.

            "RPA Agreement". The form of Rental Pooling and Agency Agreement under which the Rental Pools are established and pursuant to which the Company is appointed agent for the Owners with respect to the Rental Pools. A copy of the RPA Agreement is set forth as Exhibit 4-B attached to this Prospectus.

            "Transferee". The owner of a Unit by virtue of a valid transfer from a previous Unit Owner.

            "Unit" or "Units". One or all of the 133 hotel-condominium units, as the case may be, offered pursuant to this Offering, located at 511 E. Adams Street, Wisconsin Dells, Wisconsin. The Units consist of the following: (a) the cubical constituting the Unit as defined in the Declaration and its furnishings;
(b) an undivided interest in the common areas and common elements as described in the Declaration; (c) an access and use right, to the recreational facilities and other amenities associated with the Wilderness Hotel & Resort pursuant to established rules and fees if applicable; and (d) participation in the Rental Pool created for that type of Unit.

            "Wilderness Hotel & Resort". The resort complex consisting of the portion of the Wilderness Hotel & Resort not condominimized, the condominium common elements, the Units and the recreational facilities and golf facilities.

            "Wisconsin Dells Area". That geographical area that includes areas north of Interstate 90/94, beginning at Highway 12-Interstate 90/94 Exit and ending at the Highway 16-Interstate 90/94 Exit. The area shall run north to the limits of the municipalities of the City of Wisconsin Dells, Town of Lake Delton and Village of Lake Delton.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the use of our report containing the audited Balance Sheet Statement Of Operation, Cash Flow and Shareholder's Equity and to all references to our Firm included in or made a part of this Registration Statement.

                                               CLIFTON GUNDERSON L.L.C.


Madison, Wisconsin
July 3, 1997                                   By:________________________



                           __________________________



                        CONSENT OF COUNSEL TO THE COMPANY

            The consent of Sweeney & Sweeney, S.C. to all references made to them in the Prospectus included as a part of the Registration Statement of Wilderness Development Corporation, and all amendments thereto, is included in their opinion filed as Exhibit 8 to the Registration Statement.




             (The balance of this page is intentionally left blank)

                           133 HOTEL-CONDOMINIUM UNITS

                                       IN

                             WILDERNESS RESORT HOTEL

                                  TOGETHER WITH

                      133 OPTIONAL EXCLUSIVE RENTAL POOLING

                              AND AGENCY AGREEMENTS





                                    EXHIBITS


                                   filed with

                             REGISTRATION STATEMENT

                                       on

                                    FORM S-1




                                 VOLUME I OF III

                                INDEX TO EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                      OF WILDERNESS DEVELOPMENT CORPORATION

                                                                                   Page Number In
                                                                                     Sequentially
                                                                                         Numbered
Exhibit Title                                                                            Document
-------------                                                                            --------

The Security
------------

4-A Draft Wilderness Hotel Condominium Construction and Sales Agreement.......................E-1
4-B Rental Pooling and Agency Agreement.......................................................E-5
4-C Preliminary Price List ..................................................................E-23

The Condominium Documents
-------------------------

10-A Draft Condominium Declaration for Wilderness Hotel
            Condominium Association, Inc.....................................................E-24
10-B Draft Articles of Incorporation of Wilderness Hotel
            Condominium Association, Inc.....................................................E-58
10-C Draft Bylaws of Wilderness Hotel Condominium Association, Inc...........................E-61

The Registrant
--------------

3-A Articles of Incorporation of Wilderness Development Corporation..........................E-75
3-B Bylaws of Wilderness Development Corporation.............................................E-76
3-C Organizational Consent of Directors and August 1, 1996 Consent of Directors..............E-92

Material Contracts and Agreements
---------------------------------

10-D Draft Management and Use Agreement between the Association and
            Wilderness Hotel & Resort, Inc...................................................E-95
10-E Use and Access Agreement between Owners, Registrant, Wilderness
            Resort & Hotel, Inc., Wild Golf, Inc. and Tom and Terri Lucke ..................E-105

Opinions
--------

8 Tax Opinion...............................................................................E-110

Sales Materials
---------------

17 Unit Description.........................................................................E-112

18 Economic Model and Information...........................................................E-115
